UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Karuna Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

February 5, 2024
Dear Stockholders:
You are cordially invited to attend a special meeting of the stockholders of Karuna Therapeutics, Inc. (“Karuna”). The special meeting will be held online on March 12, 2024 at 9:00 a.m., Eastern Time (the “special meeting”). You may attend the meeting virtually via the internet at https://www.virtualshareholdermeeting.com/KRTX2024SM, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to attend the special meeting. You will not be able to attend the meeting in person.
At the special meeting, Karuna stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 22, 2023 (as amended or modified from time to time, the “merger agreement”), among Karuna, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”), and Miramar Merger Sub Inc., a wholly owned subsidiary of Bristol-Myers Squibb (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Karuna, the separate existence of Merger Sub will cease, and Karuna will survive the merger as a wholly owned subsidiary of Bristol-Myers Squibb (the “merger”).
If the merger is completed, Karuna stockholders will have the right to receive $330.00 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock, par value $0.0001 per share, of Karuna (“Karuna common stock”), other than cancelled shares and dissenting shares (each as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the merger, which represents a premium of approximately 53.4% over Karuna’s closing stock price on December 21, 2023, the last trading day prior to the announcement of the merger agreement. Approval of the proposal to adopt the merger agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Karuna common stock entitled to vote as of the close of business on the record date (as defined in the accompanying proxy statement).
Karuna common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “KRTX”. The closing price of Karuna common stock on Nasdaq on February 2, 2024, the latest practicable date before the printing of the accompanying proxy statement, was $314.88 per share.
The Karuna board of directors (the “Karuna Board”) has reviewed and considered the terms and conditions of the merger and unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Karuna and its stockholders, and declared it advisable to enter into the merger agreement with Bristol-Myers Squibb and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) adopted a resolution recommending that the merger agreement be adopted by Karuna stockholders. The Karuna Board made its determination after consultation with its outside legal counsel and its financial advisors and consideration of various factors, as more fully described in the accompanying proxy statement.
The Karuna Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.
At the special meeting, stockholders will also be asked to vote on (a) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Karuna to its named executive officers based on or otherwise relating to the merger, as required by the rules adopted by the U.S. Securities and Exchange Commission (the “named executive officer merger-related compensation proposal”), and (b) a proposal to adjourn the special meeting from time to time, if necessary or appropriate, as determined in good faith by the Karuna Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement by Karuna stockholders (the “adjournment proposal”). The Karuna Board unanimously recommends that you vote “FOR” each of these proposals.
The Karuna Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.
If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.
The merger cannot be completed unless Karuna stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting online, please submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy should be submitted. If you attend the special meeting and vote online, your online vote will revoke any proxy previously submitted. If you fail to both return your proxy and attend the special meeting online, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.
The obligations of Karuna, Bristol-Myers Squibb and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Karuna, the special meeting, the merger agreement, the merger, the named executive officer merger-related compensation proposal and the adjournment proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. Karuna urges you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about Karuna from documents it has filed with the U.S. Securities and Exchange Commission.
If you have any questions or need assistance voting your shares of Karuna common stock, please contact Okapi Partners LLC, Karuna’s proxy solicitor, by calling (877) 274-8654 (toll-free) or (212) 297-0720 (banks and brokers).
Sincerely,

/s/ Bill Meury

Bill Meury President, Chief Executive Officer, and Director
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated February 5, 2024 and, together with the enclosed form of proxy card, is first being mailed to Karuna stockholders on or about February 5, 2024.

Karuna Therapeutics, Inc.
99 High Street, Floor 26
Boston, Massachusetts
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE & TIME	March 12, 2024 at 9:00 a.m., Eastern Time
PLACE
The special meeting of stockholders (the “special meeting”) of Karuna Therapeutics, Inc. (“Karuna”) will be held online at https://www.virtualshareholdermeeting.com/KRTX2024SM. You will not be able to attend the meeting in person.

ITEMS OF BUSINESS
• To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 22, 2023 (as amended or modified from time to time, the “merger agreement”), among Karuna, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) and Miramar Merger Sub Inc., a wholly owned subsidiary of Bristol-Myers Squibb (“Merger Sub”) (the “merger proposal”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Karuna, the separate corporate existence of Merger Sub will cease, and Karuna will survive the merger as a wholly owned subsidiary of Bristol-Myers Squibb (the “merger”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

• To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Karuna to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”); and

• To consider and vote on a proposal to adjourn the special meeting from time to time, if necessary or appropriate, as determined in good faith by the Karuna board of directors (the “Karuna Board”), including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).

RECORD DATE AND SHARES ENTITLED TO VOTE
Only holders of record of common stock, par value $0.0001 per share, of Karuna (“Karuna common stock”), at the close of business on January 26, 2024 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment of the special meeting. Each share of Karuna common stock will be entitled to one vote.

VOTING BY PROXY
Your vote is very important, regardless of the number of shares you own. The Karuna Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote online at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Karuna Board unanimously recommends that you vote: • “FOR” the merger proposal; • “FOR” the named executive officer merger-related compensation proposal; and • “FOR” the adjournment proposal.

APPRAISAL
Record holders and beneficial owners of shares of Karuna common stock who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of Karuna common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated therein by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING ONLINE, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU ATTEND THE SPECIAL MEETING AND VOTE ONLINE, YOUR ONLINE VOTE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU FAIL TO BOTH RETURN YOUR PROXY AND ATTEND THE SPECIAL MEETING ONLINE, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE SPECIAL MEETING AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT. SIMILARLY, IF YOU HOLD YOUR SHARES IN “STREET NAME” AND FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT.
Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.
If you are a beneficial owner of shares held by a broker, bank or other nominee and you wish to vote in person at the online special meeting, you must bring to the online special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the online special meeting.
In order to vote online and examine the list of the stockholders entitled to vote at the special meeting, you will need to log onto https://www.virtualshareholdermeeting.com/KRTX2024SM and enter the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials. If your shares of Karuna common stock entitled to vote are registered directly in your name, you are considered the holder of record with respect to such shares of Karuna common stock and you have the right to attend the special meeting and vote online. If your shares of Karuna common stock entitled to vote are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such Karuna common stock. As such, in order to vote online at the special meeting, you must follow the instructions provided by your bank, brokerage firm or nominee.
The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement, the named executive officer merger-related compensation proposal and the adjournment proposal, and provides specific information concerning the special meeting. Karuna urges you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Karuna common stock, please contact Karuna’s proxy solicitor, Okapi Partners LLC.
By Order of the Karuna Board,

/s/ Mia Kelley

Mia Kelley
General Counsel and Secretary
Boston, Massachusetts
February 5, 2024

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SUMMARY TERM SHEET
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of Karuna stockholders. Karuna urges you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents referenced in this proxy statement. For additional information on Karuna included in documents incorporated by reference into this proxy statement, see the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 98. Page references are included in this summary to direct you to a more complete description of the topics presented below.
Certain Definitions
As used in this proxy statement, unless otherwise noted or the context requires otherwise:
•	“Karuna” refers to Karuna Therapeutics, Inc., a Delaware corporation;
•	“Bristol-Myers Squibb” refers to Bristol-Myers Squibb Company, a Delaware corporation;
•
“Merger Sub” refers to Miramar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Bristol-Myers Squibb that was formed solely for the purpose of entering into a merger agreement and engaging in transactions of the nature contemplated by the merger agreement;

•	“Karuna common stock” refers to the common stock, par value $0.0001 per share, of Karuna;
•	“Karuna Board” refers to the board of directors of Karuna;
•	“merger” refers to the merger of Merger Sub with and into Karuna with the separate corporate existence of Merger Sub ceasing and Karuna surviving as a wholly owned subsidiary of Bristol-Myers Squibb;
•
“merger agreement” refers to the Agreement and Plan of Merger, dated as of December 22, 2023, by and among Karuna, Bristol-Myers Squibb and Merger Sub, as amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein; and

•	Karuna, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”
The Parties
Karuna (see page 25)
Karuna Therapeutics, Inc.
99 High Street, 26th Floor
Boston, Massachusetts 02110
(857) 449-2244
Karuna is a biopharmaceutical company driven to discover, develop and deliver transformative medicines for people living with psychiatric and neurological conditions. At Karuna, we understand there is a need for differentiated and more effective treatments that can help patients navigate the challenges presented by serious mental illness. Utilizing our extensive knowledge of neuroscience, we are harnessing the untapped potential of the brain in pursuit of novel pathways to develop medicines that make meaningful differences in peoples’ lives.
The Karuna common stock is traded on Nasdaq under the ticker symbol “KRTX”.
Karuna’s principal executive offices are located at 99 High Street, 26th Floor, Boston, Massachusetts 02110 and Karuna’s telephone number is (857) 449-2244. Karuna’s corporate web address is www.karunatx.com. The information provided on Karuna’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to Karuna’s website provided in this proxy statement.
Additional information about Karuna is contained in its public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 98.

Bristol-Myers Squibb (see page 25)
Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08540
(609) 252-4621
Bristol-Myers Squibb was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. Bristol-Myers Squibb is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of innovative medicines that help patients prevail over serious diseases on a global basis, primarily in the following therapeutic areas: oncology, hematology, immunology, cardiovascular and neuroscience.
Bristol-Myers Squibb’s common stock, par value $0.10, is listed on the New York Stock Exchange under the symbol “BMY”.
Merger Sub (see page 25)
Miramar Merger Sub Inc.
c/o Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08540
(609) 252-4621
Merger Sub is a wholly owned subsidiary of Bristol-Myers Squibb and was formed on April 14, 2023, solely for the purpose of engaging in transactions of the nature contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.
The Special Meeting
Date, Time and Place (see page 26)
The special meeting is scheduled to be held online via live audio webcast at https://www.virtualshareholdermeeting.com/KRTX2024SM on March 12, 2024 at 9:00 a.m., Eastern Time. The special meeting will be held in a virtual meeting format only, with no physical in-person meeting.
Purpose of the Meeting (see page 26)
At the special meeting, Karuna stockholders will be asked to consider and vote on the following proposals:
•
a proposal to adopt the merger agreement (the “merger proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 31 and 63, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Karuna to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2),” beginning on pages 52 and 88, respectively; and

•
a proposal to adjourn the special meeting, from time to time, if necessary or appropriate, as determined in good faith by the Karuna Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”), which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3),” beginning on page 89.

The Karuna Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the Karuna Board unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Karuna and its stockholders, and declared it advisable to enter into the merger agreement, in each case in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) adopted a resolution recommending that the merger agreement be adopted by Karuna stockholders. Certain factors considered by the Karuna Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Karuna Board and Reasons for the Merger,” beginning on page 40.
The Karuna Board unanimously recommends that Karuna stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.
The affirmative vote of holders of a majority of the outstanding shares of Karuna common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting is a condition to the completion of the merger. If Karuna stockholders fail to approve the merger proposal, the merger will not occur.
Record Date; Stockholders Entitled to Vote (see page 27)
Only holders of record of Karuna common stock at the close of business on January 26, 2024, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
Holders of record of Karuna common stock are entitled to one vote for each share of Karuna common stock they own of record at the close of business on the record date. At the close of business on the record date, there were 38,119,463 shares of Karuna common stock issued and outstanding, held by approximately five holders of record.
Quorum (see page 27)
Under Karuna’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of Karuna common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject Karuna to additional expense.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of Karuna common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.
Required Vote (see page 27)
The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Karuna common stock entitled to vote as of the close of business on the record date.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of Karuna common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Karuna common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.

Voting at the Special Meeting (see page 28)
If your shares are registered directly in your name with Karuna’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Karuna common stock in the following four ways:
•
By Internet. Access the website of Karuna’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Karuna Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
By Internet at the Online Special Meeting. Visit https://www.virtualshareholdermeeting.com/KRTX2024SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on March 11, 2024. Proxy cards must be received no later than March 11, 2024 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
You may revoke your proxy at any time prior to the vote at the special meeting by (a) sending a written statement to that effect to Karuna’s Secretary, (b) submitting another proxy to vote by internet or telephone, (c) submitting a properly signed proxy card with a later date, or (d) attending the special meeting and voting online. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Karuna common stock to be voted. If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.
Karuna recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the special meeting to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed.
Abstentions and Broker Non-Votes (see page 27)
At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal. Abstaining from voting on the named executive officer merger-related compensation proposal or the adjournment proposal will not be considered a vote cast on, and will have no effect on, the named executive officer merger-related compensation proposal or the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because under Nasdaq rules brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Karuna common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the online special meeting. As the vote to approve the merger proposal is based on the total number of shares of Karuna common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the online special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal.
Solicitation of Proxies (see page 29)
The Karuna Board is soliciting your proxy, and Karuna will bear the cost of soliciting proxies. Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $50,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Karuna common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Okapi Partners LLC or, without additional compensation, by certain of Karuna’s directors, officers and employees.
Adjournment (see page 30)
In addition to the merger proposal and the named executive officer merger-related compensation proposal, Karuna stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, if necessary and appropriate, as determined in good faith by the Karuna Board, including for the purpose of soliciting additional votes in favor of the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.
The Merger
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are encouraged to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.
Structure of the Merger (see page 31)
Subject to the terms and the conditions of the merger agreement and in accordance with the DGCL, if the merger is completed, then at the effective time of the merger (the “effective time”), Merger Sub will merge with and into Karuna, the separate corporate existence of Merger Sub will cease, and Karuna will continue as the surviving corporation and a wholly owned subsidiary of Bristol-Myers Squibb.
Merger Consideration (see page 31)
Upon the terms and subject to the conditions of the merger agreement, at the effective time, Karuna stockholders will have the right to receive $330.00 in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”), for each share of Karuna common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than (a) shares of Karuna common stock owned by Bristol-Myers Squibb or Merger Sub or any other wholly owned subsidiary of Bristol-Myers Squibb immediately prior to the effective time and shares of Karuna common stock owned by Karuna immediately prior to the effective time, including shares of Karuna common stock held in treasury by Karuna, and in each case not held on behalf of third parties (collectively, the “cancelled shares”) and (b) shares of Karuna common stock that are issued and outstanding immediately prior to the effective time and that are held by holders who have not voted such shares of Karuna common stock in favor of the adoption of the merger agreement and who are entitled to, and have properly demanded, appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “dissenting shares”)). After the merger is completed, holders of shares of Karuna common stock will have only the right to receive a cash payment in respect of their shares of Karuna common stock, and will no longer have any rights as Karuna stockholders, including voting or other rights.
Any cancelled shares outstanding as of immediately prior to the effective time will be cancelled at the effective time.
Treatment of Karuna Equity Awards and Karuna ESPP (see page 31)
The merger agreement provides that outstanding equity-based awards (collectively, the “Karuna equity awards”) under the (a) Karuna Therapeutics, Inc. 2019 Stock Option and Incentive Plan and (b) Karuna Therapeutics, Inc. 2009 Stock Incentive Plan, as each may be amended from time to time (collectively, the “Karuna stock plans”), will be treated as set forth below.
Options. Immediately prior to the effective time, each outstanding and unexercised option to purchase shares of Karuna common stock (“Karuna Option”), whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will entitle the holder of such Karuna Option to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to such Karuna Option multiplied by (b) the excess, if any, of $330.00 over the per share exercise price of such Karuna Option, less applicable taxes.
Restricted Stock Units. Immediately prior to the effective time, each outstanding restricted stock unit (“Karuna RSU”), whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such Karuna RSU to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to the Karuna RSU multiplied by (b) $330.00, less applicable taxes.
Any consideration payable in respect of the Karuna Options and Karuna RSUs will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than the second regularly scheduled payroll date following the closing date. Notwithstanding the foregoing, if any payment owed to a holder of Karuna Options or Karuna RSUs cannot be made through the surviving corporation’s payroll system or payroll provider, then the surviving corporation will issue a check for such payment to such holder as soon as practicable following the closing date.
Special rules govern the treatment of Karuna RSUs that are intended to be granted following the entry into the Merger Agreement, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 77.
Treatment of ESPP. At or prior to the effective time, Karuna, the Karuna Board and the compensation committee of the Karuna Board, as applicable, will unanimously adopt any resolutions and take any actions necessary to terminate the Karuna Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as may be amended from time to time (the “Karuna ESPP”). No offering period has ever commenced under the Karuna ESPP.
Recommendation of the Karuna Board (see page 40)
The Karuna Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the Karuna Board unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Karuna and its stockholders, and declared it advisable to enter into the merger agreement, in each case in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) adopted a resolution recommending that the merger agreement be adopted by Karuna stockholders. Certain factors considered by the Karuna Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Karuna Board and Reasons for the Merger” beginning on page 40.
The Karuna Board unanimously recommends that Karuna stockholders vote:
•	“FOR” the merger proposal;
•	“FOR” the named executive officer merger-related compensation proposal; and
•	“FOR” the adjournment proposal.
Opinion of Karuna’s Financial Advisor (see page 46)
Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered its oral opinion to the Karuna Board (which was subsequently confirmed by delivery of Goldman Sachs’ written opinion dated as of December 22, 2023) that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the $330.00 in cash per share of Karuna common stock to be paid to the holders (other than Bristol-Myers Squibb and its affiliates) of shares of Karuna common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated December 22, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Karuna Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Karuna common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between Karuna and Goldman Sachs, Karuna has agreed to pay Goldman Sachs a transaction fee of approximately $117 million, $5 million of which became payable upon the announcement of the merger, and the remainder of which is contingent upon consummation of the merger.
Interests of Karuna’s Executive Officers and Directors in the Merger (see page 52)
In considering the recommendation of the Karuna Board that Karuna stockholders vote to approve the merger proposal, Karuna stockholders should be aware that certain directors and executive officers of Karuna may have interests in the proposed merger that are different from, or in addition to, the interests of Karuna stockholders generally and which may create potential conflicts of interest. The Karuna Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.
These interests include:
•
Karuna’s executive officers are entitled to severance protections and benefits under their employment agreements in the event of a termination of employment without “cause” or a resignation for “good reason” within 12 months following the completion of the merger (and for Bill Meury only, any such termination during the three-month period prior to the completion of the merger);

•
pursuant to the merger agreement, immediately prior to the effective time, Karuna Options and Karuna RSUs held by Karuna’s executive officers and members of the Karuna Board will fully vest and be cancelled and cashed out based on the merger consideration;

•
Karuna may enter into agreements with any executive officer who is a disqualified individual (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) providing that, to the extent that any payment or benefit pursuant to the merger would be subject to the excise tax under Section 4999 of the Code, Karuna will provide a tax gross-up to such disqualified individual so that such disqualified individual will retain, on an after tax basis, 100% of the amount that such disqualified individual would have received in connection with the merger if Section 4999 of the Code did not apply; provided that the aggregate amount of the tax gross-ups that Karuna may provide under the terms of such agreements may not exceed $15 million; and

•
the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and Karuna’s certificate of incorporation and bylaws, and performance under indemnification agreements between Karuna and its directors and executive officers.

These interests are discussed in more detail in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger,” beginning on page 52.
Financing of the Merger (see page 58)
The merger is not conditioned on any financing arrangements or contingencies. Bristol-Myers Squibb and Merger Sub have represented in the merger agreement that Bristol-Myers Squibb will have available to it (and will make available to Merger Sub in a timely manner) sufficient funds required to make all payments contemplated by the merger agreement to be made by Bristol-Myers Squibb, Merger Sub or the surviving corporation as of the effective time and to pay all fees and expenses incurred in connection with the transactions contemplated by the merger agreement that are payable by Bristol-Myers Squibb or Merger Sub in accordance with the terms of the merger agreement.
Antitrust Review Required for the Merger (see page 58)
As further discussed in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Antitrust Review Required for the Merger” beginning on page 58, completion of the merger is conditioned upon (i) the expiration or early termination of (a) the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and the receipt of any required approvals thereunder, and, (b) any voluntary agreement with a governmental entity entered into by Karuna, Bristol-Myers Squibb or Merger Sub not to consummate the merger, and (ii) the receipt of each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any antitrust laws with respect to the merger as specified in the disclosure letter. Under the merger agreement and subject to certain limitations, each of Karuna and Bristol-Myers Squibb has agreed to use their respective reasonable best efforts to, among other things, consummate the merger as soon as reasonably practicable.
Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied and any required approvals thereunder have been obtained. Karuna and Bristol-Myers Squibb filed notifications with the Antitrust Division and the FTC on January 9, 2024. On February 2, 2024, Bristol-Myers Squibb, in consultation with Karuna, voluntarily withdrew its notification with the Antitrust Division and the FTC, effective as of February 8, 2024, in order to provide the Antitrust Division and the FTC with additional time to review the transaction. Bristol-Myers Squibb currently intends to re-file its notification with the Antitrust Division and the FTC on February 12, 2024.
While Karuna has no reason to believe it will not be possible to complete the antitrust reviews in a timely manner, there is no certainty that these reviews will be completed within the period of time contemplated by the merger agreement or that the completion of any of such reviews would not be conditioned upon actions that would be materially adverse to Karuna or Bristol-Myers Squibb, or that a challenge to the merger will not be made.

Material U.S. Federal Income Tax Consequences of the Merger (see page 93)
The exchange of Karuna common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 93. The tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Appraisal Rights (see page 60)
Pursuant to Section 262 of the DGCL, dissenting Karuna stockholders will be entitled to seek appraisal of their shares of Karuna common stock in connection with the merger under Section 262 of the DGCL. The “fair value” of such shares as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the merger consideration.
The right to seek appraisal will be lost if a Karuna stockholder votes FOR the merger agreement. Abstaining or voting against the merger agreement, however, is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, Karuna stockholders who wish to exercise the right to seek an appraisal of their shares of Karuna common stock must advise Karuna by submitting a written demand for appraisal to Karuna prior to the taking of the vote on the merger agreement at the online special meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Karuna common stock held of record in the name of another person, such as a bank, broker or other nominee, may perfect appraisal rights in such person’s name if such beneficial owner continuously owns such shares through the effective time and otherwise satisfies the requirements applicable to Karuna stockholders of record under Section 262(a) of the DGCL. In addition, the beneficial owner must (a) reasonably identify in his, her or its demand the holder of record of the shares of Karuna common stock for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by Karuna and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all Karuna stockholders who have perfected their appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Karuna common stock or (b) the value of the merger consideration multiplied by the total number of shares of Karuna common stock entitled to appraisal exceeds $1 million. In view of the complexity of Section 262 of the DGCL, Karuna stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.
For a more complete description of the right of Karuna stockholders to dissent, Karuna stockholders should read the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 60.
Expected Timing of the Merger
Karuna expects to complete the merger during the first half of 2024. The merger is subject to antitrust review and various other conditions, however, and it is possible that factors outside of the control of Karuna or Bristol-Myers Squibb could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. Karuna expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.
Non-Solicitation of Acquisition Proposals (see page 72)
From December 22, 2023 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, Karuna will not, and will cause its subsidiaries not to, and will direct its and their respective representatives not to, directly or indirectly:
•
initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate any inquiry, proposal, indication of interest or offer regarding, or that constitutes or could reasonably be expected to lead to, any acquisition proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 72);
•
engage in, continue or otherwise participate in any discussions with or negotiations relating to, or furnish any non-public information to any person (other than Bristol-Myers Squibb, Merger Sub or their representatives) in connection with, any acquisition proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to any acquisition proposal (other than to state that the terms of this provision prohibit such discussions or negotiations);

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal;
•
negotiate, execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any acquisition proposal or that could reasonably be expected to lead to any acquisition proposal or any contract or commitment requiring Karuna to abandon, terminate or fail to consummate the merger and the other transactions contemplated thereby (other than an acceptable confidentiality agreement (as defined in the merger agreement));

•
take any action to exempt any person (other than Bristol-Myers Squibb, Merger Sub or their affiliates) from the restrictions on “business combinations” or similar provision contained in any takeover law, Karuna’s certificate of incorporation or Karuna’s bylaws or grant a waiver under Section 203 of the DGCL; or

•
resolve, propose or agree to do any of the foregoing; provided that any determination or action by the Karuna Board that is permitted pursuant to the terms of the merger agreement shall not be deemed to be a breach or violation of the merger agreement.

Notwithstanding anything to the contrary in the merger agreement, Karuna or the Karuna Board may:
•
comply with its disclosure obligations to its stockholders under applicable law or the rules and policies of Nasdaq, take and disclose to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), make a “stop-look-and-listen” communication to Karuna stockholders pursuant to Rule 14d-9(f) under the Exchange Act or make any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal; provided, that the Karuna Board may not make a change of recommendation (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 72) except to the extent otherwise permitted by the merger agreement;

•
prior to (but not after) obtaining the company requisite vote (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 72): (a) engage in any communications, negotiations or discussions with any person or group of persons and their respective representatives who has made an unsolicited bona fide acquisition proposal after December 22, 2023 in circumstances not involving a breach of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) and (b) provide access to Karuna’s or any of its subsidiaries’ properties, books and records and provide information or data in response to a request therefor by a person who has made an unsolicited bona fide acquisition proposal after December 22, 2023 in circumstances not involving a breach of the merger agreement, in each case, if the Karuna Board (i) has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that, based on the information then available, such acquisition proposal constitutes or would reasonably be expected to constitute, result in or lead to a superior proposal and that failure to engage in such communications, negotiations or discussions or failure to provide such access would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) has received from the person who has made such acquisition proposal an executed acceptable confidentiality agreement; provided that (A) Karuna shall provide to Bristol-Myers Squibb and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Bristol-Myers Squibb or Merger Sub prior to or substantially concurrently with the time it is provided to such person, (B) Karuna shall promptly (and in any event within 24 hours) provide to Bristol-Myers Squibb a copy of any such applicable confidentiality agreement and shall not terminate, waive, amend, release or fail to enforce any such acceptable confidentiality agreement and (C) Karuna shall promptly (and in any event within 24 hours) notify Bristol-Myers Squibb if it makes any determination described in the forgoing clause (i) or takes any initial actions set forth in the forgoing clauses (a) or (b);
•	make a change of recommendation in accordance with the applicable provisions of the merger agreement described below; or
•	resolve, authorize, commit or agree to do any of the foregoing (only to the extent such actions would be permitted pursuant to the applicable provisions in the merger agreement described above).
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, if an unsolicited bona fide acquisition proposal that did not result from a breach of the merger agreement is received by Karuna and that has not been withdrawn, and the Karuna Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal would, if consummated, constitute a superior proposal, then the Karuna Board may, if the Karuna Board has determined in good faith after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, (a) effect a change of recommendation or (b) terminate the merger agreement pursuant to the merger agreement in order to enter into a definitive written agreement providing for such superior proposal; provided, however, that Karuna pays to Bristol-Myers Squibb the termination payment of $490 million required to be paid pursuant to the merger agreement as described under “The Merger Agreement—Termination Fees” beginning on page 86; provided further, Karuna shall provide notice to Bristol-Myers Squibb as specified in the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 72.
Prior to the time, but not after, the company requisite vote is obtained, other than as described in the immediately preceding paragraph, the Karuna Board may effect a change of recommendation if, and only if, (a) an intervening event (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 72) has occurred, and (b) prior to taking such action, the Karuna Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, Karuna shall provide notice to Bristol-Myers Squibb as specified in the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 72.
Conditions to the Closing of the Merger (see page 83)
The respective obligations of each of Karuna, Bristol-Myers Squibb and Merger Sub to consummate the merger are subject to the satisfaction (or written waiver by Karuna and Bristol-Myers Squibb (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•	Karuna shall have obtained the company requisite vote;
•
no governmental entity of competent jurisdiction shall have enacted or promulgated any law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect; and

•
the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained, any voluntary agreement with a governmental entity entered into by the parties to the merger agreement in accordance with the merger agreement not to consummate the merger shall have expired or been terminated, and each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any antitrust laws with respect to the merger as specified in the disclosure letter shall have been obtained, shall have been received or deemed to have been received or shall have terminated or expired, as the case may be.

The respective obligations of Bristol-Myers Squibb and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by Bristol-Myers Squibb (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•
certain representations and warranties of Karuna in the merger agreement must be true and correct as of December 22, 2023 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) in the manner described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 83;

•
Karuna must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time;

•	since December 22, 2023, no material adverse effect shall have occurred; and
•
Bristol-Myers Squibb must have received a certificate signed by an executive officer of Karuna certifying that each of the conditions set forth in the preceding three bullet points have been satisfied.

The obligations of Karuna to effect the merger are also subject to the satisfaction or (to the extent permitted by applicable law) written waiver by Karuna at or prior to the effective time of the following conditions:
•
certain representations and warranties of Bristol-Myers Squibb and Merger Sub in the merger agreement must be true and correct as of December 22, 2023 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) in the manner described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 83;

•
each of Bristol-Myers Squibb and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the effective time; and

•	Karuna will have received a certificate signed by an executive officer of Bristol-Myers Squibb, certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.
Termination (see page 84)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after the company requisite vote is obtained (except as otherwise expressly noted), as follows:
•	by mutual written consent of Karuna and Bristol-Myers Squibb;
•
by Karuna or Bristol-Myers Squibb if any court or other governmental entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “restraint”); provided that the right to terminate the merger agreement pursuant to this provision shall not be available to the party seeking to terminate if any action of such party (or, in the case of Bristol-Myers Squibb, of Merger Sub) or the failure of such party (or, in the case of Bristol-Myers Squibb, of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of or primarily resulted in such restraint;

•
by either Karuna or Bristol-Myers Squibb if the effective time shall not have occurred on or before 5:00 p.m. (New York time) on December 23, 2024 (as such date may be extended as described below, the “end date”); provided, however, that if any of the certain conditions set forth in the merger agreement relating to antitrust laws and required consent have not been satisfied or waived on or prior to such date but all other conditions to closing set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at closing, so long as such conditions are reasonably capable of being satisfied if the closing were to occur on the end date) or waived, the end date shall automatically and without the need for any further action by any person become 5:00 p.m. (New York Time) on June 23, 2025 (and all references to the end date in the merger agreement shall be as so extended); provided that the right to terminate the merger agreement pursuant to this provision shall not be available to the party seeking to terminate if any action of such party (or, in the case of Bristol-Myers Squibb, of Merger Sub) or the failure of such party (or, in the case of Bristol-Myers Squibb, of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of or primarily resulted in the failure of the effective time to occur on or before the end date;
•
by either Karuna or Bristol-Myers Squibb if the company requisite vote shall not have been obtained at the special meeting duly or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of the merger agreement was taken;

by written notice from Karuna:
•
if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Bristol-Myers Squibb or Merger Sub contained in the merger agreement, such that certain of Karuna’s closing conditions to consummate the merger would not be satisfied and such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by Karuna to Bristol-Myers Squibb or (b) the end date; provided that Karuna shall not have the right to terminate the merger agreement pursuant to this provision if Karuna is then in breach of any of its covenants or agreements contained in the merger agreement such that certain of Bristol-Myers Squibb or Merger Sub’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•
prior to obtaining the company requisite vote, in order to enter into a definitive agreement providing for a superior proposal substantially concurrently with such termination, subject to and in accordance with Karuna and the Karuna Board having complied with the terms and conditions of the merger agreement related to non-solicitation and change of recommendation with respect to such superior proposal and acquisition proposal that was a precursor thereto; provided that Karuna pays the company termination payment at or prior to the time of such termination in accordance with the merger agreement (it being understood that Karuna may enter into such definitive agreement simultaneously with such termination of the merger agreement);

by written notice from Bristol-Myers Squibb if:
•
there shall have been a breach of any representation, warranty, covenant or agreement on the part of Karuna contained in the merger agreement, such that certain of Bristol-Myers Squibb’s and Merger Sub’s closing conditions to consummate the merger would not be satisfied and such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by Bristol-Myers Squibb to Karuna or (b) the end date; provided that Bristol-Myers Squibb shall not have the right to terminate the merger agreement pursuant to this provision if Bristol-Myers Squibb or Merger Sub is then in breach of any of its covenants or agreements contained in the merger agreement such that certain of Karuna’s closing conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•	prior to obtaining the company requisite vote, if the Karuna Board shall have made, prior to obtaining the company requite vote, a change of recommendation.
Termination Fee (see page 86)
Karuna must pay to Bristol-Myers Squibb a termination fee of $490 million in the event that:
•	the merger agreement is terminated by Karuna to accept a superior proposal;
•	the merger agreement is terminated by Bristol-Myers Squibb in response to a change of recommendation; or
•
the merger agreement is terminated by either Bristol-Myers Squibb or Karuna because the merger has not been consummated by the end date or the company requisite vote has not been obtained upon a vote taken at the special meeting or any postponement or adjournment thereof at which a vote on the adoption of the merger agreement was taken, or by Bristol-Myers Squibb because Karuna breaches certain of the representations, warranties, covenants or agreements of the merger agreement such that Bristol-Myers Squibb’s closing conditions would not be satisfied and, if curable, Karuna fails to timely cure such breach, and in each case, (a) an acquisition proposal shall have been made to Karuna, an acquisition proposal shall have been made directly to Karuna’s stockholders, or an acquisition proposal shall have otherwise become publicly known, in each case, after December 22, 2023 and prior to the taking of a vote to approve the merger agreement at the special meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of the merger agreement), and, in each case, such acquisition proposal shall have not been withdrawn prior to such termination (in the case of termination for failure to consummate the merger by the end date or breach by Karuna of certain representations, warranties, covenants) or prior to the taking of a vote to approve the merger agreement (in the case of termination for failure to obtain the company requisite vote) and (b) within 12 months after such termination, Karuna enters into a definitive agreement with respect to such acquisition proposal (which is subsequently consummated) or shall have consummated such acquisition proposal (with references to “20% or more” in the definition of acquisition proposal deemed to be references to “more than 50%” for purposes of this paragraph).
Bristol-Myers Squibb must pay to Karuna a termination fee of $600 million in the event that:
•
the merger agreement is terminated (a) due to a restraint arising in connection with any antitrust laws, or (b) due to failure to close by the end date and, at the time of such termination, (i) any of the conditions to closing relating to antitrust laws or consents has not been satisfied or waived and (ii) all other conditions to closing set forth in the merger agreement have been satisfied or waived.

If either Karuna or Bristol-Myers Squibb fail to pay any termination fee described above, as applicable, within the specified time period, Karuna or Bristol-Myers Squibb, as applicable, will be required to reimburse the other party’s reasonable out-of-pocket costs and expenses incurred in connection with any suit taken to collect payment of such amounts in which the other party prevails. Neither Karuna or Bristol-Myers Squibb will be required to pay the applicable termination fee on more than one occasion.
Expenses Generally (see page 86)
Except as provided in the merger agreement, each party will bear its own expenses in connection with the merger and the transactions contemplated by the merger agreement. Filing fees incurred in connection with obtaining any consents or making any filings under any antitrust laws will be borne by Bristol-Myers Squibb. Out-of-pocket expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by Bristol-Myers Squibb and Karuna.
Specific Performance (see page 87)
The parties to the merger agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.
Indemnification of Directors and Officers; Insurance (see page 81)
Pursuant to the terms of the merger agreement, Karuna’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 81 for a description of such ongoing arrangements.
Delisting and Deregistration of Karuna Common Stock (see page 60)
As promptly as reasonably practicable following the completion of the merger, Karuna common stock will be delisted from Nasdaq and deregistered under the Exchange Act.
Market Prices of Karuna Common Stock (see page 90)
The closing sales price of Karuna common stock on February 2, 2024, the latest practicable date before the printing of this proxy statement, was $314.88 per share. The closing sales price of Karuna common stock on Nasdaq on December 21, 2023, the last trading day prior to the announcement of the execution of the merger agreement, was $215.19 per share. You are urged to obtain current market quotations for Karuna common stock when considering whether to approve the merger proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. Karuna urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.
Q.	Why am I receiving these proxy materials?
A.
On December 22, 2023, Karuna entered into a merger agreement providing for the merger of Merger Sub with and into Karuna, pursuant to which the separate corporate existence of Merger Sub will cease and Karuna will survive the merger as a wholly owned subsidiary of Bristol-Myers Squibb. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, Karuna stockholders must vote to adopt the merger agreement. The approval of the merger proposal by Karuna stockholders is a condition to the consummation of the merger. See the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 83. You are receiving this proxy statement in connection with the solicitation by Karuna of proxies of Karuna stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Karuna to its named executive officers that is based on or otherwise relates to the merger and on a proposal to adjourn the special meeting, from time to time, if necessary or appropriate, as determined in good faith by the Karuna Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal.
This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, you are encouraged to submit a proxy as soon as possible.
Q.	What is the proposed transaction?
A.
If the merger proposal is approved by Karuna stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into Karuna. Karuna will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of Bristol-Myers Squibb.

Q.	What will I receive in the merger if it is completed?
A.
Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $330.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Karuna common stock you own (other than cancelled shares and dissenting shares) immediately prior to the effective time of the merger, which represents a premium of approximately 53.4% over Karuna’s closing stock price on December 21, 2023, the last trading day prior to the announcement of the execution of the merger agreement. For example, if you own 100 shares of Karuna common stock (other than cancelled shares and dissenting shares) immediately prior to the effective time of the merger, you will be entitled to receive $33,000.00 in cash in exchange for such shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Bristol-Myers Squibb.

Q.	Where and when is the special meeting, and who may attend?
A.	The special meeting will be held online via live audio webcast at https://www.virtualshareholdermeeting.com/KRTX2024SM on March 12, 2024 at 9:00 a.m., Eastern Time.

You will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to be able to vote or ask questions during the special meeting. If you are a Karuna stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.
Online check-in will begin at 8:45 a.m., Eastern Time on March 12, 2024 and you should allow ample time for the online check-in proceedings. Technicians will be standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the special meeting log-in page.
Q.	Why is the special meeting a virtual, online meeting?
A.
For the convenience of Karuna stockholders, employees and directors, the special meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. Karuna has designed the online special meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q.	Who can vote at the special meeting?
A.
All Karuna stockholders of record as of the close of business on January 26, 2024, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting or any adjournment thereof. Each share of Karuna common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were 38,119,463 shares of Karuna common stock issued and outstanding, held by approximately five holders of record.

Q.	What matters will be voted on at the special meeting?
A.	At the special meeting, you will be asked to consider and vote on the following proposals:
•	the merger proposal;
•	the named executive officer merger-related compensation proposal; and
•
if necessary or appropriate, as determined in good faith by the Karuna Board, including because there are insufficient votes at the time of the special meeting to approve the merger proposal, the adjournment proposal.

Q.	What is the position of the Karuna Board regarding the merger?
A.
The Karuna Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the Karuna Board unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Karuna and its stockholders, and declared it advisable to enter into the merger agreement, in each case in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) adopted a resolution recommending that the merger agreement be adopted by Karuna stockholders. Certain factors considered by the Karuna Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Karuna Board and Reasons for the Merger” beginning on page 40.

Q.	How does the Karuna Board recommend that I vote on the proposals?
A.	Karuna’s Board unanimously recommends that you vote:
•	“FOR” the merger proposal;
•	“FOR” the named executive officer merger-related compensation proposal; and
•	“FOR” the adjournment proposal.

Q.	What vote is required to approve the merger proposal?
A.
The merger proposal will be approved if stockholders holding a majority of the outstanding shares of Karuna common stock entitled to vote as of the close of business on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the named executive officer merger-related compensation proposal (on a non-binding, advisory basis) and the adjournment proposal?
A.
Assuming a quorum is present, the named executive officer merger-related compensation proposal will be approved if the holders of a majority in voting power of the shares of Karuna common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the named executive officer merger-related compensation proposal.

The adjournment proposal will be approved if holders of a majority in voting power of the shares of Karuna common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the adjournment proposal.
Q.	Do you expect the merger to be taxable to Karuna stockholders?
A.
The exchange of Karuna common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 93. The tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.	What other effects will the merger have on Karuna?
A.
If the merger is completed, Karuna common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Karuna will no longer be required to file periodic reports with the SEC with respect to Karuna common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, Karuna common stock will no longer be publicly traded and you will no longer have any interest in Karuna’s future earnings or growth. In addition, each share of Karuna common stock (other than cancelled shares and dissenting shares) you hold immediately prior to the effective time of the merger will represent only the right to receive $330.00 in cash, without interest and subject to any applicable withholding taxes. Karuna will also become a wholly owned subsidiary of Bristol-Myers Squibb at the effective time.

Q.	When is the merger expected to be completed?
A.
Assuming timely satisfaction of necessary closing conditions, including the approval by Karuna stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger during the first half of 2024. The merger is subject to antitrust review and various other conditions, however, and it is possible that factors outside of the control of Karuna or Bristol-Myers Squibb could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. Karuna expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Q.	What happens if the merger is not completed?
A.
If the merger proposal is not approved by Karuna stockholders, or if the merger is not completed for any other reason, Karuna stockholders will not receive any payment for their shares of Karuna common stock in connection with the merger. Instead, Karuna will remain an independent public company and shares of Karuna common stock will continue to be listed and traded on Nasdaq. Karuna may be required to pay Bristol-Myers Squibb a termination fee of $490 million if the merger agreement is terminated under certain specified circumstances pursuant to the terms of the merger agreement. Bristol-Myers Squibb may be required to pay a termination fee of $600 million to Karuna if the merger agreement is terminated under certain specified circumstances pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page 86 for a discussion of the circumstances under which Karuna will be required to pay a termination fee.
Q.	How are Karuna’s directors and executives intending to vote?
A.
As of January 26, 2024, the directors and executive officers of Karuna (either directly or through their affiliates), collectively, beneficially owned and were entitled to vote 1,593,089 shares of Karuna common stock, representing approximately 4.2% of the shares of Karuna common stock outstanding on that date. Karuna currently expects that these directors and executive officers will vote such shares of Karuna common stock in favor of the foregoing proposals, although none of them has entered into any agreement obligating them to do so.

Q.	Do any of Karuna’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A.
Yes. In considering the recommendation of the Karuna Board with respect to the merger proposal, you should be aware that Karuna’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Karuna’s stockholders generally. The Karuna Board was aware of and considered these differing or additional interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be adopted by Karuna stockholders. See the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger.”

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?
A.
SEC rules require Karuna to seek the approval of its stockholders on a non-binding, advisory basis with respect to certain payments that will or may be made to Karuna’s named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?
A.	The Karuna Board is soliciting your proxy, and Karuna will bear the cost of soliciting proxies.
Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $50,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Karuna common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi Partners LLC or, without additional compensation, by certain of Karuna’s directors, officers and employees.
Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?
A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting online, Karuna requests that you submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?
A.
If your shares are registered directly in your name with Karuna’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Karuna common stock in the following four ways:

•
By Internet. Access the website of Karuna’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Karuna Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
By Internet at the Online Special Meeting. Visit https://www.virtualshareholdermeeting.com/KRTX2024SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on March 11, 2024. Proxy cards must be received no later than March 11, 2024 in order to ensure that your shares are voted.
Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?
A.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Q.	What is a proxy?
A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Karuna common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Karuna common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?
A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When submitting a proxy by mail, internet or telephone, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the proposals to come before the special meeting.

If you properly sign and return your proxy card or submit your proxy by telephone or through the internet but do not include instructions on how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Karuna Board with respect to the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal and, accordingly, will have the same effect as a vote “FOR” each such proposal.
Q.	Can I change or revoke my proxy after it has been submitted?
A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to Karuna’s Secretary, which statement must be received no later than March 11, 2024;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on March 11, 2024;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting online.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the online special meeting.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions.
Q.	How many shares of Karuna common stock must be present to constitute a quorum for the meeting? What if there is no quorum?
A.
Under Karuna’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of Karuna common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Karuna to additional expense.

If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.
As of the close of business on the record date, there were 38,119,463 shares of Karuna common stock outstanding. Accordingly, holders of record of at least 19,059,732 shares of Karuna common stock must be present or represented by proxy at the special meeting to constitute a quorum.
Q.	What if I abstain from voting on any proposal?
A.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the internet, even if you abstain from voting, your shares of Karuna common stock will still be counted for purposes of determining whether a quorum is present at the special meeting. If you abstain from voting at the meeting or mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the internet, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal. Abstaining from voting on the named executive officer merger-related compensation proposal or the adjournment proposal will not be considered a vote cast on, and will have no effect on, the named executive officer merger-related compensation proposal or the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card, submit a proxy to vote by telephone or over the internet or attend and vote in person at the online special meeting?
A.
If you are a stockholder of record of Karuna and you do not attend the special meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to submit a proxy or otherwise attend and vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal (assuming that a quorum exists) or the adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of Karuna common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or by proxy at the online special meeting. As a result, if you fail to submit a proxy or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.
You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. If your shares are not voted at the special meeting, however, it will have the same effect as a vote “AGAINST” the merger proposal.
Q.	What is a broker non-vote?
A.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under Nasdaq rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Karuna common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the online special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal (assuming that a quorum exists) or adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of Karuna common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the online special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.
Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A.
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the merger consideration for my shares of Karuna common stock?
A.
Yes, in certain circumstances. If the merger is completed, dissenting Karuna stockholders will be entitled to seek appraisal of their shares of Karuna common stock in connection with the merger under Section 262 of the DGCL. This means that holders of shares of Karuna common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Karuna common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be the fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each Karuna stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of shares of Karuna common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. For more information, please see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 60.
Q.	What happens if I transfer my shares of Karuna common stock before the completion of the merger?
A.
If you transfer your shares of Karuna common stock before the merger is completed, you will lose your right to receive the merger consideration or to exercise appraisal rights with respect to such shares. In order to receive the merger consideration in respect of any shares, you must hold such shares of Karuna common stock through the completion of the merger.

Q.	Should I send in my evidence of ownership now?
A.
No. After the merger is completed, if you are a stockholder of record and hold your shares of Karuna common stock in certificated form, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Karuna common stock for the consideration to be paid to former Karuna stockholders in connection with the merger. If you are a stockholder of record and hold your shares of Karuna common stock in book-entry form, only if required by the paying agent will you receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Karuna common stock for the consideration to be paid to former Karuna stockholders in connection with the merger. If you are the beneficial owner of shares of Karuna common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?
A.
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?
A.
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Karuna has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless Karuna has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, Karuna will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which Karuna delivered a single copy of any of these materials. This request may be submitted by contacting Karuna Therapeutics, Inc., 99 High Street, 26th Floor, Boston, Massachusetts 02110, (857) 449-2244, Attention: Mia Kelley, General Counsel and Secretary. Karuna will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary.

A number of brokerage firms with account holders who are Karuna stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Q.	What will the holders of outstanding Karuna equity awards receive in the merger?
A.	The merger agreement provides that outstanding Karuna equity awards will be treated as set forth below.
Options. Immediately prior to the effective time, each Karuna Option, whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will entitle the holder of such Karuna Option to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to such Karuna Option multiplied by (b) the excess, if any, of $330.00 over the per share exercise price of such Karuna Option, less applicable taxes.
Restricted Stock Units. Immediately prior to the effective time, each Karuna RSU, whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such Karuna RSU to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to the Karuna RSU multiplied by (b) $330.00, less applicable taxes.
The treatment of Karuna equity awards is described in more detail in the section of this proxy statement entitled “The Merger Agreement—Treatment of Karuna Equity Awards and Karuna ESPP” beginning on page 64.
Special rules govern the treatment of Karuna RSUs that are intended to be granted following the entry into the Merger Agreement, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 77.
Q.	When will Karuna announce the voting results of the special meeting, and where can I find the voting results?
A.
Karuna intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the meeting. All reports that Karuna files with the SEC are publicly available when filed.

Q:	Where can I find more information about Karuna?
A:	You can find more information about Karuna from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 98.
Q:	Who can help answer my other questions?
A:
If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Okapi Partners LLC, which is acting as the proxy solicitor for Karuna in connection with the merger, or Karuna.

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
Shareholders may call toll free: (877) 274-8654
Banks and Brokers may call collect: (212) 297-0720
or
Karuna Therapeutics, Inc.
99 High Street, 26th Floor
Boston, Massachusetts 02110
Attention: Mia Kelley, General Counsel and Secretary
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the merger is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; risks related to the disruption of management’s attention from Karuna’s ongoing business operations due to the merger; the effect of the announcement of the merger on Karuna’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; the potential difficulties in employee retention as a result of the merger; the risk that the merger agreement may be terminated in circumstances that may require Karuna to pay Bristol-Myers Squibb a termination fee; the outcome of any legal proceedings that may be instituted against Karuna and others related to the merger agreement or the transactions contemplated thereby; the fact that, if the merger is completed, stockholders will forgo the opportunity to realize the potential long term value of the successful execution of Karuna’s current strategy as an independent company; required approvals to complete the merger by our stockholders and the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of Karuna prior to the consummation of the merger; and the risk that the stock price of Karuna may decline significantly if the merger is not completed; the possibility that Bristol-Myers Squibb could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Karuna’s assets to one or more purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the merger; the inability to consummate the merger within the anticipated time period, or at all, due to any reason, including the failure to satisfy the closing conditions to the merger; our limited operating history; our ability to obtain necessary funding; our ability to generate positive clinical trial results for our product candidates; risks inherent in clinical development; the timing and scope of regulatory approvals; changes in laws and regulations to which we are subject; competitive pressures; our ability to identify additional product candidates; risks relating to business interruptions; and other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

THE PARTIES TO THE MERGER
Karuna
Karuna Therapeutics, Inc.
99 High Street, 26th Floor
Boston, Massachusetts 02110
(857) 449-2244
Karuna is a biopharmaceutical company driven to discover, develop, and deliver transformative medicines for people living with psychiatric and neurological conditions. At Karuna, we understand there is a need for differentiated and more effective treatments that can help patients navigate the challenges presented by serious mental illness. Utilizing our extensive knowledge of neuroscience, we are harnessing the untapped potential of the brain in pursuit of novel pathways to develop medicines that make meaningful differences in peoples’ lives.
The Karuna common stock is traded on Nasdaq under the ticker symbol “KRTX”.
Karuna’s principal executive offices are located at 99 High Street, 26th Floor, Boston, Massachusetts 02110, and Karuna’s telephone number is (857) 449-2244. Karuna’s corporate web address is www.karunatx.com. The information provided on Karuna’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to Karuna’s website provided in this proxy statement.
Additional information about Karuna is contained in its public filings with the SEC, which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 98.
Bristol-Myers Squibb
Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08540
(609) 252-4621
Bristol-Myers Squibb was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. Bristol-Myers Squibb is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of innovative medicines that help patients prevail over serious diseases on a global basis, primarily in the following therapeutic areas: oncology, hematology, immunology, cardiovascular and neuroscience.
Bristol-Myers Squibb’s common stock, par value $0.10, is listed on the New York Stock Exchange under the symbol “BMY”.
Merger Sub
Miramar Merger Sub Inc.
c/o Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08540
(609) 252-4621
Merger Sub is a wholly owned subsidiary of Bristol-Myers Squibb and was formed on April 14, 2023, solely for the purpose of engaging in transactions of the nature contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING
This proxy statement is being provided to Karuna stockholders as part of a solicitation by the Karuna Board for proxies for use at the special meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place
The special meeting is scheduled to be held online via live audio webcast at https://www.virtualshareholdermeeting.com/KRTX2024SM on March 12, 2024 at 9:00 a.m., Eastern Time. The special meeting will be held in a virtual meeting format only, with no physical in-person meeting.
Purpose of the Special Meeting
At the special meeting, Karuna stockholders will be asked to consider and vote on the following proposals:
•
the merger proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 31 and 63, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
the named executive officer merger-related compensation proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on pages 52 and 88, respectively; and

•	the adjournment proposal, which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3)” beginning on page 89.
The adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of Karuna common stock entitled to vote as of the close of business on the record date is a condition to the completion of the merger. If Karuna stockholders fail to approve the merger proposal, the merger will not occur.
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Karuna, Bristol-Myers Squibb or the surviving corporation. Accordingly, because Karuna is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.
Other than the matters described above, Karuna does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof, and Karuna has agreed in the merger agreement that no other matters (other than customary procedural matters) shall be brought before the special meeting.
Recommendation of the Karuna Board
The Karuna Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisors and after consideration of various factors, as more fully described in this proxy statement, the Karuna Board unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Karuna and its stockholders, and declared it advisable to enter into the merger agreement, in each case in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) adopted a resolution recommending that the merger agreement be adopted by Karuna stockholders. Certain factors considered by the Karuna Board in making its decision to adopt the merger agreement are more fully described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Karuna Board and Reasons for the Merger” beginning on page 40.

The Karuna Board unanimously recommends that Karuna stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.
Record Date; Stockholders Entitled to Vote
Only holders of record of Karuna common stock at the close of business on January 26, 2024, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
Holders of record of Karuna common stock are entitled to one vote for each share of Karuna common stock they own of record at the close of business on the record date. At the close of business on the record date, there were 38,119,463 shares of Karuna common stock issued and outstanding, held by approximately five holders of record.
Quorum
Under Karuna’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of Karuna common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Karuna to additional expense.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of Karuna common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.
Required Vote
The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Karuna common stock entitled to vote as of the close of business on the record date.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of Karuna common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Karuna common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal. Abstaining from voting on the named executive officer merger-related compensation proposal or the adjournment proposal will not be considered a vote cast on, and will have no effect on, the named executive officer merger-related compensation proposal or the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under Nasdaq rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Karuna common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the online special meeting. As the vote to approve the merger proposal is based on the total number of shares of Karuna common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the online special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal.
Failure to Vote
If you are a stockholder of record and you do not attend the special meeting, sign and return your proxy card by mail or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the online special meeting and will not be counted as present for purposes of determining whether a quorum exists.
As discussed above, under Nasdaq rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy at the online special meeting or counted as present for purposes of determining whether a quorum exists.
A failure to vote will have no effect on the outcome of the named executive officer merger-related compensation proposal (assuming a quorum exists) or the adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of Karuna common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the online special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.
Voting at the Special Meeting
If your shares are registered directly in your name with Karuna’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Karuna common stock in the following four ways:
•
By Internet. Access the website of Karuna’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Karuna Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
By Internet at the Online Special Meeting. Visit https://www.virtualshareholdermeeting.com/KRTX2024SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on March 11, 2024. Proxy cards must be received no later than March 11, 2024 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Stockholders who are entitled to vote at the special meeting (and their duly appointed proxies) may attend the special meeting. You will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials to be able to vote or ask questions during the special meeting and to be able to examine the list of the stockholders entitled to vote at the special meeting during the special meeting. If you are a Karuna stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.
Online check-in will begin at 8:45 a.m., Eastern Time on March 12, 2024 and you should allow ample time for the online check-in proceedings. Technicians will be standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the special meeting log-in page.
Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to Karuna’s Secretary, which statement must be received no later than March 11, 2024;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on March 11, 2024;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting online.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the online special meeting.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions.
Solicitation of Proxies
The Karuna Board is soliciting your proxy, and Karuna will bear the cost of soliciting proxies. Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $50,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Karuna common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi Partners LLC or, without additional compensation, by certain of Karuna’s directors, officers and employees.

Adjournment
In addition to the merger proposal and the named executive officer merger-related compensation proposal, Karuna stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, if necessary or appropriate, as determined in good faith by the Karuna Board, including for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.
The Karuna Board unanimously recommends a vote “FOR” the adjournment proposal, if necessary or appropriate, to solicit additional proxies.
Other Information
You should not send documents representing Karuna common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging your shares of Karuna common stock for the consideration to be paid to former Karuna stockholders in connection with the merger.
Questions
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Okapi Partners LLC, Karuna’s proxy solicitor, by calling (877) 274-8654 (toll-free) or (212) 297-0720 (banks and brokers).

THE MERGER PROPOSAL
(PROPOSAL 1)
Karuna stockholders are being asked to approve a proposal to adopt the merger agreement, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Karuna, the separate corporate existence of Merger Sub will cease, and Karuna will survive the merger as a wholly owned subsidiary of Bristol-Myers Squibb.
The affirmative vote of holders of a majority of the outstanding shares of Karuna common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting is a condition to the completion of the merger. If Karuna stockholders fail to approve the merger proposal, the merger will not occur.
The Karuna Board unanimously recommends that Karuna stockholders vote “FOR” the merger proposal.
The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated by reference into this proxy statement.
Structure of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, if the merger is completed, then at the effective time, Merger Sub will merge with and into Karuna, the separate corporate existence of Merger Sub will cease, and Karuna will survive the merger as a wholly owned subsidiary of Bristol-Myers Squibb.
Merger Consideration
Upon the terms and subject to the conditions of the merger agreement, at the effective time, Karuna stockholders will have the right to receive $330.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Karuna common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than cancelled shares and dissenting shares). After the merger is completed, Karuna stockholders will have only the right to receive a cash payment in respect of their shares of Karuna common stock, and will no longer have any rights as Karuna stockholders, including voting or other rights.
Any cancelled shares outstanding as of immediately prior to the effective time will be cancelled at the effective time.
Treatment of Karuna Equity Awards and Karuna ESPP
The merger agreement provides that outstanding Karuna equity awards will be treated as set forth below.
Options. Immediately prior to the effective time, each Karuna Option, whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will entitle the holder of such Karuna Option to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to such Karuna Option multiplied by (b) the excess, if any, of $330.00 over the per share exercise price of such Karuna Option, less applicable taxes.
Restricted Stock Units. Immediately prior to the effective time, each Karuna RSU, whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such Karuna RSU to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to the Karuna RSU multiplied by (b) $330.00, less applicable taxes.
Any consideration payable in respect of the Karuna Options and Karuna RSUs will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than the second regularly scheduled payroll date following the closing date. Notwithstanding the foregoing, if any payment owed to a holder of

Karuna Options or Karuna RSUs cannot be made through the surviving corporation’s payroll system or payroll provider, then the surviving corporation will issue a check for such payment to such holder as soon as practicable following the closing date.
Special rules govern the treatment of Karuna RSUs that are intended to be granted following the entry into the Merger Agreement, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 77.
Treatment of ESPP. At or prior to the effective time, Karuna, the Karuna Board and the compensation committee of the Karuna Board, as applicable, will unanimously adopt any resolutions and take any actions necessary to terminate the Karuna ESPP. No offering period has ever commenced under the Karuna ESPP.
Effects on Karuna if the Merger Is Not Completed
If the merger proposal is not approved by Karuna stockholders or if the merger is not completed for any other reason, Karuna stockholders will not receive any payment for their shares in connection with the merger. Instead, Karuna will remain an independent public company and shares of Karuna common stock will continue to be listed and traded on Nasdaq. In addition, if the merger is not completed, Karuna expects that management will operate Karuna’s business in a manner similar to that in which it is being operated today and that Karuna stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industry in which Karuna operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Karuna common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Karuna common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Karuna common stock. If the merger proposal is not approved by Karuna stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Karuna will be offered or that Karuna’s business, prospects or results of operation will not be adversely impacted.
Further, upon termination of the merger agreement, under certain specified circumstances, Karuna may be required to pay a termination fee of $490,000,000 to Bristol-Myers Squibb pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, Bristol-Myers Squibb may be required to pay a termination fee of $600,000,000 to Karuna pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page 86 for a discussion of the circumstances under which Karuna will be required to pay a termination fee.
Background of the Merger
The Karuna Board and Karuna’s senior management regularly review and assess Karuna’s operations and financial performance, industry conditions and related developments as they may impact Karuna’s long-term strategic plans and objectives with the goal of maximizing stockholder value. The Karuna Board and Karuna’s senior management have, from time to time, considered various strategic alternatives, including the continued execution of Karuna’s strategy as a stand-alone public company, the pursuit of various partnerships, collaborations or licensing arrangements, or the possible sale of Karuna to, or combination of Karuna with, a third party.
In furtherance of its consideration of these types of potential strategic alternatives, the Karuna Board and Karuna’s senior management have discussed a number of such alternatives with representatives of Goldman Sachs from time to time. Karuna has periodically consulted with representatives of Goldman Sachs for a number of reasons that include Goldman Sachs’ experience and expertise as a financial advisor in a wide variety of transactions, and its qualifications and experience advising, and familiarity with, companies operating in the biopharmaceutical industry in particular. In connection with the process that led to the proposed transaction, Karuna discussed such matters with representatives of Goldman Sachs throughout the course of the events described below. Karuna has also worked with Simpson Thacher & Bartlett LLP, Karuna’s outside legal counsel

(“Simpson Thacher”), in connection with the evaluation of potential financial and strategic alternatives. Karuna discussed various matters and the process that led to the proposed transaction with representatives of Simpson Thacher throughout the course of the events described below.
From time to time over the past several years, members of Karuna’s senior management have had discussions regarding Karuna’s business with representatives of other industry participants, including a large multinational pharmaceutical company referred to herein as Party A, Bristol-Myers Squibb, and other large multinational pharmaceutical companies, regarding potential licensing transactions with Karuna relating to certain markets outside the United States. None of these discussions with Party A or Bristol-Myers Squibb developed beyond a preliminary stage.
In connection with exploratory discussions regarding a potential licensing transaction relating to certain markets outside the United States, in January of 2023 Karuna entered into a confidentiality agreement with Bristol-Myers Squibb. The parties met in January 2023 to discuss the potential licensing transaction. Following this meeting, Karuna from time to time shared limited non-public information with Bristol-Myers Squibb in response to certain requests. These discussions with Bristol-Myers Squibb did not develop beyond a preliminary stage.
On March 20, 2023, the Company announced positive topline results from its Phase 3 EMERGENT-3 trial evaluating the efficacy, safety, and tolerability of KarXT (xanomeline-trospium) in adults with schizophrenia and that the Company was on track to submit a New Drug Application (NDA) to the U.S. Food & Drug Administration (FDA) in mid-2023, with a potential launch in the second half of 2024, if approved.
On April 28, 2023, a representative of Bristol-Myers Squibb contacted Mr. Meury to discuss Karuna generally. The discussions were introductory in nature.
Following this discussion, on May 15, 2023, Mr. Meury, Andrew Miller, Karuna’s Founder and President of Research and Development, and the then-current chief financial officer of Karuna met with representatives of Bristol-Myers Squibb. The meeting consisted of a discussion of Karuna generally and was introductory in nature. No terms of any potential transaction were discussed at the meeting, and the discussions between the parties at such time did not develop beyond a preliminary stage.
On June 20, 2023, the Karuna Board held an in-person meeting with representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher in attendance. At the meeting, the Karuna Board discussed with representatives of Karuna’s management and its advisors the biopharmaceutical industry, the strategic landscape and recent developments in the industry, and the possibility for interest from potential acquirors of Karuna following the submission by Karuna of its NDA to the FDA for KarXT for the treatment of schizophrenia, which was expected to occur in the third quarter of 2023. Representatives of Simpson Thacher reviewed with the directors their fiduciary duties under applicable law, including in the event the Karuna Board were to receive inquiries regarding, or otherwise consider pursuing, a potential change in control transaction. At this meeting, Karuna’s senior management presented to the Karuna Board the financial forecasts described under “The Merger Proposal (Proposal 1)—Certain Financial Projections” beginning on page 50 of this proxy statement prepared by Karuna’s senior management based on management’s reasonable best estimates, judgments and assumptions with respect to Karuna’s future financial performance, which we refer to as the “Financial Projections.” The Karuna Board reviewed and discussed with management the estimates, judgments and assumptions reflected in the Financial Projections.
On September 28, 2023, Karuna announced the submission of its NDA to the FDA for KarXT (xanomeline-trospium) for the treatment of schizophrenia.
On October 3, 2023, representatives of a large multinational pharmaceutical company, referred to herein as Party A, contacted Mr. Meury to suggest a meeting the following week.
On October 11, 2023, Mr. Meury and Dr. Miller met with representatives of Party A, including the chief executive officer of Party A. At the meeting, the chief executive officer of Party A provided Mr. Meury with a written indication of interest to acquire Karuna for a specified amount of cash per share (the “Initial Party A Proposal”), subject to due diligence. On the previous trading day, October 10, 2023, the closing price of Karuna common stock was $175.94 per share. The Initial Party A Proposal represented a significant premium to this closing price. Mr. Meury informed the representatives of Party A that he would share the Initial Party A Proposal with the Karuna Board. At the meeting, representatives of Party A requested to commence a due diligence review process for a potential acquisition of Karuna by Party A.
On October 17, 2023, the Karuna Board held an in-person meeting with representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher in attendance. At the meeting, the Karuna Board discussed with representatives of Karuna’s management and its advisors the recent discussions with Party A, the Initial Party A Proposal, Party A’s request to conduct due diligence to evaluate a potential acquisition of Karuna and potential next steps. Representatives of Simpson Thacher reviewed with the directors their fiduciary duties under applicable law and the regulatory landscape associated with Party A as well as the industry more broadly. Karuna’s senior management reviewed with the Karuna Board the Financial Projections, which remained unchanged since the June 20, 2023 meeting at which the Karuna Board had previously reviewed and discussed the Financial Projections. The Karuna Board approved the Financial Projections. Representatives of Goldman Sachs reviewed with the Karuna Board Goldman Sachs’ preliminary financial analysis of the Initial Party A Proposal based upon the Financial Projections. Upon consultation with Karuna’s management and its advisors, the Karuna Board instructed Karuna’s management and representatives of Goldman Sachs to coordinate with Party A and its advisors on a targeted due diligence process of Karuna by Party A, in order to confirm Party A’s interest in a potential transaction while limiting the risk that the confidential discussions would leak publicly. Following the meeting, at the instruction of the Karuna Board, representatives of Goldman Sachs engaged with representatives of Party A to coordinate such due diligence process.
On October 19, 2023, Party A sent a draft confidentiality and standstill agreement to Karuna.
On October 20, 2023, Party A entered into a confidentiality and standstill agreement with Karuna, which included standstill provisions that fell away upon the announcement of the proposed transaction. Later that day, Karuna provided Party A and its representatives with access to certain non-public information in a virtual data room. On October 24, 2023, representatives of Party A met virtually with representatives of Karuna and its advisors for management meetings and due diligence discussions. Over the subsequent weeks, representatives of Party A and its outside advisors engaged in a due diligence review process to evaluate a potential transaction with Karuna, and representatives of Karuna continued to participate in due diligence calls and to make available certain non-public information in a virtual data room.
On October 31, 2023, representatives of Party A’s outside legal counsel contacted representatives of Simpson Thacher to discuss the ongoing due diligence process as well as the process for drafting and negotiating definitive agreements for a potential transaction.
On November 3, 2023, representatives of Party A informed representatives of Goldman Sachs that Party A was making progress with its ongoing due diligence review process and expected to be able to confirm its interest in a potential transaction expeditiously. Representatives of Goldman Sachs relayed such information to Karuna.
On November 3, 2023, the Karuna Board held a telephonic meeting with representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher in attendance. At the meeting, representatives of Karuna’s management and representatives of Goldman Sachs updated the Karuna Board on the progress of Party A’s due diligence review process, noting that Party A and its advisors were moving expeditiously and that Party A had signaled the desire to continue its review for a few more weeks before being able to confirm its interest in moving forward with a potential transaction. Representatives of Simpson Thacher informed the Karuna Board about the discussions with Party A’s outside legal counsel with respect to the draft of a potential merger agreement. Members of the Karuna Board discussed with representatives of Karuna’s management and its advisors the terms of a potential transaction and preliminary views on timing and closing certainty. The Karuna Board also discussed with Karuna’s management and its advisors the risks and potential benefits of contacting other potential acquirors of Karuna, including the risk of leaks and market rumors that could be disruptive to interactions with Party A and disruptive to Karuna’s employees and operations. Following discussion with Karuna’s management and its advisors, the Karuna Board determined to defer any such potential additional outreach.

On November 7, 2023, Chris Boerner, chief executive officer of Bristol-Myers Squibb, contacted Mr. Meury to suggest a meeting that week. Prior to this outreach by Dr. Boerner, there had been no substantive communication between representatives of Karuna and representatives of Bristol-Myers Squibb since their initial introductory discussion in May of 2023.
On November 9, 2023, Mr. Meury and Dr. Boerner met. At the meeting, Dr. Boerner informed Mr. Meury that Bristol-Myers Squibb may be interested in exploring the possibility of a transaction involving Karuna. No specific transaction terms were discussed at the meeting. Dr. Boerner requested that Bristol-Myers Squibb be provided with certain limited, non-confidential information to inform its evaluation of its potential interest in a transaction with Karuna.
On November 10, 2023, the Karuna Board held a telephonic meeting with representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher in attendance. At the meeting, Mr. Meury updated the Karuna Board on his meeting with Dr. Boerner. Representatives of Goldman Sachs discussed with the Karuna Board the status of Party A’s ongoing due diligence review process and the expected timing of a confirmation of Party A’s interest in a potential transaction. Following discussion with Karuna’s management and its advisors, the Karuna Board instructed Karuna’s management to coordinate certain limited discussions with Bristol-Myers Squibb with respect to the limited non-confidential information requested by Bristol-Myers Squibb.
Between November 20, 2023 and November 22, 2023, representatives of Party A and its advisors conducted certain site visits as part of Party A’s ongoing due diligence review process.
Between November 22, 2023 and November 28, 2023, representatives of Karuna engaged in two preliminary discussions of certain limited non-confidential information with representatives of Bristol-Myers Squibb.
On December 6, 2023, AbbVie announced the proposed acquisition of Cerevel, a developer of drugs for neurological conditions and a company with certain characteristics reasonably comparable to Karuna. The announcement resulted in certain market speculations with respect to possible implications for Karuna.
On December 8, 2023, the chief executive officer of Party A called Mr. Meury and confirmed Party A’s desire to proceed with a potential acquisition of Karuna, reaffirmed the terms of the Initial Party A Proposal, informed Mr. Meury that Party A could complete its confirmatory due diligence review process expeditiously, and suggested that Karuna and Party A engage in the negotiation of a definitive merger agreement in the meantime. Mr. Meury stated that he would report this meeting to the Karuna Board and noted that, as discussed at the outset of Party A’s due diligence process, the parties would still have to discuss the economic terms of any potential transaction. Later that day, representatives of Party A contacted representatives of Goldman Sachs to reiterate the message provided by the chief executive officer of Party A, which representatives of Goldman Sachs relayed to the Karuna Board at its next meeting. On the previous trading day, December 7, 2023, the closing price of Karuna common stock was $206.25 per share. The Initial Party A Proposal continued to represent a significant premium to this closing price.
Also on December 8, 2023, Dr. Boerner contacted Mr. Meury to suggest a meeting on December 12, 2023.
On December 9, 2023, the Karuna Board held a telephonic meeting with representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher in attendance. At the meeting, Mr. Meury updated the Karuna Board on his discussions with the chief executive officer of Party A, including Mr. Meury’s statement that the parties would still have to negotiate the economic terms of any potential acquisition of Karuna by Party A. Representatives of Simpson Thacher discussed with the Karuna Board and Karuna’s management the terms of a proposed draft merger agreement, including the regulatory covenants, the conditions to closing, the terms of the no-shop provisions, the termination fee proposed in the merger agreement to be payable in the event that Karuna terminated the merger agreement to accept a superior proposal, among other events, the reverse termination fee proposed in the merger agreement to be payable by Party A if the merger agreement was terminated in certain circumstances in connection with a failure to obtain regulatory approval, the remedies available to Karuna in the event that closing conditions were satisfied but Party A did not consummate the closing, and the termination rights available to Karuna and Party A under the proposed merger agreement. The Karuna Board instructed Karuna’s management and its advisors to continue facilitating Party A’s confirmatory due diligence review process and to engage in negotiations of the terms of a merger agreement with Party A, while deferring the negotiation on price with Party A for a short period of time while the confirmatory due diligence process commenced.
At this meeting, the Karuna Board also discussed with Karuna’s management and its advisors the risks and potential benefits of conducting limited outreach to other potential acquirors of Karuna, including the risk of leaks and market rumors that could be disruptive to interactions with Party A and disruptive to Karuna employees and operations. Representatives of Goldman Sachs discussed with the Karuna Board other potential acquirors of Karuna, including Bristol-Myers Squibb and other parties that had participated in discussions with Karuna in prior years, and identified two large multinational pharmaceutical companies (in addition to Bristol-Myers Squibb) as the parties that representatives of Goldman Sachs expected to be the most likely to be interested in a potential acquisition of Karuna at this time, and most likely to be able to proceed expeditiously towards a potential transaction if interested. Following discussion with Karuna’s management and its advisors, the Karuna Board instructed representatives of Goldman Sachs to determine, through ordinary course discussions with representatives of each such large multinational pharmaceutical company, the potential interest of each such large multinational pharmaceutical company, respectively, in a potential transaction with Karuna.
On December 11, 2023, Mr. Meury discussed with the chief executive officer of Party A the confirmatory due diligence review process and next steps. No terms of the potential transaction were discussed during this call.
On December 12, 2023, Mr. Meury met with Dr. Boerner. At this meeting, Dr. Boerner provided Mr. Meury with a verbal indication of interest for the acquisition of Karuna at a per share consideration consisting of $320.00 in cash plus a contingent value right instrument (the “Initial Bristol-Myers Squibb Proposal”). The consideration reflected in the proposal was in excess of the valuation represented by the Initial Party A Proposal. Dr. Boerner sent a letter memorializing these terms to Mr. Meury later that day.
Later that day, representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher had a discussion with Mr. Meury and Christopher Coughlin, the chairman of the Karuna Board, regarding Bristol-Myers Squibb’s offer. Mr. Coughlin directed the management team and its advisors to engage with Bristol-Myers Squibb on its due diligence review of Karuna. That same day, Messrs. Meury and Coughlin updated the members of the Karuna Board regarding these events.
During the course of the next several days, at the instruction of the Karuna Board, representatives of Goldman Sachs held separate ordinary course discussions concerning a number of topics with representatives of each of the two large multinational pharmaceutical companies identified to the Karuna Board at its December 9, 2023 meeting. During the course of these discussions, among other topics that were discussed, each such large multinational pharmaceutical company indicated that it was not interested in a potential strategic transaction with Karuna at such time.
Also on December 12, 2023, representatives of Simpson Thacher sent a draft merger agreement to representatives of Party A.
On December 13, 2023, Mr. Meury had a call with Dr. Boerner to indicate that Karuna would engage with Bristol-Myers Squibb on its due diligence review of Karuna. Mr. Meury also indicated to Dr. Boerner that Karuna was already engaged in advanced discussions with another party and that Bristol-Myers Squibb would need to proceed expeditiously if it was in fact interested in pursuing a potential transaction. Mr. Meury did not provide any detail regarding the other party or the discussions therewith, and no terms of a potential transaction with Bristol-Myers Squibb were discussed.
Also on December 13, 2023, at the instruction of Karuna, representatives of Goldman Sachs had a call with representatives of Gordon Dyal & Co., financial advisor to Bristol-Myers Squibb (“Gordon Dyal & Co.”) to coordinate Bristol-Myers Squibb’s due diligence review of Karuna.
On December 13, 2023, representatives of Simpson Thacher sent a draft confidentiality and standstill agreement to representatives of Covington & Burling LLP (“Covington”), outside legal counsel to Bristol-Myers Squibb.

Also on December 13, 2023, Mr. Meury and Dr. Boerner participated in a phone conversation to discuss the diligence process and timing of a potential transaction.
On December 14, 2023, Bristol-Myers Squibb entered into a confidentiality and standstill agreement with Karuna, which included standstill provisions that fell away upon the announcement of a proposed transaction. The confidentiality and standstill agreement did not supersede the confidentiality agreement between the parties previously entered into in January of 2023, but conflicts between the agreements would be resolved in favor of the December 14, 2023 confidentiality and standstill agreement.
Following execution of this confidentiality and standstill agreement, Karuna provided Bristol-Myers Squibb and its representatives with access to non-public information in a virtual data room. The materials provided in the data room were substantially the same as the materials provided to Party A. In addition, representatives of Simpson Thacher sent a draft merger agreement to representatives of Covington, reflecting the same terms as the draft merger agreement that had been provided to Party A.
On December 15, 2023, senior management of Bristol-Myers Squibb and its advisors met in New York with senior management of Karuna and its advisors for due diligence discussions. Prior to the meeting, Bristol-Myers Squibb, through a team of senior internal representatives, including members of its senior management, and its outside advisors, conducted an extensive initial review on its own of Karuna’s publicly available information, and of diligence materials made available in the data room beginning on December 14, 2023 to Bristol-Myers Squibb in order to inform the discussions on December 15, 2023. Over the course of the following days, Bristol-Myers Squibb engaged in an extensive due diligence review process with respect to a potential acquisition of Karuna, and representatives of Karuna continued to participate in due diligence calls and to make available certain non-public information in a virtual data room. No terms of a potential transaction were discussed during these meetings.
On December 17, 2023, the Karuna Board held a telephonic meeting with representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher in attendance. At the meeting, Mr. Meury updated the Karuna Board on his discussions with the chief executive officer of Party A and with Dr. Boerner. Karuna’s management and representatives of Goldman Sachs updated the Karuna Board on the status of discussions with Party A and Bristol-Myers Squibb and the status of the due diligence review process conducted by both parties. Representatives of Goldman Sachs updated the Karuna Board on the discussions with representatives of the two large multinational pharmaceutical companies identified to the Karuna Board at its December 9, 2023 meeting, and the Karuna Board discussed with Karuna’s management and its advisors certain advantages and disadvantages of any additional outreach to other potential transaction participants, particularly in light of the fact that Karuna was now in receipt of indications of interest from two highly experienced potential acquirors at attractive valuations and that the recent acquisition of Cerevel had caused market speculation. Representatives of Karuna’s management and representatives of Goldman Sachs informed the Karuna Board that Bristol-Myers Squibb had commenced a significant due diligence process involving a large number of representatives of Bristol-Myers Squibb and its advisors, including members of senior management of Bristol-Myers Squibb, and that Bristol-Myers Squibb appeared to be willing and able to proceed expeditiously in light of Bristol-Myers Squibb’s understanding that Karuna was already engaged in advanced discussions with another party. Representatives of Karuna’s management and representatives of Goldman Sachs informed the Karuna Board that Party A had signaled a willingness to complete a transaction in the near term, and both parties had committed to providing comments to the draft merger agreement within a few days. Representatives of Simpson Thacher reminded the directors of their fiduciary duties under applicable law. During the meeting, the Karuna Board reminded Mr. Meury to, and to cause management to, continue to refrain from engaging in any discussions with potential counterparties with respect to any post-closing employment or compensation.
At this meeting, the Karuna Board also discussed with Karuna’s management and its advisors the subject of informing Party A of the fact that Karuna had received an indication of interest from another party. Following discussion with Karuna’s management and its advisors, the Karuna Board instructed Mr. Meury to notify the chief executive officer of Party A that Karuna had received a credible indication of interest from another party, which the Karuna Board was evaluating.
Following the meeting, on December 17, 2023, Mr. Meury reached out to the chief executive officer of Party A to set up a call on the following day.

Early in the morning on December 18, 2023, Mr. Meury called the chief executive officer of Party A to inform him that Karuna had received a credible indication of interest from another party, which the Karuna Board was evaluating.
Also on December 18, 2023, representatives of Party A conducted certain site visits as part of the completion of Party A’s confirmatory due diligence review process.
In addition, on December 18, 2023, representatives of Goldman Sachs had a call with representatives of Citi Bank, N.A., financial advisor to Bristol-Myers Squibb (“Citi”), and representatives of Gordon Dyal & Co. Representatives of Gordon Dyal & Co. indicated that Bristol-Myers Squibb’s diligence was progressing expeditiously. Representatives of Goldman Sachs relayed such information to Karuna’s management. Later on December 18, 2023, Dr. Boerner called Mr. Meury. Dr. Boerner reiterated that Bristol-Myers Squibb’s diligence was progressing expeditiously.
From December 18, 2023 through the announcement of the proposed transaction, representatives of Karuna’s management, representatives of Goldman Sachs and representatives of Simpson Thacher had numerous discussions with Mr. Meury and Mr. Coughlin and kept Mr. Meury and Mr. Coughlin apprised of all material developments. Throughout this period, Mr. Meury and Mr. Coughlin updated the other members of the Karuna Board from time to time of all material developments.
On December 19, 2023, the chief financial officer of Party A notified representatives of Goldman Sachs that Party A was prepared to enter into a transaction to acquire Karuna expeditiously, which Goldman Sachs relayed to the Karuna Board at its next meeting. In addition, representatives of counsel to Party A submitted a markup of the draft merger agreement to representatives of Simpson Thacher.
Also on December 19, 2023, Dr. Boerner notified Mr. Meury that Bristol-Myers Squibb reaffirmed its indication of interest to acquire Karuna for consideration of $320.00 per share in cash plus a contingent value right instrument, the term of which was extended moderately (the “Revised Bristol-Myers Squibb Proposal”). Dr. Boerner also indicated that Bristol-Myers Squibb was prepared to enter into a transaction to acquire Karuna expeditiously. In addition, representatives of Covington submitted a markup of the draft merger agreement to representatives of Simpson Thacher.
Later in the day on December 19, 2023, representatives of Goldman Sachs, Simpson Thacher and Karuna’s management discussed potential next steps with Mr. Meury and Mr. Coughlin. Following discussion, it was determined that both Party A and Bristol-Myers Squibb would be asked to submit their respective best and final proposals, and be prepared to finalize all transaction documents on December 21, 2023, for consideration by the Karuna Board.
Following such discussions, Mr. Meury called the chief executive officer of Party A and requested Party A to submit its best and final proposal, together with transaction documents Party A would be prepared to execute, on December 21, 2023 and be in a position to sign a definitive agreement promptly following close of the market on December 21, 2023. Mr. Meury did not provide price guidance, and informed the chief executive officer of Party A that Party A would need to put its best offer forward with respect to both price and certainty in its proposed merger agreement in order to be competitive, and that the party providing the bid representing the lower value to Karuna’s stockholders should not expect an opportunity to improve its bid.
Also on December 19, 2023, representatives of Simpson Thacher provided draft disclosure schedules to representatives of counsel to Party A and representatives of Covington. Representatives of Simpson Thacher continued to negotiate the terms of the draft disclosure schedules with representatives of Party A’s outside legal counsel through December 21, 2023 and with representatives of Covington through December 22, 2023, respectively.
On December 20, 2023, at the instruction of Karuna’s management, representatives of Goldman Sachs had separate calls with representatives of Party A, representatives of Gordon Dyal & Co. and representatives of Citi, respectively, to communicate the request that each of Party A and Bristol-Myers Squibb submit its best and final proposal, together with transaction documents it would be prepared to execute, on December 21, 2023 and be in a position to sign a definitive agreement promptly following close of the market on December 21, 2023. At the instruction of Karuna’s management, representatives of Goldman Sachs did not provide price guidance to either party, and, also at the instruction of Karuna’s management, representatives of Goldman Sachs informed Party A and Bristol-Myers Squibb that they would need to put their best offer forward with respect to both price and certainty in their proposed merger agreement in order to be competitive, and that the party providing the bid representing the lower value to Karuna’s stockholders should not expect to receive a call back or an opportunity to improve its bid. Mr. Meury spoke separately with the chief executive officer of Party A and to Dr. Boerner to discuss this process further.
Also on December 20, 2023, at the instruction of Karuna’s management, representatives of Simpson Thacher sent markups of the draft merger agreement to representatives of counsel to Party A and representatives of Covington.
Also on December 20, 2023, Karuna entered into an engagement letter with Goldman Sachs in connection with the proposed transaction.
In the afternoon of December 21, 2023, the Karuna Board held a telephonic meeting with representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher in attendance. At the meeting, representatives of Karuna’s legal and financial advisors updated the Karuna Board with respect to the developments over the past several days. Representatives of Goldman Sachs reviewed with the Karuna Board Goldman Sachs’ preliminary financial analysis of the Initial Party A Proposal and the Revised Bristol-Myers Squibb Proposal. Prior to the meeting, representatives of Goldman Sachs had provided to the Karuna Board, in writing, disclosure of relationships between Goldman Sachs and its affiliates on the one hand, and Karuna, Bristol-Myers Squibb and Party A, respectively, on the other hand. The Karuna Board considered the Initial Party A Proposal and the Revised Bristol-Myers Squibb Proposal and the risks and potential benefits of a potential transaction as compared to Karuna’s long-term strategic plan as an independent public company and the risks associated with executing such plan.
At this meeting, representatives of Simpson Thacher then reviewed with the Karuna Board their fiduciary duties under applicable law and the terms of the draft merger agreements proposed by Party A and Bristol-Myers Squibb, respectively, and informed the Karuna Board that the draft merger agreements submitted to each of Party A and Bristol-Myers Squibb were on substantially the same terms. Karuna’s senior management reviewed with the Karuna Board the Financial Projections, which remained unchanged except for an immaterial update since the October 17, 2023 meeting at which the Karuna Board had approved the Financial Projections.
At this meeting, representatives of Karuna’s management and representatives of Goldman Sachs informed the Karuna Board that each of Party A and Bristol-Myers Squibb had been instructed to submit its best and final proposal later that day, and to be in a position to finalize all transaction documents and sign a definitive agreement promptly thereafter and, in any event, prior to the opening of the market on December 22, 2023. The Karuna Board, upon consultation with its advisors, determined to adjourn the meeting and resume it later on December 21, 2023 to evaluate the parties’ respective best and final proposals and determine whether to approve a potential transaction.
Later in the afternoon on December 21, 2023, Party A submitted a final proposal for the acquisition of Karuna for all-cash consideration that was meaningfully in excess of the Initial Party A Proposal (the “Final Party A Proposal”), and Bristol-Myers Squibb submitted its final proposal for the acquisition of Karuna for all-cash consideration of $330.00 per share, which did not contemplate any contingent value rights or other contingent consideration (the “Final Bristol-Myers Squibb Proposal”). The per share all-cash purchase price contained in the Final Bristol-Myers Squibb Proposal exceeded the per share all-cash purchase price contained in the Final Party A Proposal and therefore constituted the highest valuation offered for Karuna stockholders.
Concurrently with submission of the proposals, each of Party A and Bristol-Myers Squibb also submitted markups of the merger agreement.
Following receipt of the final proposals, later on December 21, 2023, the Karuna Board resumed its telephonic meeting with representatives of Karuna’s management and representatives of Goldman Sachs and Simpson Thacher in attendance. At the meeting, representatives of Goldman Sachs and Simpson Thacher updated the Karuna Board on the final proposals received from Bristol-Myers Squibb and Party A, and the terms of the draft merger agreements proposed by Bristol-Myers Squibb and Party A, respectively, and informed the Karuna Board that all open issues with respect to the terms of a potential transaction with either of the two parties had been resolved and definitive documentation was ready to be finalized and executed. The Karuna Board discussed with its legal and financial advisors that the all-cash merger consideration contemplated by the Final

Bristol-Myers Squibb Proposal was higher than the all-cash merger consideration contemplated by the Final Party A Proposal, that both proposals were otherwise on substantially the same terms, and that both Bristol-Myers Squibb and Party A stood ready in a position to enter into a transaction with Karuna promptly following the meeting.
At the meeting, representatives of Goldman Sachs then reviewed with the Karuna Board Goldman Sachs’ financial analysis of the potential transaction based upon the Financial Projections approved and provided by the Karuna Board for Goldman Sachs’ use. Following further discussion, representatives of Goldman Sachs then rendered an oral opinion to the Karuna Board (which was subsequently confirmed by delivery of Goldman Sachs’ written opinion dated as of December 22, 2023), that, as of the date of the opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Goldman Sachs’ written opinion, it was Goldman Sachs’ opinion that, the $330.00 in cash per share of Karuna common stock to be paid to the holders (other than Bristol-Myers Squibb and its affiliates) of shares of Karuna common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The written opinion is attached to this proxy statement as Annex B. The Karuna Board considered that, aside from their interests as Karuna stockholders, Karuna’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of other Karuna stockholders generally, as described in more detail in “The Merger Proposal (Proposal 1)—Interests of Karuna Executive Officers and Directors in the Merger” beginning on page 52 of this proxy statement.
After further discussion and deliberation, the Karuna Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Karuna and its stockholders, and declared it advisable to enter into the merger agreement with Bristol-Myers Squibb and Merger Sub providing for the merger in accordance with the DGCL, (ii) approved the merger agreement and the transactions contemplated thereby in accordance with the DGCL and (iii) adopted a resolution recommending that the merger agreement be adopted by Karuna stockholders.
Following the meeting of the Karuna Board, at the direction of the Karuna Board, representatives of Goldman Sachs notified representatives of Bristol-Myers Squibb and its financial advisors that the Karuna Board had adopted resolutions approving the transaction with Bristol-Myers Squibb. Over the next several hours, representatives of Covington and Simpson Thacher finalized the merger agreement and disclosure schedules. In the morning on December 22, 2023, Karuna and Bristol-Myers Squibb both executed the merger agreement and announced the execution of the merger agreement.
Recommendation of the Karuna Board and Reasons for the Merger
The Karuna Board recommends that you vote “FOR” the merger proposal.
At a meeting of the Karuna Board held on December 21, 2023, the Karuna Board, acting in consultation with its outside legal counsel and financial advisors, unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Karuna and its stockholders, and declared it advisable to enter into the merger agreement with Bristol-Myers Squibb and Merger Sub providing for the merger in accordance with the DGCL, (b) approved the merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) adopted a resolution recommending that the merger agreement be adopted by Karuna stockholders.
When you consider the Karuna Board’s recommendation, you should be aware that Karuna’s directors may have interests in the merger that may be different from, or in addition to, the interests of Karuna stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger”.
Factors the Karuna Board Considered Supporting the Approval of the Merger
In the course of reaching its decision, the Karuna Board consulted with Karuna’s management and financial and legal advisors, reviewed a significant amount of information and considered a number of potentially positive factors that it believed supported its decision, including, among others, the following (not necessarily in order of relative importance):

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Per share merger consideration. The Karuna Board considered the $330.00 per share in cash to be paid as merger consideration in relation to (a) the Karuna Board’s estimate of the current and future value of Karuna as an independent entity and (b) the market price of Karuna’s common stock described in the bullet immediately below.

•	Premium. The Karuna Board considered that the $330.00 per share in cash to be paid as merger consideration was an attractive value for the shares of Karuna common stock and represented:
•	a premium of 53.4% based on the closing price per share of Karuna common stock of $215.19 on December 21, 2023;
•	a premium of 37.4% based on the highest closing trading price per share of Karuna common stock of $240.22 for the 52-week period ending on December 21, 2023;
•	a premium of 65.1% based on the volume-weighted average price of $199.85 per share of Karuna common stock reported for the 30-trading day period ending on December 21, 2023;
•	a premium of 76.7% based on the volume-weighted average price of $186.80 per share of Karuna common stock reported for the 60-trading day period ending on December 21, 2023; and
•	a premium of 79.2% based on the volume-weighted average price of $184.18 per share of Karuna common stock reported for the 90-trading day period ending on December 21, 2023.
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Cash consideration. The Karuna Board considered the fact that the merger consideration would be paid solely in cash, which enables Karuna’s stockholders to realize value that has been created at Karuna, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company or engaging in a transaction in which all or a portion of the consideration is payable in stock. The Karuna Board weighed the certainty of realizing a compelling value for shares of Karuna common stock by virtue of the merger against the uncertain prospect that the trading value for Karuna common stock would approach the merger consideration in the foreseeable future, as well as the risks and uncertainties associated with its business.

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Strategic alternatives. The Karuna Board considered the potential values, benefits, risks and uncertainties facing Karuna stockholders associated with possible strategic alternatives to the merger (including potential alternative acquisitions and scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives. The Karuna Board also considered its alternatives in light of the risks associated with remaining an independent, standalone company. The Karuna Board considered these alternatives as compared to the risks and benefits of the proposed merger.

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Fairness opinion. The Karuna Board considered the financial analyses presentation by Goldman Sachs and the oral opinion of Goldman Sachs rendered to the Karuna Board (which was subsequently confirmed by delivery of Goldman Sachs’ written opinion dated as of December 22, 2023) that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the $330.00 in cash per share of Karuna common stock to be paid to the holders (other than Bristol-Myers Squibb and its affiliates) of shares of Karuna common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The Goldman Sachs opinion is more fully described in “The Merger Proposal (Proposal 1)—Opinion of Karuna’s Financial Advisor” and the full text of such opinion is attached to this proxy statement as Annex B.

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Highest value reasonably obtainable. The Karuna Board believed the merger consideration of $330.00 per share of Karuna common stock represented the highest value reasonably obtainable for Karuna common stock for the foreseeable future, taking into account the business, operations, product development and commercialization risks, business strategy, assets, liabilities and general financial condition of Karuna. The Karuna Board also considered the progress and the outcome of Karuna’s negotiations with Bristol-Myers Squibb, including the increase in the cash consideration offered by Bristol-Myers Squibb from the time of its initial expression of interest to the end of negotiations, Bristol-Myers Squibb’s willingness to abandon a CVR for a higher non-contingent per share cash payment, a number of changes in the terms and conditions of the merger agreement from the initial markup of the merger agreement from Bristol-Myers Squibb that were more favorable to Karuna,

Karuna’s negotiations with representatives of Party A and the fact that the Final Bristol-Myers Squibb Proposal constituted a higher valuation than Party A’s final proposal, and the outcomes of Goldman Sachs’ ordinary course discussions, held at the direction of the Karuna Board, with the two large multinational pharmaceutical companies that the Karuna Board believed, in consultation with representatives of Goldman Sachs, to be the most likely to be interested in a potential acquisition of Karuna at this time and able to proceed expeditiously towards a potential transaction if interested. Further, the Karuna Board believed, based on its negotiations with Bristol-Myers Squibb, that the merger consideration was the highest price per share that Bristol-Myers Squibb was willing to pay and that the merger agreement contained the most favorable terms to Karuna to which Bristol-Myers Squibb was willing to agree.
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Karuna’s current condition. The Karuna Board considered information with respect to its financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, regulatory, economic and market conditions, trends and cycles.

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Karuna’s future prospects. The Karuna Board considered Karuna’s future prospects if it were to remain independent, including the competitive landscape and the business, financial and execution risks, its relationships with suppliers, collaborators and employees, and the risks associated with continued independence discussed below.

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Product development and commercialization risks. The Karuna Board considered the uncertain nature of the development of pharmaceutical products to treat psychiatric and neurological conditions, acknowledging that product candidates may fail to reach the market for several reasons, including: clinical trial results may show the product candidates to be less effective than expected or have an unacceptable safety or tolerability profile; uncertainties inherent in the product development process (including with respect to the timing of results and whether such results will be predictive of future results); and failure to receive the necessary regulatory approvals or a delay in receiving such approvals, which, among other things, may be caused by unexpected safety or manufacturing issues. In addition, the Karuna Board considered the fact that Karuna has limited prior marketing, sales and distribution experience and capabilities, and, if Karuna’s product candidates receive regulatory approval, Karuna would need to develop or access such capabilities within the United States and globally, which it may fail to do successfully or at reasonable cost, along with the risks related to competition, market acceptance, pricing and reimbursement and other factors affecting the revenues and profitability of product candidates generally.

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Risks associated with continued independence. While the Karuna Board remained supportive of Karuna’s strategic plan and optimistic about its prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including, but not limited to, the following (not necessarily in order of relative importance) and those discussed in Karuna’s public filings with the SEC (see “Where You Can Find Additional Information” beginning on page 98 of this proxy statement):

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Karuna’s programs are all in the clinical, preclinical or discovery stage and if Karuna is unable to successfully develop, obtain regulatory approval and ultimately commercialize its product candidates, or experiences significant delays in doing so, Karuna’s business will be materially harmed;

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Preclinical and clinical development involves a lengthy and expensive process with an uncertain outcome, and the results of preclinical studies and early clinical trials are not necessarily predictive of future results; Karuna’s product candidates may not have favorable results in clinical trials, if any, or receive regulatory approvals on a timely basis, if at all;

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Any difficulties or delays in the commencement or completion, or termination or suspension, of Karuna’s ongoing or planned clinical trials, or any failure of third-party manufacturers to comply with manufacturing regulations, could result in increased costs to Karuna, delay or limit Karuna’s ability to generate revenue and adversely affect Karuna’s commercial prospects;

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Karuna’s limited operating history, the fact that Karuna has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future, and the fact that Karuna may not be able to generate sufficient revenue to achieve and maintain profitability;

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Karuna may require substantial additional financing to achieve its goals, which may cause stockholder dilution and certain other challenges, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force Karuna to delay, limit, reduce or terminate its product discovery and development programs, commercialization efforts or other operations;

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Karuna has entered into, and may in the future seek to enter into, collaborations, licenses and other similar arrangements and may not be successful in doing so, and even if successful, Karuna may relinquish valuable rights and may not realize the benefits of such relationships;

•	Karuna relies on third parties to assist in conducting many of its clinical trials, and these third parties may not perform satisfactorily;
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Even if Karuna’s product candidates are approved by the FDA, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success, in which case Karuna may not generate significant revenues or become profitable;

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Karuna faces significant competition, and if Karuna’s competitors develop product candidates more rapidly than Karuna does or their product candidates are more effective and/or safe, Karuna’s ability to develop and successfully commercialize products may be adversely affected;

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If Karuna is unable to obtain and maintain patent protection for any product or technology it may develop, or if the scope of the patent protection obtained is not sufficiently broad, Karuna’s competitors could develop and commercialize products similar or identical to Karuna’s, and Karuna’s ability to successfully commercialize any product candidates it may develop may be adversely affected;

•	Karuna may not be able to protect its intellectual property and proprietary rights throughout the world;
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If Karuna fails to comply with its obligations under its intellectual property licenses, if the licenses are terminated or if disputes regarding these licenses arise, Karuna could lose significant rights that are important to its business; and

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The current state of the U.S. and global economies, increased volatility resulting from macroeconomic factors such as interest rates and inflation, escalating political and global trade tensions, and the current and potential impact in both the near term and long term on the biopharmaceutical industry and the future commercialization efforts required with respect to Karuna’s products or product candidates that may become approved for sale, including the numerous risks, costs and uncertainties associated with research, development and commercialization of Karuna’s pipeline programs.

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Economic conditions. The Karuna Board considered the current state of the economy, equity and debt financing markets for biotechnology companies and uncertainty surrounding forecasted economic conditions both in the near term and the long term, which could reduce its ability to finance its ongoing operations or reduce or delay its profitability.

•	Merger agreement. The Karuna Board considered, in consultation with its counsel, the terms of the merger agreement, including:
•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;
•	the fact that the consummation of the merger is not conditioned on any financing arrangements or contingencies;
•	the fact that Karuna has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and the consummation of the merger;

•	the fact that the definition of “material adverse effect” has a number of customary exceptions and is generally a very high standard as applied by courts;
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the right of Karuna and the Karuna Board to effect a change of recommendation or terminate the merger agreement in order to enter into a definitive written agreement providing for a superior proposal prior to obtaining the Karuna stockholder approval if the Karuna Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s) that such acquisition proposal constitutes a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Bristol-Myers Squibb and payment to Bristol-Myers Squibb of a termination fee of $490 million;

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the belief of the Karuna Board that, although the termination fee provisions might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, and its belief that the $490 million termination fee was reasonable in the context of comparable transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

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the Karuna Board’s right to change its recommendation prior to obtaining the Karuna stockholder approval if an intervening event has occurred and the Karuna Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Bristol-Myers Squibb;

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Karuna’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if the Karuna Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that the third party has made a competing proposal that constitutes or could reasonably be expected to lead to a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law;

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Bristol-Myers Squibb’s obligation to pay to Karuna a termination fee of $600 million in the event that the merger agreement is terminated (a) due to a restraint arising in connection with any antitrust laws, or (b) due to failure to close by the end date and, at the time of such termination, (i) any of the conditions to closing relating to antitrust laws or consents has not been satisfied or waived and (ii) all other conditions to closing set forth in the merger agreement have been satisfied or waived; and

•	Karuna’s right, under specified circumstances, to specifically enforce Bristol-Myers Squibb’s obligations under the merger agreement.
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Financing. The Karuna Board considered the fact that the merger is not conditioned on any financing arrangements or contingencies and that Bristol-Myers Squibb and Merger Sub have represented in the merger agreement that Bristol-Myers Squibb will have available to it (and will make available to Merger Sub in a timely manner) sufficient funds required to make all payments contemplated by the merger agreement to be made by Bristol-Myers Squibb, Merger Sub or the surviving corporation as of the effective time and to pay all fees and expenses incurred in connection with the transactions contemplated by the merger agreement that are payable by Bristol-Myers Squibb or Merger Sub in accordance with the terms of the merger agreement.

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Likelihood of consummation. The Karuna Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required antitrust approval, and the remedies available to Karuna under the merger agreement, as well as the commitment by Bristol-Myers Squibb to use reasonable best efforts, subject to certain limitations, to consummate the merger as soon as reasonably practicable.

•	Bristol-Myers Squibb’s reputation. The Karuna Board considered that Bristol-Myers Squibb is a creditworthy entity with substantial assets, and considered Bristol-Myers Squibb’s reputation in the pharmaceutical industry, its financial capacity to complete an acquisition of this size and its prior track record of completing acquisitions, which the Karuna Board believed supported the conclusion that a transaction with Bristol-Myers Squibb could be completed efficiently and in an orderly manner.
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Appraisal rights. The Karuna Board considered the fact that stockholders and beneficial owners who do not vote to adopt the merger agreement and who comply with the requirements of Section 262 of the DGCL will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

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Board’s independence and comprehensive review process. The Karuna Board considered the fact that the Karuna Board consisted of a majority of independent directors who unanimously approved the transaction following extensive discussions with Karuna’s management team, representatives of its legal and financial advisors, and also took into consideration the financial expertise and industry expertise held by a number of directors.

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Stockholders’ ability to reject the merger. The Karuna Board considered the fact that the merger is subject to the adoption of the merger agreement by a majority in voting power of the outstanding shares of Karuna common stock as of the close of business on the record date.

Other Factors Considered by the Karuna Board.
In the course of reaching its decision, the Karuna Board also considered and balanced against the potential benefits of the merger a number of potentially adverse factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):
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Participation in future gains. The Karuna Board considered the fact that Karuna will no longer exist as an independent public company and Karuna stockholders will forgo any future increase in Karuna’s value that might result from its possible growth as an independent company or the success of any of Karuna’s product candidates. The Karuna Board was optimistic about its prospects on a standalone basis, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by its strategic plan, particularly on a risk-adjusted basis and in light of the achievability of its Financial Projections.

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Regulatory risk. The Karuna Board considered the risk that the completion of necessary antitrust review, which is beyond Karuna’s control, may be delayed, conditioned or denied. In this regard, the Karuna Board particularly considered the risk that governmental antitrust entities may require certain remedies and that Bristol-Myers Squibb would not be required to agree to such remedies (see “The Merger Agreement—Efforts to Consummate the Merger”). The Karuna Board also considered that Bristol-Myers Squibb may be required to pay a termination fee of $600 million to Karuna if the merger agreement is terminated under certain specified circumstances relating to the failure to obtain required antitrust approvals pursuant to the terms and conditions of the merger agreement.

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Risks associated with a failure to consummate the merger. The Karuna Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed. The Karuna Board noted the fact that, if the merger is not completed, (a) it will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition and a potentially negative effect on its business and supplier and collaborator relationships, (b) depending on the circumstances that caused the merger not to be completed, it is likely that the price of the Karuna common stock will decline, potentially significantly, and (c) the market’s perception of Karuna and its product candidates could be adversely affected.

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Risks associated with the announcement and pendency of the merger. The Karuna Board considered the risk that the announcement and pendency of the merger could cause substantial harm to Karuna’s business relationships or relationships with its employees, or may divert management and employee attention away from the day-to-day operation of its business. The Karuna Board also considered its ability to attract and retain key personnel while the proposed merger is pending and the potential adverse effects on its financial results as a result of that disruption.

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Restrictions on the operation of its business. The Karuna Board considered the restrictions on the conduct of its business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to its operations it would otherwise take absent the pending merger.

•	Non-solicitation provision. The Karuna Board considered the fact that the merger agreement precludes Karuna from actively soliciting alternative proposals.
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Termination fee. The Karuna Board considered the possibility that the $490 million termination fee payable to Bristol-Myers Squibb in certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

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Tax treatment. The Karuna Board considered the fact that any gains arising from the receipt of the merger consideration would generally be taxable to Karuna stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder litigation. The Karuna Board considered the impact on Karuna of potential stockholder litigation in connection with the merger.
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Transaction costs. The Karuna Board considered the fact that Karuna has incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is consummated.

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Potential differing interests of directors and officers. The Karuna Board considered that, aside from their interests as Karuna stockholders, Karuna’s directors and officers have interests in the merger that may be different from, or in addition to, the interests of other Karuna stockholders generally. See “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger” beginning on page 52 of this proxy statement.

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Other risks. The Karuna Board considered the types and nature of the risks and uncertainties set forth in Kauna’s Annual Report on Form 10-K for fiscal year ended December 31, 2022, subsequent quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 under Item 1A “Risk Factors” and current reports on Form 8-K.

While the Karuna Board considered potentially positive and potentially negative factors, the Karuna Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Karuna Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Karuna and its stockholders.
The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Karuna Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the Karuna Board in that regard. In view of the number and variety of factors, the Karuna Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Karuna Board may have given different weights to different factors. Based on the totality of the information presented, the Karuna Board collectively reached the unanimous decision to authorize and approve the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, in light of the factors described above and other factors that the members of the Karuna Board felt were appropriate.
Portions of this explanation of Karuna’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Karuna’s Financial Advisor
Goldman Sachs rendered its oral opinion to the Karuna Board (which was subsequently confirmed by delivery of Goldman Sachs’ written opinion dated as of December 22, 2023) that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the $330.00 in cash per share of Karuna common stock to be paid to the holders (other than Bristol-Myers Squibb and its affiliates) of shares of Karuna common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated December 22, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Karuna Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Karuna common stock should vote with respect to the merger or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the merger agreement;
•	annual reports to Karuna stockholders and Annual Reports on Form 10-K of Karuna for the three years ended December 31, 2022;
•	Karuna’s Registration Statement on Form S-1, including the prospectus contained therein, dated November 18, 2019, relating to an offering of the shares of Karuna common stock;
•	certain interim reports to Karuna stockholders and Quarterly Reports on Form 10-Q of Karuna;
•	certain publicly available research analyst reports for Karuna;
•	certain other communications from Karuna to its stockholders; and
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certain internal financial analyses and forecasts for Karuna and certain analyses related to the expected utilization by Karuna of certain net operating loss carryforwards and tax credits, each as prepared by the management of Karuna and approved for Goldman Sachs’ use by Karuna (as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Certain Financial Projections,” beginning on page 50), which we refer to as “Financial Projections”.

Goldman Sachs also held discussions with members of the senior management of Karuna regarding their assessment of the past and current business operations, financial condition and future prospects of Karuna; reviewed the reported price and trading activity for the shares of Karuna common stock; compared certain financial and stock market information for Karuna with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biotechnology industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with Karuna’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with Karuna’s consent, that the Financial Projections were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Karuna. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Karuna or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Karuna to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to Karuna; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Bristol-Myers Squibb and its affiliates) of shares of Karuna common stock, as of the date of the opinion, of the $330.00 in cash per share of Karuna common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Karuna; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Karuna, or class of such persons, in connection with the merger, whether relative to the $330.00 in cash per share of Karuna common stock to be paid to the holders (other than Bristol-Myers Squibb and its affiliates) of shares of Karuna common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the shares of Karuna common stock will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on Karuna, Bristol-Myers Squibb, or the merger, or as to the impact of the merger on the solvency or viability of Karuna or Bristol-Myers Squibb or the ability of Karuna or Bristol-Myers Squibb to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Karuna Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 21, 2023, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.
Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for Karuna for the one-year period ended December 21, 2023. In addition, Goldman Sachs analyzed the $330.00 in cash per share of Karuna common stock to be paid to holders of shares of Karuna common stock pursuant to the merger agreement in relation to the (a) closing price per share of Karuna common stock on December 21, 2023, the last trading day before the public announcement of the merger, (b) the 52-week high closing trading price per share of Karuna common stock as of December 21, 2023, (c) the median analyst price per share target as of December 21, 2023, (d) the volume weighted average price (the “VWAP”) of the shares of Karuna common stock for the preceding 30-trading day period ending December 21, 2023, (e) the VWAP of the shares of Karuna common stock for the preceding 60-trading day period ending December 21, 2023, and (f) the VWAP of the shares of Karuna common stock for the preceding 90-trading day period ending December 21, 2023.
This analysis indicated that the price per share to be paid to Karuna stockholders pursuant to the merger agreement represented:
•	a premium of 53.4% based on the closing price per share of Karuna common stock of $215.19 on December 21, 2023;
•	a premium of 37.4% based on the highest closing trading price per share of Karuna common stock of $240.22 for the 52-week period ending on December 21, 2023;
•	a premium of 22.7% based on the median analyst price target of $269.00 per share of Karuna common stock as of December 21, 2023;
•	a premium of 65.1% based on the VWAP of $199.85 of the shares of Karuna common stock for the 30-trading day period ending on December 21, 2023;
•	a premium of 76.7% based on the VWAP of $186.80 of the shares of Karuna common stock for the 60-trading day period ending on December 21, 2023; and
•	a premium of 79.2% based on the VWAP of $184.18 of the shares of Karuna common stock for the 90-trading day period ending on December 21, 2023.
Illustrative Discounted Cash Flow Analysis
Using the Financial Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Karuna to derive a range of illustrative present values per share of Karuna common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 12.0% to 14.0%, reflecting estimates of Karuna’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2023 (a) estimates of unlevered free cash flow for Karuna for the fourth quarter of the fiscal year 2023 and the fiscal years 2024 through 2048 as reflected in the Financial Projections and (b) a range of illustrative terminal values for Karuna, which were calculated by applying a perpetuity growth rate of 1.0%, to a terminal year estimate of the unlevered free cash flow to be generated by Karuna, as reflected in the Financial Projections. The perpetuity growth rate was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Financial Projections and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Karuna’s target capital structure weightings, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Karuna, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Karuna by adding the ranges of present values it derived above. Goldman Sachs then added from the range of illustrative enterprise values it derived for Karuna the amount of Karuna’s net cash as of September 30, 2023, as provided by and approved for Goldman Sachs’ use by the management of Karuna to derive a range of illustrative equity values for Karuna. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Karuna as of December 20, 2023, as provided by and approved for Goldman Sachs’ use by the management of Karuna, using the treasury stock method, to derive a range of illustrative present values per share ranging from $213.89 to $257.33.
Premia Paid Analysis
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for acquisition transactions announced from January 1, 2018 through December 21, 2023 involving a public company in the biopharmaceutical industry as the target where the disclosed enterprise values for the transaction were between approximately $8 billion and $15 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, mean, minimum, 25th percentile, 75th percentile and maximum premiums of the price paid in the 11 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the respective transaction. This analysis indicated a median premium of 73%, mean premium of 70%, minimum premium of 36%, 25th percentile premium of 62%, 75th percentile premium of 84% and maximum premium of 95% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 36% to 95% to the undisturbed closing price per share of Karuna common stock of $215.19 as of December 21, 2023 and calculated a range of implied equity values per share of Karuna common stock of $292.66 to $419.62.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Karuna or Bristol-Myers Squibb or the contemplated merger.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Karuna Board as to the fairness from a financial point of view to the holders (other than Bristol-Myers Squibb and its affiliates) of the shares of Karuna common stock of the $330.00 in cash per share of Karuna common stock to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Karuna, Bristol-Myers Squibb, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The $330.00 in cash per share of Karuna common stock was determined through arm’s-length negotiations between Karuna and Bristol-Myers Squibb and was approved by the Karuna Board. Goldman Sachs provided advice to Karuna during these negotiations. Goldman Sachs did not, however, recommend any specific consideration to Karuna or the Karuna Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.
As described elsewhere in this proxy, Goldman Sachs’ opinion to the Karuna Board was one of many factors taken into consideration by the Karuna Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Karuna, Bristol-Myers Squibb, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the merger contemplated by the merger agreement. Goldman Sachs acted as financial advisor to Karuna in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to Karuna and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner with respect to an offering of the shares of Karuna common stock in August 2022 and March 2023. During the two-year period ended December 22, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Karuna and/or its affiliates of approximately $24 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Bristol-Myers Squibb and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner with respect to an investment grade offering and tender offer of Bristol-Myers Squibb in February 2022; acted as book runner with respect to an investment grade tender offer of Bristol-Myers Squibb in March 2022, and acted as co-manager with respect to an investment grade bond offering of Bristol-Myers Squibb in October 2023. During the two-year period ended December 22, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Bristol-Myers Squibb and/or its affiliates of approximately $10 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Karuna, Bristol-Myers Squibb and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
The Karuna Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated December 20, 2023, Karuna engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between Karuna and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $117 million, $5 million of which became payable at announcement of the merger, and the remainder of which is contingent upon consummation of the merger. In addition, Karuna has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Financial Projections
Karuna does not as a matter of course, publicly disclose projections as to its future financial results. Karuna’s senior management prepared and provided to the Karuna Board at its meeting on October 17, 2023, certain non-public financial forecasts based on management’s reasonable best estimates, judgments and assumptions with respect to Karuna’s future financial performance at the time such forecasts were prepared, which were updated to reflect certain immaterial changes and provided to the Karuna Board at its meeting on December 21, 2023, as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” beginning on page 32, and which we refer to as the “Financial Projections”. The Financial Projections were approved and provided by the Karuna Board for Goldman Sachs’ use for purposes of its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of Karuna’s Financial Advisor.” Goldman Sachs expressed no view or opinion as to these financial projections or the assumptions on which they were based. A summary of the Financial Projections is set forth below:
Financial Projections (Risk-Adjusted) ($ in millions)
	Fiscal Year Ending December 31,
	2023	2024	2025	2026	2027	2028	2029	2030	2031
Revenue	$0	$22	$152	$517	$1,001	$1,607	$2,432	$2,996	$3,689
Gross Profit	$0	$22	$141	$474	$860	$1,438	$2,166	$2,668	$3,452
Net Operating Profit After Tax	($294)	($424)	($300)	$21	$299	$669	$1,042	$1,334	$1,804
Unlevered Free Cash Flow(1)	($299)	($414)	($306)	($12)	$277	$616	$994	$1,286	$1,742
	Fiscal Year Ending December 31,
	2032	2033	2034	2035	2036	2037	2038	2039	2040
Revenue	$4,419	$5,086	$5,725	$6,329	$6,950	$7,520	$8,070	$6,865	$2,794
Gross Profit	$4,128	$4,735	$5,311	$5,872	$6,471	$7,028	$7,543	$6,420	$2,623
Net Operating Profit After Tax	$2,212	$2,577	$2,919	$3,250	$3,593	$3,927	$4,227	$3,549	$1,298
Unlevered Free Cash Flow	$2,150	$2,509	$2,849	$3,182	$3,525	$3,877	$4,172	$3,554	$1,274
	Fiscal Year Ending December 31,
	2041	2042	2043	2044	2045	2046	2047	2048
Revenue	$2,532	$2,501	$2,547	$2,552	$2,567	$2,050	$1,506	$1,315
Gross Profit	$2,381	$2,354	$2,399	$2,405	$2,418	$1,947	$1,430	$1,250
Net Operating Profit After Tax	$1,155	$1,137	$1,160	$1,160	$1,165	$923	$655	$561
Unlevered Free Cash Flow	$1,128	$1,109	$1,137	$1,151	$1,159	$920	$654	$560
(1)
“Unlevered Free Cash Flow” refers to Net Operating Profit After Tax, less capital expenditures and changes in net working capital, plus depreciation and amortization. Unlevered Free Cash Flow excludes free cash flow benefits from net operating losses.

The Financial Projections were not prepared with a view to public disclosure or with a view toward compliance with SEC rules and are included in this proxy statement only because the Financial Projections were approved and provided by the Karuna Board to Goldman Sachs for purposes of its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of Karuna’s Financial Advisor.” The Financial Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, Karuna’s management. KPMG LLP (“KPMG”) has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections and, accordingly, KPMG does not express an opinion or any other form of assurance with respect thereto. The KPMG report incorporated by reference in this proxy statement relates to Karuna’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so. The Financial Projections were prepared solely for internal use of Karuna and are subjective in many respects. Karuna has made no representations to Bristol-Myers Squibb or Merger Sub, in the merger agreement or otherwise, concerning any projected financial information, including the Financial Projections.
The Financial Projections are forward-looking statements. Although this summary of the Financial Projections is presented with numerical specificity, the Financial Projections reflect numerous variables, assumptions and estimates as to future events made by Karuna’s management that it believed were reasonable at the time the Financial Projections were prepared, taking into account the relevant information available to management at the time and presented as of the time of the preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Karuna on a stand alone basis as described above and subject to certain assumptions and limitations. Such variables, assumptions and estimates are inherently uncertain and many of which are beyond the control of Karuna’s management. Although Karuna’s management believes there is a reasonable basis for the Financial Projections, Karuna cautions shareholders that future results could be materially different from the Financial Projections. Because the

Financial Projections cover multiple years, by their nature, they become less predictive with each successive year. This information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Financial Projections not to be achieved include, among other things, Karuna’s limited operating history, Karuna’s ability to obtain necessary funding, Karuna’s ability to generate positive clinical trial results for the product candidates, risks inherent in clinical development, the timing and scope of regulatory approvals, changes in laws and regulations to which Karuna is subject, competitive pressures, Karuna’s ability to identify additional product candidates and risks relating to business interruptions. The Financial Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. These estimates and assumptions may prove inaccurate for any number of reasons, including general economic conditions, competition and other risks. For information on factors that may cause Karuna’s future results to materially vary, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
In addition, the Financial Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. Because the Financial Projections were developed on a stand alone basis without giving effect to the merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies realized as a result of the merger or any changes to Karuna’s operations or strategy that may be implemented after completion of the merger. As a result, there can be no assurance that the Financial Projections will be realized, and actual results may be materially better or worse than those contained in the Financial Projections. The inclusion of this information should not be regarded as an indication that the Karuna Board, Karuna, Goldman Sachs, Bristol-Myers Squibb, Merger Sub, Bristol-Myers Squibb’s representatives or affiliates or any other recipient of this information considered, or now considers, the Financial Projections to be necessarily predictive of actual future results. The summary of the Financial Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.
Except to the extent required by applicable federal securities laws, Karuna does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Financial Projections to reflect circumstances existing after the date when Karuna prepared the Financial Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Financial Projections are shown to be in error. By including in this document a summary of certain financial projections, neither Karuna nor any of its representatives or advisors (including Goldman Sachs) nor Bristol-Myers Squibb or its representatives or affiliates makes any representation to any person regarding the ultimate performance of Karuna or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.
Certain of the measures included in the Financial Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Karuna may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures were relied upon by Goldman Sachs at the direction of the Karuna Board for purposes of its financial analyses and opinion and by the Karuna Board in connection with its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Goldman Sachs for purposes of its financial analyses and opinion or by the Karuna Board in connection with its consideration of the merger. Karuna has not provided reconciliations of the non-GAAP financial measures included in these projections to the comparable GAAP measure due to the lack of reasonably accessible or reliable comparable GAAP measures for these measures and the inherent difficulty in forecasting and quantifying the measures that are necessary for such reconciliation. Accordingly, a reconciliation of the financial measures is not included herein.
Interests of Karuna’s Executive Officers and Directors in the Merger
In considering the recommendation of the Karuna Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as Karuna stockholders, Karuna’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Karuna stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below and, with respect to the named executive officers of Karuna, are quantified in the “Golden Parachute Compensation” table below. The Karuna Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger. The calculations set forth herein are based on the outstanding Karuna equity awards as of December 31, 2023.
Karuna’s named executive officers are Bill Meury (President and Chief Executive Officer), Steven Paul, M.D. (former President and Chief Executive Officer, former President of Research and Development and Chief Scientific Officer), Jason Brown (Chief Financial Officer), Troy Ignelzi (former Chief Financial Officer), Andrew Miller, Ph.D. (President of Research and Development), Stephen Brannan, M.D. (Chief Medical Officer) and Charmaine Lykins (former Chief Commercial Officer) (the “named executive officers,” and together with William Kane (Chief Commercial Officer), the “executive officers”).
With respect to Karuna’s executive officers, these interests are described in more detail below, assuming the merger occurs and, where applicable, the executive officer experiences a qualifying termination of employment on April 30, 2024:
•
cash severance payments and other termination benefits following a qualifying termination of employment, pursuant to the terms of each named executive officer’s employment agreement, in an estimated aggregate amount of $6,237,063 for all named executive officers;

•
accelerated vesting and cancelling and cashing out of Karuna Options and Karuna RSUs held by the named executive officers, in the aggregate amount of $77,791,993, based on awards outstanding at December 31, 2023 that are expected to be unvested as of April 30, 2024, for all named executive officers, based on the price per share of Karuna common stock of $330.00; and

•
the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and Karuna’s certificate of incorporation and bylaws, With respect to non-employee members of the Karuna Board, these interests relate to the impact of the transaction on the directors’ outstanding Karuna equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and Karuna’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the Karuna Board, subject in all respects to the limitations set forth in the merger agreement.

Treatment of Director and Executive Officer Common Stock
As is the case for any stockholder of Karuna, Karuna’s directors and executive officers will receive $330.00 per share in cash, without interest, and less any applicable withholding taxes, for each share of Karuna common stock that they own at the effective time. For information regarding beneficial ownership of Karuna common stock by each of Karuna’s current directors, Karuna’s named executive officers and all directors and executive officers as a group, see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 91.
Treatment of Director and Executive Officer Equity Awards
As described in the section of this proxy statement entitled “The Merger Agreement—Treatment of Karuna Equity Awards and Karuna ESPP” beginning on page 31, the merger agreement provides that each Karuna Option and Karuna RSU will be treated as set forth below.
•
Options. Immediately prior to the effective time, each Karuna Option, whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will entitle the holder of such Karuna Option to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to such Karuna Option multiplied by (b) the excess, if any, of $330.00 over the per share exercise price of such Karuna Option, less applicable taxes.

•
Restricted Stock Units. Immediately prior to the effective time, each Karuna RSU, whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such Karuna RSU to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to the Karuna RSU multiplied by (b) $330.00, less applicable taxes.
Special rules govern the treatment of Karuna RSUs that are intended to be granted following the entry into the Merger Agreement, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 77.
Payments for Unvested Equity Awards
The following table sets forth the amounts that each of Karuna’s directors, named executive officers and all other executive officers would receive with respect to unvested Karuna Options and Karuna RSUs assuming the completion of the merger occurs on April 30, 2024. The numbers set forth below do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following December 31, 2023. The calculations set forth in the table below are based on outstanding Karuna equity awards as of December 31, 2023 and the merger consideration of $330.00. Depending on when the effective time occurs, certain Karuna equity awards shown in the table below may vest in accordance with their terms.
Estimated Payments for Unvested Equity Awards Table
Executive Officers and Directors	Aggregate Amount Payable for Unvested Karuna Options ($)(1)	Aggregate Amount Payable for Unvested Karuna RSUs ($)(2)
Directors
Christopher Coughlin	175,739	326,700
James Healy, M.D., Ph.D.	175,739	326,700
Jeffrey Jonas, M.D.	175,739	326,700
Laurie Olson	175,739	326,700
Atul Pande, M.D.	175,739	326,700
Denice Torres	175,739	326,700
David Wheadon, M.D.	175,739	326,700
Executive Officers
Bill Meury	5,931,671	6,282,210
Steven Paul, M.D.	26,481,200	2,821,500
Jason Brown	4,353,407	2,362,140
Troy Ignelzi	—	—
Andrew Miller, Ph.D.	13,990,000	3,105,960
Stephen Brannan, M.D.	10,323,195	2,140,710
Charmaine Lykins	—	—
William Kane	3,095,008	2,913,240
(1)
This amount includes the estimated value that each executive officer or director would receive in respect of unvested Karuna Options based on the merger consideration and the assumed closing of the merger on April 30, 2024 on a “single-trigger” basis, pursuant to the terms of the merger agreement solely as a result of the closing of the merger.

(2)
This amount includes the estimated value that each executive officer or director would receive in respect of unvested Karuna RSUs based on the merger consideration and the assumed closing of the merger on April 30, 2024 on a “single-trigger” basis, pursuant to the terms of the merger agreement solely as a result of the closing of the merger.

Severance Benefits
Each currently employed executive officer is eligible for severance benefits in specified circumstances, as set forth in each such executive officer’s employment agreement. If any of the executive officers are terminated by Karuna without “cause” or resign for “good reason” (each as defined in the employment agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of Karuna, the executive officers are entitled to receive (a) an amount equal to 12 months (18 months in the case of Mr. Meury) of the executive officer’s base salary, payable in substantially equal installments over 12 months (18, in the case of Mr. Meury) following the executive officer’s termination of employment, (b) the executive officer’s pro-rated target bonus, (c) if the executive officer elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 12 months (18 months in the case of Mr. Meury) following the executive officer’s termination or the end of the executive officer’s COBRA health continuation period (or in the case of Mr. Meury, the date he becomes eligible for group medical benefits with another employer, if earlier), and (d) for Mr. Meury only, acceleration of vesting of all time-based stock options and other stock-based awards that would have vested in the 18 months following his termination.
In addition, in lieu of the payments and benefits described in the preceding paragraph, in the event that any of the executive officers are terminated by Karuna without cause or resign for good reason, in either case within 12 months following a “change in control” (as defined in the employment agreements) (or for Mr. Meury only, any such termination during the three-month period prior to a change in control), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of Karuna, the executive officers are entitled to receive (a) an amount equal to 1.5 times (2 times in the case of Mr. Meury) the sum of the executive officer’s base salary plus the executive officer’s target bonus for the year, payable within 60 days of the executive officer’s date of termination, (b) full acceleration of vesting of all time-based stock options and other stock-based awards held by the executive officer on the termination date, and (c) if the executive officer elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 18 months (24 months in the case of Mr. Meury) following the executive officer’s termination of employment or the executive officer’s COBRA health continuation period (or in the case of Mr. Meury, the date he becomes eligible for group medical benefits with another employer).
Each executive officer’s employment agreement provides that if the payments or benefits payable to the executive officers in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such executive officer. However, Karuna and any executive officer who is a “disqualified individual” (as defined in Section 280G of the Code) may enter into tax gross-up agreements, as further discussed in the section entitled “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger—280G Mitigation Actions and Tax Gross-Up Arrangements” beginning on page 56.
Indemnification and Insurance
Pursuant to the terms of the merger agreement, Karuna’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 81 for a description of such ongoing arrangements.
Continuation of Employee Compensation and Benefit Levels
For a period of at least 12 months following the effective time, Bristol-Myers Squibb agreed to provide, or cause the surviving corporation to provide, to each employee of Karuna and its subsidiaries who continues to be employed by the surviving corporation (“continuing employees”) (a) a salary, wage, target bonus opportunity and commissions opportunity that, in the aggregate, are no less favorable than the salary, wage, target bonus opportunity and commissions opportunity that were provided, in the aggregate, to continuing employees immediately prior to the effective time; provided, however, that in no event shall any continuing employee’s salary be reduced from such continuing employee’s salary in effect immediately prior to the effective time and provided, further, subject to the Karuna disclosure letter, (b) employee benefits (other than severance and termination benefits) that are substantially comparable in the aggregate to, in the discretion of Bristol-Myers Squibb, (i) those provided to such continuing employee by Karuna (or, if applicable, any of its subsidiaries) immediately prior to the effective time under any Karuna employee benefit plan in effect as of the date of the merger agreement (each, a “Karuna plan”) (other than under any defined benefit pension, post-employment welfare, nonqualified deferred compensation, severance and termination, retention, change in control, or similar compensation or benefits, equity or equity-based incentive plans or arrangements or employee stock purchase plans (the “specified arrangements”)), (ii) those provided to such similarly situated employees of Bristol-Myers

Squibb or its affiliates (other than the specified arrangements), or (iii) a combination of (i) and (ii), and (c) severance and termination benefits that are no less favorable than the severance and termination benefits set forth on the Karuna disclosure letter.
With respect to Karuna’s fiscal year during which the effective time occurs, Bristol-Myers Squibb agreed to honor and assume, or cause the surviving corporation to honor and assume, all annual cash bonus plans of Karuna (and any cash incentive opportunities granted thereunder) in accordance with their terms as in effect immediately prior to the effective time (on a pro-rated basis for the portion of the fiscal year prior to the effective time). With respect to any performance metrics applicable to such annual cash bonus plans for the portion of the fiscal year prior to the effective time, Bristol-Myers Squibb agreed to calculate, or cause the surviving corporation to calculate, performance based on the greater of (x) actual performance, calculated in a manner substantially consistent with the past practice of Karuna, and (y) target level performance. Following the effective time, continuing employees will participate in an annual cash bonus program sponsored by Bristol-Myers Squibb, and such bonuses will be paid to the continuing employees in accordance with the terms of Bristol-Myers Squibb’s cash bonus program, provided that amounts paid to such continuing employees will be no less than target level (on a pro-rated basis for the portion of Bristol-Myers Squibb’s fiscal year following the effective time).
Other Interests
As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of Karuna’s executive officers have entered into any agreement with Bristol-Myers Squibb regarding employment with, compensation from, or equity participation or reinvestment in, the surviving corporation or Bristol-Myers Squibb on a going-forward basis following the completion of the merger. However, Bristol-Myers Squibb (or its representatives) and some or all of Karuna’s executive officers may from time to time have discussions with respect to, or enter into, such arrangements.
280G Mitigation Actions and Tax Gross-Up Arrangements
Karuna may, in consultation with Bristol-Myers Squibb, take certain actions before the effective time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code). Prior to the execution of the merger agreement, Karuna approved (a) the accelerated payout in 2023 of annual cash bonuses that would otherwise have been paid in 2024 for its executive officers and (b) accelerated vesting of certain Karuna RSUs for Messrs. Meury and Kane, in each case, to mitigate the amount of the executive officer’s potential excess parachute payments.
Karuna may also enter into agreements with each disqualified individual providing that, to the extent that any payment or benefit pursuant to the merger would be subject to the excise tax under Section 4999 of the Code, Karuna will provide a tax gross-up to such disqualified individual so that such disqualified individual will retain, on an after tax basis, 100% of the amount that such disqualified individual would have received in connection with the merger if Section 4999 of the Code did not apply; provided that the aggregate amount of the tax gross-ups that Karuna may provide under the terms of such agreements may not exceed $15 million.
New Equity Awards
Karuna intends to grant additional RSUs, including to its executive officers, following the entry into the Merger Agreement, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 77. No such awards have been granted as of the date hereof.
Success Bonus Program
Karuna may establish a cash-based success bonus program in the aggregate amount of up to $5 million to promote retention and to incentivize efforts to consummate the closing of the merger, pursuant to which executive officers could, but are not expected to, participate. No awards under such program have been granted to executive officers as of the date hereof. See the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 77.
Potential Merger-Related Payments to Named Executive Officers
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for Karuna’s named executive officers based on the merger, assuming that (a) the merger is completed on April 30, 2024, (b) each named executive officer experiences a qualifying termination of employment immediately following the completion of the merger, (c) each named executive officer’s base salary rate, target annual bonus and benefits levels remain unchanged from those in effect as of the date of this proxy statement, (d) each named executive officer’s Karuna equity awards remain unchanged as of December 31, 2023 and (e) the merger consideration is $330.00 per share. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time. The calculations in the table below neither include amounts that Karuna’s named executive officers were already entitled to receive or were vested in as of the date of this proxy statement, nor do they include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all the salaried employees of Karuna. Additionally, the calculations do not reflect any possible reductions under the Section 280G modified net cutback provisions described above in the section entitled “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger—Severance Benefits” on page 54. These amounts do not include any amounts payable in respect of any issuances or forfeitures of Karuna equity awards that may be made or occur after December 31, 2023 and prior to the completion of the merger, and do not reflect any Karuna equity awards that have vested or are expected to vest in accordance with their terms prior to the completion of the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites /Benefits ($)(3)	Tax Reimbursement ($)(4)	Other ($)(5)	Total ($)(6)
Bill Meury	2,625,000	12,213,881	—	47,620	—	—	14,886,501
Steven Paul, M.D.(7)	—	29,302,700	—	—	—	—	29,302,700
Jason Brown	1,098,375	6,715,547	—	35,715	—	—	7,849,637
Troy Ignelzi(8)	—	—	—	—	—	—	—
Andrew Miller, Ph.D.	1,260,000	17,095,960	—	35,715	—	—	18,391,675
Stephen Brannan, M.D.	1,109,250	12,463,905	—	25,388	—	—	13,598,543
Charmaine Lykins(9)	—	—	—	—	—	—	—
(1)
This amount includes the estimated total cash severance payments that may be provided by Karuna upon a termination without cause or resignation for good reason in either case within 12 months following a change in control (or for Mr. Meury only, any such termination during the three month period prior to a change in control), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of Karuna, and includes an amount equal to 1.5 times (2 times in the case of Mr. Meury) the sum of the executive officer’s base salary plus the executive officer’s target bonus for the year, payable within 60 days of the executive officer’s date of termination. All components of the cash severance amount are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment during the applicable change in control period).

(2)
This amount includes the estimated value of unvested Karuna Options and Karuna RSUs, the vesting of which would be accelerated immediately prior to the effective time, pursuant to the merger agreement. The value set forth in the “Equity” column in the table above attributable to each type of accelerated Karuna equity award held by Karuna’s named executive officers is “single-trigger” (i.e., they vest and become payable solely as a result of the closing of the merger). The estimated amount of each component is set forth in the table below.

Name	Karuna Options ($)	Karuna RSUs ($)
Bill Meury	5,931,671	6,282,210
Steven Paul, M.D.	26,481,200	2,821,500
Jason Brown	4,353,407	2,362,140
Andrew Miller, Ph.D.	13,990,000	3,105,960
Stephen Brannan, M.D.	10,323,195	2,140,710
(3)
This amount includes the estimated value of health and welfare benefits that may be provided by Karuna upon a termination without cause or resignation for good reason in either case within 12 months following a change in control (or for Mr. Meury only, any such termination during the three month period prior to a change in control), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of Karuna, and includes an amount equal to, if the executive officer elects continuation of health coverage under COBRA, continued health coverage at the active employees’ rate until the earlier of 18 months (24 months in the case of Mr. Meury) following the executive officer’s termination of employment or the executive officer’s COBRA health continuation period (or in the case of Mr. Meury, the date he becomes eligible for group medical benefits with another employer). Such benefits are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment during the applicable change in control period). None of the named executive officers have any perquisites that would be paid out upon a qualifying termination following completion of the merger.

(4)	Karuna has no current obligation to any named executive officer to offset golden parachute excise taxes under the Code or to reimburse the named executive officer for related taxes.

(5)	None of the named executive officers have any other benefits that would be paid out upon a qualifying termination following completion of the merger.
(6)	Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns.
(7)
Steven Paul, M.D. resigned as Chief Scientific Officer and President of Research and Development on January 16, 2024 and is no longer entitled to any severance benefits. Dr. Paul will continue to serve as a member of the Karuna Board and as a member of Karuna’s scientific advisory board.

(8)	Troy Ignelzi was an executive officer during fiscal year 2023. Mr. Ignelzi departed the Company effective September 29, 2023 and is not entitled to any compensation in connection with the merger.
(9)	Charmaine Lykins was an executive officer during fiscal year 2023. Ms. Lykins departed the Company effective January 5, 2023 and is not entitled to any compensation in connection with the merger.
Financing of the Merger
The merger is not conditioned on any financing arrangements or contingencies. Bristol-Myers Squibb and Merger Sub have represented in the merger agreement that Bristol-Myers Squibb will have available to it (and will make available to Merger Sub in a timely manner) sufficient funds required to make all payments contemplated by the merger agreement to be made by Bristol-Myers Squibb, Merger Sub or the surviving corporation as of the effective time and to pay all fees and expenses incurred in connection with the transactions contemplated by the merger agreement that are payable by Bristol-Myers Squibb or Merger Sub in accordance with the terms of the merger agreement.
Antitrust Review Required for the Merger
Under the merger agreement and subject to certain limitations, each of Karuna and Bristol-Myers Squibb has agreed to use their respective reasonable best efforts to, among other things, consummate the merger as soon as reasonably practicable. Completion of the merger is conditioned upon (i) the expiration or early termination of (a) the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, and the receipt of any required approvals thereunder, and, (b) any voluntary agreement with a governmental entity entered into by Karuna, Bristol-Myers Squibb or Merger Sub not to consummate the merger, and (ii) the receipt of each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any antitrust laws with respect to the merger as specified in the disclosure letter.
United States Antitrust
Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied and any required approvals thereunder have been obtained. Karuna and Bristol-Myers Squibb filed notifications with the Antitrust Division and the FTC on January 9, 2024. On February 2, 2024, Bristol-Myers Squibb, in consultation with Karuna, voluntarily withdrew its notification with the Antitrust Division and the FTC, effective as of February 8, 2024, in order to provide the Antitrust Division and the FTC with additional time to review the transaction. Bristol-Myers Squibb currently intends to re-file its notification with the Antitrust Division and the FTC on February 12, 2024.
At any time before or after the completion of the merger, the Antitrust Division, the FTC or foreign antitrust authorities could take action under the U.S. or foreign antitrust laws, including seeking to prevent the merger, to rescind the merger or to clear the merger subject to the divestiture of assets of Karuna or Bristol-Myers Squibb or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the transactions or permitting completion subject to the divestiture of assets of Karuna or Bristol-Myers Squibb or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the transactions on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.
General
Under the merger agreement and subject to certain limitations, Karuna and Bristol-Myers Squibb have both agreed to use their reasonable best efforts to complete the merger, including obtaining any requisite antitrust approval, as soon as reasonably practicable. With respect to any approvals relating to antitrust laws, Karuna and Bristol-Myers Squibb have also agreed to (a) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (b) subject to applicable law, furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement, (c) promptly notify the other party of any substantive communication received by the FTC or DOJ or any other governmental entity and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated thereby and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ or any other governmental entity with respect to the transactions contemplated by the merger agreement, (d) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the DOJ or by any other governmental entity in respect of such registrations, declarations and filings or such transactions, and (e) permit the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other governmental entity or, in connection with any proceeding by a private party, with any other person. No party shall independently participate in any substantive meeting or communication with any governmental entity in respect of any such filings, investigation or other inquiry without giving the other parties sufficient prior notice of the meeting and, to the extent permitted by such governmental entity, the opportunity to attend or participate in such substantive meeting or communication. Without limiting the foregoing, neither Bristol-Myers Squibb nor any member of the Bristol-Myers Squibb group shall withdraw any filing made under the HSR Act or other applicable antitrust law or refile such filing, in each case, except with the prior written consent of Karuna (such consent not to be unreasonably withheld, conditioned or delayed).
In no event, however, will Bristol-Myers Squibb be required to, and Karuna, without the prior written consent of Bristol-Myers Squibb, will not and will not agree to, take steps to (a) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or (b) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, including (i) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divesture, disposition, or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Bristol-Myers Squibb, or Karuna or its subsidiaries or any interest therein, (ii) otherwise taking or committing or agreeing to restrictions or actions that after the effective time would limit Bristol-Myers Squibb’s or Karuna’s or its subsidiaries’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Bristol-Myers Squibb or Karuna or its subsidiaries or any interest or interests therein or (iii) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Bristol-Myers Squibb or Karuna or its subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto or to such restrictions or actions.
While Karuna has no reason to believe it will not be possible to complete the antitrust reviews in a timely manner, there is no certainty that these reviews will be completed within the period of time contemplated by the merger agreement or that the completion of any of such reviews would not be conditioned upon actions that would be materially adverse to Karuna or Bristol-Myers Squibb, or that a challenge to the merger will not be made. If a challenge is made, the results of such challenge cannot be predicted. Private parties or U.S. state attorneys general may also bring actions under the antitrust and other laws under certain circumstances. Further, antitrust reviews do not constitute an endorsement or recommendation of the merger.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of Karuna common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 93) whose shares of Karuna common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares of Karuna common stock (i.e., shares of Karuna common stock acquired at the same cost in a single transaction). The determination of the actual tax consequences of the merger to a holder of Karuna common stock will depend on the holder’s specific situation.
The tax consequences of the merger to you will depend on your particular circumstances. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 93 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of Karuna Common Stock
As promptly as reasonably practicable following the completion of the merger, the Karuna common stock currently listed on Nasdaq will cease to be listed on Nasdaq and will be deregistered under the Exchange Act.
Appraisal Rights
General
Under the DGCL, Karuna stockholders have the right to demand appraisal and to receive payment in cash for the fair value of their shares of Karuna common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the merger consideration, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. Karuna stockholders of record and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law. This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Karuna stockholder of record or beneficial owner should exercise his, her or its right to seek appraisal under Section 262 of the DGCL.
Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of record, and beneficial owners, of shares of Karuna common stock who: (a) submit a written demand for appraisal of such person’s shares to Karuna prior to the vote on the merger agreement; (b) have not consented to or otherwise voted in favor of the merger agreement or otherwise withdrawn, lost or waived appraisal rights; (c) continuously are the record holders or beneficial holders, as applicable, of such shares through the effective time; and (d) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger instead of the merger consideration. Any such Karuna stockholder of record or beneficial holder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as the merger consideration.
Section 262 of the DGCL requires that Karuna stockholders for whom appraisal rights are available be notified not less than 20 days before the special meeting. Either a copy of Section 262 of the DGCL or information directing Karuna stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice.

This proxy statement constitutes our notice to Karuna stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Karuna stockholders of record and beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Karuna unless certain stock ownership conditions are satisfied by Karuna stockholders of record and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, Karuna stockholders of record and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Karuna stockholder of record or beneficial owner who loses, waives or otherwise fails to properly exercise his, her or its appraisal rights will be entitled to receive the merger consideration.
How to Exercise and Perfect Your Appraisal Rights
If you are a Karuna stockholder of record or a beneficial holder and wish to exercise the right to seek an appraisal of your shares of Karuna common stock, you must satisfy each of the following conditions:
You must deliver to Karuna a written demand for appraisal before the vote on approval of the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger agreement. Voting against or failing to vote for the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the Karuna stockholder of record or beneficial holder and the intention of such holder to demand appraisal of his, her or its shares. A failure by such holder to make a written demand for appraisal before the vote with respect to the merger agreement is taken will constitute a waiver of appraisal rights.
•
In the case of a Karuna stockholder of record, you must not vote in favor of, or consent in writing to, the merger agreement. A vote in favor of the merger agreement, by proxy submitted by mail, over the internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a Karuna stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the merger agreement or abstain from voting on the merger agreement. In the case of a beneficial owner, you must not instruct your broker, bank or other nominee to vote your share(s), or abstain from voting, in favor of the merger agreement;

•
You must continuously hold or beneficially own, as applicable, shares of Karuna common stock from the date of making the demand through the effective time. You will lose your appraisal rights if you transfer the shares before the effective time; and

•
You must otherwise comply with the requirements of Section 262 of the DGCL, including the requirement that you, another Karuna stockholder who has complied with the requirements of Section 262 or Karuna must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. Karuna is under no obligation to file any petition and has no present intention of doing so.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of Karuna common stock.
In addition, because shares of Karuna common stock are listed on a national securities exchange and is expected to continue to be listed on such exchange immediately prior to the consummation of the merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Karuna common stock, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Karuna common stock eligible for appraisal or (b) the value of the merger consideration for such total number of shares entitled to appraisal exceeds $1 million (collectively, the “ownership thresholds”). At least one of the ownership thresholds must be met in order for Karuna stockholders to be entitled to seek appraisal with respect to such shares of Karuna common stock.
In the case of a record holder of shares of Karuna common stock, voting, via the internet during the special meeting or by proxy, against, abstaining from voting on or failing to vote on the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. If you want to exercise your appraisal rights, you must not vote your shares of Karuna common stock via the internet during the special meeting or by proxy in favor of the merger agreement.
In the case of a beneficial owner of shares of Karuna common stock, brokers, banks and other nominees that hold shares in “street name” for their customers do not have discretionary authority to vote those shares on the merger agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of Karuna common stock held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the merger agreement, and does not revoke such instruction prior to the vote on the merger agreement, then such shares will be voted in favor of the merger agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, if you are a beneficial owner of shares of Karuna common stock who wishes to exercise appraisal rights, you must either not provide any instructions to your broker, bank or other nominee how to vote on the merger agreement or instruct such broker, bank or other nominee to vote against the merger agreement or abstain from voting on such proposal.
Who May Exercise Appraisal Rights
A holder of record or beneficial owner of shares of Karuna common stock issued and outstanding immediately prior to the effective time may assert appraisal rights for the shares of Karuna common stock held of record or beneficially in that holder’s name. A demand for appraisal must be executed by or on behalf of the Karuna stockholder of record or beneficial owner, as applicable, and must reasonably inform Karuna of the identity of the Karuna stockholder of record or beneficial owner and that the Karuna stockholder intends to demand appraisal of his, her or its shares of Karuna common stock. In addition, in the case of a demand for appraisal made by a beneficial owner, the demand must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by Karuna and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of Karuna common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the holder of record.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
Karuna Therapeutics, Inc.
Attention: Mia Kelley, General Counsel and Secretary
99 High Street, 26th Floor
Boston, Massachusetts 02110

THE MERGER AGREEMENT
The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Karuna contained in this proxy statement or in Karuna’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Karuna contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by Karuna, Bristol-Myers Squibb and Merger Sub were qualified and subject to important limitations agreed to by Karuna, Bristol-Myers Squibb and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, and were not intended by the parties to the merger agreement to be a characterization of the actual state of facts or condition of Karuna, Bristol-Myers Squibb or Merger Sub, except as expressly stated in the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by Karuna to Bristol-Myers Squibb and Merger Sub, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the public filings made by Karuna with the SEC.
Additional information about Karuna may be found elsewhere in this proxy statement and Karuna’s other public filings. See “Where You Can Find Additional Information” beginning on page 98 of this proxy statement.
When the Merger Becomes Effective
The closing of the merger will take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or remotely by exchange of documents and signatures (or their electronic counterparts), at 9:00 a.m. (New York City time) on the third business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of such conditions), unless another time or place is agreed to in writing by Karuna and Bristol-Myers Squibb.
At the closing, Karuna and Bristol-Myers Squibb will cause the merger to be consummated by filing a certificate of merger with respect to the merger (the “certificate of merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the merger. The merger shall become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Karuna and Bristol-Myers Squibb in writing and specified in the certificate of merger in accordance with the DGCL.
Structure of the Merger; Directors and Officers
Upon the terms and conditions of the merger agreement, at the effective time, Merger Sub will merge with and into Karuna and the separate corporate existence of Merger Sub will cease, with Karuna continuing as the surviving corporation. At the effective time, (i) the certificate of incorporation of Karuna, as in effect immediately prior to the effective time, shall be amended and restated in its entirety, and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation, until thereafter amended and (ii) without any further action on the part of Karuna or Merger Sub, the bylaws of Merger Sub as in effect immediately prior to the effective time, shall be the bylaws of the surviving corporation (except that references therein to the name of Merger Sub shall be replaced by references to Karuna).
The board of directors of the surviving corporation immediately following the effective time shall consist of the members of the board of directors of Merger Sub at the effective time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law. The officers of Karuna at the effective time will be the initial officers of the surviving corporation and will hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation’s certificate of incorporation and bylaws and applicable law.
Effect of the Merger on Karuna Common Stock
At the effective time, each share of Karuna common stock issued and outstanding immediately prior to the effective time (other than cancelled shares and dissenting shares) will be converted into the right to receive the merger consideration. From and after the effective time, such Karuna common stock will no longer be outstanding and will automatically be cancelled, and will cease to exist, and each holder of certificates or book-entry shares, which immediately prior to the effective time represented such Karuna common stock, will cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificates or book-entry shares, the merger consideration. Each cancelled share will cease to be outstanding, will be cancelled, and no consideration or payment will be delivered in exchange for such shares.
Treatment of Karuna Equity Awards and Karuna ESPP
The merger agreement provides that outstanding Karuna equity awards will be treated as set forth below.
Options. Immediately prior to the effective time, each Karuna Option, whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and will entitle the holder of such Karuna Option to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to such Karuna Option multiplied by (b) the excess, if any, of $330.00 over the exercise price per share of Karuna common stock of such Karuna Option, less applicable taxes.
Restricted Stock Units. Immediately prior to the effective time, each Karuna RSU, whether granted under a Karuna stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such Karuna RSU to receive, at or promptly after the effective time, a one-time lump sum cash payment, without interest, equal to (a) the total number of shares of Karuna common stock subject to the Karuna RSU multiplied by (b) $330.00, less applicable taxes.
Any consideration payable in respect of the Karuna Options and Karuna RSUs will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than the second regularly scheduled payroll date following the closing date. Notwithstanding the foregoing, if any payment owed to a holder of Karuna Options or Karuna RSUs cannot be made through the surviving corporation’s payroll system or payroll provider, then the surviving corporation will issue a check for such payment to such holder as soon as practicable following the closing date.
Special rules govern the treatment of Karuna RSUs that are intended to be granted following the entry into the Merger Agreement, as further discussed in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 77.
Treatment of ESPP. At or prior to the effective time, Karuna, the Karuna Board and the compensation committee of the Karuna Board, as applicable, will unanimously adopt any resolutions and take any actions necessary to terminate the Karuna ESPP, as may be amended from time to time. No offering period has ever commenced under the Karuna ESPP.

Payment for Karuna Common Stock
At or promptly following the effective time, Bristol-Myers Squibb will deposit, or cause to be deposited, with a paying agent designated by Bristol-Myers Squibb with Karuna’s prior approval (which approval will not be unreasonably conditioned, withheld or delayed), cash in an amount sufficient to pay the aggregate merger consideration except that, with respect to any dissenting shares, Bristol-Myers Squibb will not be required to deposit or cause to be deposited with the paying agent funds sufficient to pay the per share merger consideration that would be payable in respect of such dissenting shares if such dissenting shares were not dissenting shares.
Promptly after the effective time (and in any event within three business days after the effective time), the surviving corporation will cause the paying agent to mail or otherwise provide to each holder of record of certificates that immediately prior to the effective time represented outstanding shares of Karuna common stock and each holder of record of shares of Karuna common stock held in book-entry form (other than cancelled shares and dissenting shares) (a) transmittal materials, including a letter of transmittal, which will specify that delivery of certificates will be effected, and risk of loss and title to the certificates will pass only upon delivery of the certificates (or effective affidavits in lieu thereof in accordance with the merger agreement and a duly completed and validly executed letter of transmittal with respect to such certificates to the paying agent, or, in the case of book-entry shares, only upon delivery of an “agent’s message,” or such other evidence, if any, of the book-entry transfer as the paying agent may reasonably request) to the paying agent and will be in a form and have such other provisions as Karuna and Bristol-Myers Squibb may reasonably agree, and (b) instructions for effecting the surrender of the certificates or book-entry shares, as applicable, in exchange for cash in an amount equal to the per share merger consideration multiplied by the number of shares of Karuna common stock previously represented by such certificates.
Following the effective time, upon surrender of a certificate (or an effective affidavit of loss in lieu thereof) for cancellation to the paying agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such certificate will be entitled to receive in exchange therefor as promptly as reasonably practicable after such surrender following the effective time, a cash payment in an amount equal to the per share merger consideration multiplied by the number of shares of Karuna common stock previously represented by such certificate and the certificate (or affidavit of loss in lieu thereof) so surrendered will be cancelled. Each book-entry share representing shares of Karuna common stock (other than cancelled shares and dissenting shares) will be entitled to receive, and Bristol-Myers Squibb will cause the paying agent to pay and deliver in exchange therefor as promptly as reasonably practicable after the paying agent’s receipt of an “agent’s message” or such other evidence, if any, as the paying agent may reasonably request following the effective time, a cash payment in an amount equal to the per share merger consideration multiplied by the number of shares of Karuna common stock previously represented by such book-entry share. The paying agent will accept such certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to book-entry shares upon compliance with such reasonable terms and conditions as the paying agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of holders of the certificates or book-entry shares on any amount payable upon the surrender or delivery thereof.
Representations and Warranties
The merger agreement contains representations and warranties made by Karuna to Bristol-Myers Squibb and Merger Sub and by Bristol-Myers Squibb and Merger Sub to Karuna. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct (a) is material, (b) would result in a material adverse effect on the party making such representation or warranty or (c) would have a material adverse effect on the ability to consummate, or prevent the consummation of, the transactions). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain individuals from the party making the representation (who are specified in qualifying the “knowledge” of such party for purposes of the merger agreement) did not have actual knowledge or reasonably would have been expected to have knowledge of after making reasonable inquiry of their direct reports, in the case of Karuna, or actual knowledge of, in the case of Bristol-Myers Squibb or Merger Sub. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter delivered to Bristol-Myers Squibb by Karuna in connection with the merger agreement (the

“disclosure letter”), in the case of certain representations and warranties made by Karuna, as well as the reports of Karuna filed with or furnished to the SEC during the period from January 1, 2022 through December 21, 2023 (excluding any disclosures set forth under the captions “Risk Factors” or “Forward-Looking Statements” and in any other section to the extent they are cautionary, predictive or forward-looking in nature).
In the merger agreement, Karuna has made representations and warranties to Bristol-Myers Squibb and Merger Sub regarding:
•	organization, good standing, authority and qualification to conduct its business and that of its subsidiaries;
•	organizational documents;
•	capitalization;
•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;
•
the consent of and filings with governmental entities needed in connection with Karuna’s execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•
the absence of violations of, or conflicts with, Karuna’s or its subsidiaries’ organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	compliance with certain laws and regulations (including possession of, and compliance with, licenses required to conduct Karuna’s business);
•
the proper filing of reports with the SEC since January 1, 2022 (including the accuracy of the information contained in those reports) and the compliance with applicable listing and corporate governance rules and regulations of Nasdaq;

•	the compliance with GAAP with respect to financial statements included in or incorporated by reference in its SEC filings;
•	certain disclosure controls and procedures and internal controls over financial reporting;
•	the absence of certain undisclosed liabilities or “off balance sheet arrangements”;
•	certain material contracts;
•	conduct of business in the ordinary course from December 31, 2022 through December 22, 2023;
•	the absence of any event that has had or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on Karuna from December 31, 2022 through December 22, 2023;
•	the absence of any action taken by Karuna between December 31, 2022 and December 22, 2023 that would require certain consents by Bristol-Myers Squibb if taken after December 22, 2023;
•	absence of certain litigation and governmental orders;
•	labor and employment matters affecting Karuna or its subsidiaries, including Karuna’s benefit plans;
•	insurance;
•	real property;
•	tax matters;
•	information supplied by Karuna in connection with the proxy statement issued in connection with the special meeting;
•	intellectual property, data and information security and data privacy;
•	environmental matters;

•	healthcare regulatory matters;
•	the opinion of Karuna’s financial advisor;
•	brokers and finders;
•	inapplicability to the merger of state or federal takeover statutes and anti-takeover provisions in Karuna’s organizational documents;
•	affiliate transactions; and
•	the absence of other representations and warranties by Bristol-Myers Squibb or Merger Sub.
In the merger agreement, Bristol-Myers Squibb and Merger Sub have made representations and warranties to Karuna regarding:
•	organization, good standing, authority and qualification to do business;
•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;
•
the consent of and filings with governmental entities needed in connection with the execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•
the absence of violations of, or conflicts with, Bristol-Myers Squibb’s or Merger Sub’s organizational documents, applicable law and certain contracts as a result of Bristol-Myers Squibb’s or Merger Sub’s execution, delivery and performance of the merger agreement by Bristol-Myers Squibb and Merger Sub, the consummation of the merger and the other transactions contemplated by the merger agreement;

•	absence of certain litigation and governmental orders;
•	operation and ownership of Merger Sub;
•	information supplied by Bristol-Myers Squibb and Merger Sub in connection with the proxy statement issued in connection with the special meeting;
•	brokers and finders;
•
the availability of sufficient funds to make all payments contemplated by the merger agreement and pay all fees and expenses incurred in connection with the transactions contemplated by the merger agreement that are payable by Bristol-Myers Squibb or Merger Sub;

•	Bristol-Myers Squibb’s ownership of Karuna common stock;
•	the absence of certain voting requirements;
•	the absence of other representations and warranties by Karuna; and
•	Bristol-Myers Squibb’s and Merger Sub’s access to information regarding Karuna.
For purposes of the merger agreement, a “material adverse effect” on Karuna means any event, development, change, effect or occurrence (“effect”) that, individually or in the aggregate with all other effects, has a material adverse effect on (a) or with respect to the assets, business, results of operation or financial condition of Karuna and its subsidiaries taken as a whole or (b) Karuna’s ability to consummate, or prevents the consummation of, the transactions contemplated by the merger agreement, including the merger, by the end date, provided that for purposes of the preceding clause (a), no effects relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination with any of the following, to constitute or contribute to a material adverse effect or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:
•
general conditions, changes or developments in the economy or the financial, debt, capital, credit or securities markets or political, business, legislative or regulatory conditions in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, including changes in interest rates or exchange rates, supply chain disruptions, or any suspension of trading in securities on any securities exchange;

•
general conditions, changes or developments in the industries in which Karuna or its subsidiaries operate or where Karuna’s products or services are researched, developed, tested, manufactured, labeled, packaged, distributed or sold;

•	changes in any applicable laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof after December 22, 2023;
•
any epidemic, pandemic or other outbreak of illness or disease or public health event (including worsening of COVID-19 or any changes, after December 22, 2023, in COVID-19 measures or changes, after December 22, 2023, in the interpretation, implementation or enforcement thereof);

•
the execution and delivery of the merger agreement or the public announcement or pendency of the merger or other transactions contemplated by the merger agreement, including any adverse impact thereof on relationships, contractual or otherwise, with customers, lessors, suppliers, vendors, investors, lenders, partners, distributors, financing sources, contractors, officers, directors or employees of Karuna and its subsidiaries, any transaction litigation (as defined in the merger agreement) or the performance of the merger agreement and the transactions contemplated by the merger agreement, including compliance with the covenants set forth therein and any action taken or omitted to be taken by Karuna at the written request of Bristol-Myers Squibb or Merger Sub;

•	any actions expressly required under the merger agreement, including to obtain any approval or authorization under applicable antitrust or competition or other laws for the consummation of the merger;
•
any action taken (or not taken) by Karuna or any of its subsidiaries (i) that is required to be taken (or not to be taken) by the merger agreement and for which Karuna shall have requested in writing Bristol-Myers Squibb’s consent to permit its non-compliance and Bristol-Myers Squibb shall not have granted such consent or (ii) at the written request of Bristol-Myers Squibb, which action taken (or not taken) is not required under the terms of the merger agreement;

•
any hurricane, cyclone, tornado, earthquake, flood, tsunami, wildfire, natural or man-made disaster, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, civil unrest, civil disobedience, national emergency or national or international political or social conditions (including, in each case, any escalation or worsening of any of the foregoing);

•
any decline in the market price or trading volume of the shares or the credit rating of Karuna (provided that this exception shall not prevent or otherwise affect a determination that any effect underlying such change has resulted in, or contributed to, a material adverse effect if not otherwise falling within the first through eighth exceptions listed above and the tenth exception listed below);

•
any failure by Karuna to meet any published analyst estimates or expectations of Karuna’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Karuna to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that this exception shall not prevent or otherwise affect a determination that the effect underlying such failure has resulted in, or contributed to, a material adverse effect if not otherwise falling within the first through ninth exceptions listed above); and

•
except in the cases of the first through fourth and eighth exceptions listed above, to the extent that Karuna and its subsidiaries, taken as a whole, are disproportionately adversely affected thereby as compared with other participants of comparable size in the industries in which Karuna and its subsidiaries operate (in which case solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect).

Conduct of Business Pending the Merger
The merger agreement provides that, subject to certain exceptions in the disclosure letter, during the period from December 22, 2023 to the effective time (or, if earlier, the date, if any, on which the merger agreement is terminated by its terms) and except as required or expressly provided by the merger agreement, as required by applicable laws, or as required by or to the extent commercially reasonable in response to any COVID-19 measures (so long as Karuna keeps Bristol-Myers Squibb reasonably informed of, and to the extent reasonably practicable, consults with Bristol-Myers Squibb prior to the taking of any material action with respect to such COVID-19 measures) or except as approved in writing by Bristol-Myers Squibb (which approval may not be unreasonably withheld, conditioned or delayed), (a) Karuna will and will cause its subsidiaries to, conduct the business of Karuna and its subsidiaries in the ordinary and usual course of business consistent in all material respects with past practice and use commercially reasonable efforts to preserve substantially intact its business organization and material business relationships, to preserve existing relationships with employees, governmental entities, customers, suppliers, licensors, licensees, creditors, lessors and other persons with whom Karuna and its subsidiaries have material business relationships, and (b) Karuna will not and will cause each of its subsidiaries not to:
•	amend or otherwise change Karuna’s certificate of incorporation or bylaws or the applicable governing instruments of any subsidiary of Karuna;
•
(i) form any subsidiary, (ii) make any acquisition of any person (whether by merger, consolidation or acquisition of stock or substantially all of the assets) or of any rights or assets material to Karuna and its subsidiaries, or (iii) make any investment in any interest in, any person, corporation, partnership, or other business organization or division thereof, except, in each case of (ii) and (iii), (A) purchases of inventory, components, raw materials, ingredients, drug products or supplies and other assets, in each case, in the ordinary course of business, (B) any investments in wholly owned subsidiaries of Karuna and (C) incidental contracts (as defined in the merger agreement), or (iv) enter into any joint venture, collaboration, partnership, limited liability company or similar arrangement;

•
grant, issue, sell, encumber, pledge or dispose of (or authorize the grant, issuance, sale or disposition of) any shares of capital stock, voting securities or other ownership interest, or any puts, calls, options, warrants, convertible securities or other rights or commitments of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest, of Karuna or any of its subsidiaries, except for (i) the issuance of shares of Karuna common stock upon the exercise, vesting or settlement of Karuna Options and Karuna RSUs outstanding as of December 22, 2023 as required by the terms thereof (as in effect as of December 22, 2023) or (ii) any issuance, sale or disposition to Karuna or a wholly owned subsidiary of Karuna by any wholly owned subsidiary of Karuna;

•
reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of Karuna except for (i) the acquisition of shares of Karuna common stock tendered by directors or employees in connection with a cashless exercise of Karuna Options or in order to pay taxes in connection with the exercise of Karuna Options or (ii) the settlement of any Karuna RSUs pursuant to the terms of the applicable Karuna stock plans (as in effect as of December 22, 2023), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of Karuna’s wholly owned subsidiaries;

•
create or incur any lien (other than certain permitted liens) on any material assets of Karuna or its subsidiaries or on any Company IP (as defined in the merger agreement), other than the grant of any incidental contract;

•
make any loans, advances or capital contributions to, or investments in, any person (other than (i) to or in Karuna or any of its wholly owned subsidiaries, (ii) advances to directors, employees and consultants for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with Karuna’s policies related thereto, (iii) advances of expenses as required under Karuna’s certificate of incorporation or Karuna’s bylaws or (iv) upfront payments for services to be provided or products to be supplied to the extent required under any material contract (as defined in the merger agreement) as of December 22, 2023);

•
sell, assign, spin-off, transfer or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any person, corporation, partnership or other business organization or division thereof or otherwise sell, assign, spin-off, (sub)license, lease, allow to expire, transfer or dispose of any material assets, rights or properties or any material Company IP to any person other than Karuna or any of its wholly owned subsidiaries other than (i) with respect to material Company IP, grants of incidental contracts, (ii) sales, dispositions or licensing of equipment or inventory and other tangible assets that are obsolete or no longer useful on the conduct of the business of Karuna and its subsidiaries in the ordinary course of business consistent with past practice or pursuant to existing contracts made available to Bristol-Myers Squibb, (iii) assignments of leases or sub-leases, in each case, in the ordinary course of business, (iv) sales of marketable securities for cash management purposes in the ordinary course of business consistent with past practice, or (v) transactions among Karuna and its wholly owned subsidiaries or among Karuna’s wholly owned subsidiaries;
•
declare, set aside, make or pay, or set a record date for, any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a wholly owned subsidiary of Karuna to Karuna or any wholly owned subsidiary of Karuna);

•
make or authorize any payment of, or accrual or commitment for, capital expenditures, except any such expenditure (i) within the thresholds set forth in the disclosure letter, (ii) paid by any wholly owned subsidiary of Karuna to Karuna or to any other wholly owned subsidiary of Karuna or (iii) as otherwise set forth in the disclosure letter;

•
other than in connection with any other transaction otherwise permitted by the interim operating covenants, enter into any contract that would have been a material contract had it been entered into prior to the merger agreement, materially amend, materially modify, or terminate any material contract or waive, release, compromise or assign any material rights or claims thereunder other than (i) expirations and renewals of any such contract in the ordinary course of business consistent with past practice in accordance with the terms thereof, (ii) the entry in the ordinary course of business consistent with past practice into contracts (A) that are incidental contracts or (B) for the acquisition of supplies, raw materials or inventory or (iii) any agreement among Karuna and its wholly owned subsidiaries or among Karuna’s wholly owned subsidiaries;

•
except for intercompany loans between Karuna and any of its wholly owned subsidiaries or between any wholly owned subsidiaries of Karuna, incur, amend, refinance or prepay any indebtedness, or assume, guarantee, become liable for or endorse the obligations of any person (other than a subsidiary of Karuna), in each case, other than (i) indebtedness for borrowed money incurred in the ordinary course of business under lines of credit existing as of December 22, 2023, (ii) guarantees by Karuna or any wholly owned subsidiary of Karuna of indebtedness of Karuna or any other wholly owned subsidiary of Karuna, (iii) indebtedness incurred in connection with a refinancing or replacement of existing indebtedness (but in all cases which refinancing or replacement shall not increase the aggregate amount of indebtedness permitted to be outstanding thereunder and in each case on customary commercial terms consistent in all material respects with or more beneficial than the indebtedness being refinanced or replaced), (iv) indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements in the ordinary course of business consistent with past practice, (v) interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging contracts (A) not entered for speculative purposes, (B) entered into in the ordinary course and (C) which can be terminated on 90 days or less notice without penalty or (vi) indebtedness incurred among Karuna and its subsidiaries or among Karuna’s subsidiaries;

•	make any material change in any accounting principles, except as required to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;
•
except as contemplated by the merger agreement, as permitted under the Karuna disclosure letter, as required under the written terms of a Karuna plan in effect as of the date of the merger agreement or as otherwise required by applicable law, (i) establish, adopt, enter into, terminate or amend any Karuna plan (or any plan, program, policy, contract, arrangement or agreement that would be a Karuna plan if it were in existence on the date of the merger agreement) or waive any of Karuna’s rights to terminate or amend any of the foregoing, (ii) increase the compensation or benefits of any Karuna director or any current or former officer or employee of Karuna or its subsidiaries (the “Karuna employees”), (iii) accelerate the vesting, funding or payment of any compensation or benefits under any provision of any Karuna plan (or any plan, program, policy, contract, arrangement or agreement that would be a Karuna plan if it were in existence on the date of the merger agreement) or reduce any exercise or purchase price of Karuna Options, (iv) grant any severance or termination pay to any Karuna employee not provided for under any Karuna plan, (v) establish, adopt, enter into, amend or terminate any employment, consulting or severance agreement or arrangement with any of Karuna’s present or former directors, or Karuna employees, except for offers of employment or promotions in the ordinary course of business consistent with past practice or in connection with a replacement hiring, to the extent permitted by the Karuna disclosure letter, (vi) grant any equity or equity-based awards, or (vii) loan or advance any money or any other property to any of Karuna’s present or former directors, or any Karuna employee;
•
hire or terminate (other than for cause) any Karuna employee or independent contractor with an annual base salary or annual base compensation (as applicable) in excess of $400,000 or waive or release any noncompetition, nonsolicitation, noninterference, nondisparagement, nondisclosure or other material restrictive covenant obligation of any current or former Karuna employee or independent contractor of Karuna;

•	commence any offering or offering period under the Karuna ESPP;
•
other than as required by applicable law, (i) make any change to any method of tax accounting or change any annual tax accounting period, (ii) make (other than in the ordinary course of business), revoke or change any tax election, (iii) file an amended tax return, (iv) surrender any claim for a refund of taxes, (v) enter into any closing agreement with respect to any taxes, (vi) waive or extend the statute of limitations with respect to any tax claim or assessment (other than automatic waivers or extensions obtained in the ordinary course of business) or (vii) settle or compromise any tax liability, in each case which would be considered material to Karuna and its subsidiaries taken as a whole;

•
other than as required by applicable law, (i) enter into any collective bargaining agreement with any labor organization or other representative of any company employees or (ii) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of Karuna or its subsidiaries;

•	implement any employee layoffs, plant closings or other actions which would trigger the notification requirements of the WARN Act;
•
other than any transaction litigation settled or compromised in accordance with the merger agreement, commence, settle or compromise any action (or any threatened action), other than the commencement of any action or settlements or compromises that (i) involve solely the payment of monetary damages by Karuna and its subsidiaries of not more than $500,000 individually or $2,000,000 in the aggregate (assuming the payment in full of all future fixed or contingent payments), (ii) do not involve the imposition of any material non-monetary obligation on Karuna or any of its subsidiaries and (iii) do not relate to any actual or potential violation of any criminal law; provided that any settlement or compromise in respect of dissenting shares shall be subject to the terms of the merger agreement;

•	make any material and adverse change to any publicly posted privacy policy or privacy notice of Karuna or any of its subsidiaries, except as required to comply with applicable law;
•	adopt or implement any stockholder rights plan or similar arrangement;
•	fail to maintain in full force and effect in any material respect the existing insurance policies of Karuna unless such insurance policies are renewed or replaced with comparable insurance policies;
•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of Karuna or any of its subsidiaries;
•
(i) extend, amend, condition, restrict, waive, cancel, abandon, withdraw, fail to renew, permit to lapse (other than statutory lapses at the end of the applicable statutory term), modify or otherwise alter any rights in or to any material Company IP in a manner that is adverse to Karuna or any of its subsidiaries; (ii) fail to diligently prosecute any material patent application or to maintain any issued patent, in each case, owned by Karuna or any of its subsidiaries or fail to diligently prosecute or maintain any material Company IP as to which Karuna or any of its subsidiaries controls the prosecution or maintenance thereof, as applicable; (iii) fail to renew (to the extent renewable at the option of Karuna) or to terminate any contract under which any materially in-licensed intellectual property is licensed to Karuna or any of its subsidiaries or (iv) disclose to any person other than a wholly owned subsidiary of Karuna or Bristol-Myers Squibb or any of its affiliates or representatives, other than under a confidentiality agreement or other legally binding confidentiality undertaking, any trade secrets or other material confidential information of Karuna or any of its subsidiaries relating to the Karuna’s products or business or that is included in the Company IP in a way that results in loss of confidentiality or trade secret protection thereon, except for any such disclosures made as a result of publication of a patent application filed by Karuna or any of its subsidiaries or in connection with any required regulatory filing; or
•	agree, authorize or commit to do any of the foregoing actions.
The merger agreement also provides that from December 22, 2023 until the earlier of the effective time and the valid termination of the merger agreement, Karuna will, to the extent reasonably practicable and permissible under applicable law, (a) provide Bristol-Myers Squibb with a reasonable opportunity to review the material portions of any applications or filings to be made with the FDA or any other governmental entity, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other governmental entity or any of its subsidiaries, with respect to Karuna’s product candidates or clinical activities, (b) consult with Bristol-Myers Squibb in connection with any proposed meeting with the FDA or any other governmental entity relating to Karuna’s product candidates or clinical activities, and (c) keep Bristol-Myers Squibb reasonably informed of any material communication (written or oral) with or from the FDA or any other governmental entity regarding Karuna’s product candidates or clinical activities.
Notwithstanding the above, nothing contained in the merger agreement gives Bristol-Myers Squibb or Merger Sub the right to control or direct Karuna’s or its subsidiaries’ operations prior to the effective time and nothing contained in the merger agreement gives Karuna the right to control or direct Bristol-Myers Squibb’s, Merger Sub’s or its subsidiaries’ operations prior to the effective time.
Other Covenants and Agreements
Access to Information
Subject to certain exceptions and limitations, from December 22, 2023 to the effective time, Karuna will, and will cause its subsidiaries, officers, directors, employees and representatives to, afford Bristol-Myers Squibb and its representatives reasonable access, consistent with applicable law, during normal business hours to Karuna’s and its subsidiaries’ officers, employees, contracts, books and records and properties, offices and other facilities.
Non-Solicitation of Acquisition Proposals
From December 22, 2023 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, Karuna will not, and will cause its subsidiaries not to and will direct its and their respective representatives not to, directly or indirectly:
•
initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate any inquiry, proposal, indication of interest or offer regarding, or that constitutes or could reasonably be expected to lead to, an acquisition proposal;

•
engage in, continue or otherwise participate in any discussions with or negotiations relating to, or furnish any non-public information to any person (other than Bristol-Myers Squibb, Merger Sub or their representatives) in connection with, any acquisition proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to any acquisition proposal (other than to state that the terms of this provision prohibit such discussions or negotiations);

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal;
•
negotiate, execute or enter into, any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any acquisition proposal or that could reasonably be expected to lead to any acquisition proposal or any contract or commitment requiring Karuna to abandon, terminate or fail to consummate the merger and the other transactions contemplated thereby (other than an acceptable confidentiality agreement executed in accordance with the terms of the merger agreement);

•
take any action to exempt any person (other than Bristol-Myers Squibb, Merger Sub or their affiliates) from the restrictions on “business combinations” or similar provision contained in any takeover law, Karuna’s certificate of incorporation or Karuna’s bylaws or grant a waiver under Section 203 of the DGCL; or

•
resolve, propose or agree to do any of the foregoing; provided that any determination or action by the Karuna Board that is permitted pursuant to the terms of the merger agreement shall not be deemed to be a breach or violation of the merger agreement.

Notwithstanding anything to the contrary in the merger agreement, Karuna and the Karuna Board may:
•
comply with its disclosure obligations to its stockholders under applicable law or the rules and policies of Nasdaq, take and disclose to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, make a “stop-look-and-listen” communication to Karuna stockholders pursuant to Rule 14d-9(f) under the Exchange Act or make any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal; provided, that the Karuna Board may not make a change of recommendation (as defined below) except to the extent otherwise permitted by the merger agreement;

•
prior to (but not after) obtaining the company requisite vote: (a) engage in any communications, negotiations or discussions with any person or group of persons and their respective representatives who has made an unsolicited bona fide acquisition proposal after December 22, 2023 in circumstances not involving a breach of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) and (b) provide access to Karuna’s or any of its subsidiaries’ properties, books and records and provide information or data in response to a request therefor by a person who has made an unsolicited bona fide acquisition proposal after December 22, 2023 in circumstances not involving a breach of the merger agreement, in each case, if the Karuna Board (i) has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that, based on the information then available, such acquisition proposal constitutes or would reasonably be expected to constitute, result in or lead to a superior proposal and that failure to engage in such communications, negotiations or discussions or failure to provide such access would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) has received from the person who has made such acquisition proposal an executed acceptable confidentiality agreement; provided that (A) Karuna shall provide to Bristol-Myers Squibb and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Bristol-Myers Squibb or Merger Sub prior to or substantially concurrently with the time it is provided to such person, (B) Karuna shall promptly (and in any event within 24 hours) provide to Bristol-Myers Squibb a copy of any such Applicable Confidentiality Agreement and shall not terminate, waive, amend, release or fail to enforce any such acceptable confidentiality agreement and (C) Karuna shall promptly (and in any event within 24 hours) notify Bristol-Myers Squibb of making any determination described in the forgoing clause (i) or taking any initial actions set force in the forgoing clause (a) or (b);

•	prior to (but not after) obtaining the company requisite vote: make a change of recommendation (only to the extent permitted by the applicable provisions of the merger agreement described below); or
•	resolve, authorize, commit or agree to do any of the foregoing (only to the extent such actions would be permitted pursuant to the applicable provisions in the merger agreement described above).
From December 22, 2023 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, except to the extent not otherwise permitted under the terms of the merger agreement, neither the Karuna Board nor any committee thereof shall make a change of recommendation. Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, if an unsolicited bona fide acquisition proposal that did not result from a breach of the merger agreement is received by Karuna and that has not been withdrawn, and the Karuna Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s) that such acquisition proposal would, if consummated, constitute a superior proposal, then the Karuna Board may, if the Karuna Board has determined in good faith after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, (a) effect a change of recommendation or (b) terminate the merger agreement in accordance with the terms thereof in order to enter into a definitive written agreement providing for such superior proposal; provided, however, that Karuna pays to Bristol-Myers Squibb any termination payment required to be paid pursuant to the merger agreement (as described below); provided further, that, prior to taking such actions described in clauses (a) or (b) above:
•
Karuna must give Bristol-Myers Squibb a written notice four business days in advance (such period from the time Karuna gives notice until the end of the fourth business day immediately following the day on which Karuna delivered such notice), which notice shall set forth in writing that the Karuna Board intends to consider whether to take such action and include copies of or the material terms and conditions of the acquisition proposal that is the basis of the proposed action of the Karuna Board and the latest draft of any documentation being negotiated in connection with such acquisition proposal;

•
after giving such notice and prior to taking any action described in clauses (a) or (b) above, Karuna shall, and shall direct its representatives to, negotiate in good faith with Bristol-Myers Squibb (to the extent requested by Bristol-Myers Squibb), to enable Bristol-Myers Squibb to propose such revisions to the terms of the merger agreement as would cause such acquisition proposal to cease to be a superior proposal; and

•
at the end of the notice period, prior to and as a condition to taking any action described in clauses (a) or (b) above, the Karuna Board shall take into account in good faith any changes to the terms of the merger agreement proposed in writing by Bristol-Myers Squibb in response to the notice from Karuna and any other information offered by Bristol-Myers Squibb in response to such notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that such acquisition proposal continues to constitute a superior proposal and the failure to take such action described in clauses (a) or (b) above would be inconsistent with the directors’ fiduciary duties under applicable law, if such changes proposed in writing by Bristol-Myers Squibb (if any) were to be given effect. Any amendment or revision to the financial terms or other material amendment, revision or supplement to any acquisition proposal will be deemed to be a new acquisition proposal and require a new notice by Karuna with a notice period of three business days.

Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, other than as provided in the provisions of the merger agreement related to non-solicitation, acquisition proposals and change of recommendation, the Karuna Board may effect a change of recommendation if, and only if, (a) an intervening event (as defined below) has occurred, and (b) prior to taking such action, the Karuna Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that prior to effecting such change of recommendation, (i) Karuna shall give notice to Bristol-Myers Squibb four business days in advance, which notice shall include a reasonably detailed description of such intervening event, (ii) after giving such notice and prior to effecting a change of recommendation, Karuna shall, and shall direct its representatives to, negotiate in good faith with Bristol-Myers Squibb (to the extent requested by Bristol-Myers Squibb), to enable Bristol-Myers Squibb to propose revisions to the terms of the merger agreement and (iii) at the end of the notice period, prior to and as a condition to effecting a change of recommendation, the Karuna Board shall take into account in good faith any changes to the terms of the merger agreement proposed in writing by Bristol-Myers Squibb in response to the notice from Karuna and any other information offered by Bristol-Myers Squibb in response to such notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that (A) such intervening event remains in effect and (B) the failure to effect a change of recommendation in response to such intervening event would be inconsistent with the directors’ fiduciary duties under applicable law if such changes proposed in writing by Bristol-Myers Squibb (if any) were to be given effect. Any material change to the facts and circumstances relating to any intervening event for purposes of the merger agreement shall require new notice from Karuna with a notice period of three business days.
Karuna agrees that immediately following December 22, 2023, it shall promptly (and in any event within 24 hours, or, if first received on a Saturday, within 48 hours) give notice to Bristol-Myers Squibb in writing of the receipt of any acquisition proposal or any inquiry, proposal, indication of interest or offer regarding, or that could reasonably be expected to lead to, any acquisition proposal, including a copy of any inquiry, proposal, indication of interest, offer or acquisition proposal that are provided in writing (including any proposed term sheet, letter of intent, acquisition agreement, financing commitment or similar agreement with respect thereto), which notice shall include a copy or a summary of the material terms and conditions of, and the identity of the person making, such inquiry, proposal, indication of interest, offer or acquisition proposal, and thereafter shall keep Bristol-Myers Squibb informed of the status and material terms of any such inquiries, proposals, indications of interest or offers (including any material amendments or proposed material amendments thereto) and the status of, or any material developments, discussions or negotiations regarding, any such discussions or negotiations on a reasonably prompt basis (and, in any event, within 24 hours of any such material developments, discussions or negotiations). Karuna shall promptly upon receipt or delivery thereof (and in any event within 24 hours), provide Bristol-Myers Squibb with copies of all drafts and final versions of definitive agreements, including schedules and exhibits thereto relating to any such inquiry, proposal, indication of interest, offer or acquisition proposal, in each case, exchanged between Karuna or any of its representatives, on the one hand, and the person making such acquisition proposal or any of its representatives, on the other hand. Karuna shall substantially concurrently provide to Bristol-Myers Squibb any nonpublic information concerning Karuna provided to any other person in connection with any inquiry, proposal, indication of interest, offer or any acquisition proposal that was not previously provided to Bristol-Myers Squibb. Karuna agrees that it shall not enter into any confidentiality agreement with any person subsequent to December 22, 2023 which prohibits Karuna from providing information to Bristol-Myers Squibb as described above.
Karuna agrees that following December 22, 2023 it shall, and shall cause its subsidiaries and direct its and their respective representatives to, (a) immediately cease any solicitations, discussions or negotiations with any person (other than the parties to the merger agreement and their respective representatives) in connection with any inquiry, proposals, indications of interests or offers regarding, or that could reasonably be expected to lead to, an acquisition proposal, in each case that existed as of December 22, 2023, (b) promptly (and in any event within two business days) request each person (other than the parties to the merger agreement and their respective representatives) that has prior to December 22, 2023 executed a confidentiality agreement in connection with its consideration of acquiring Karuna to return or destroy all confidential information furnished to such person by or on behalf of it or any of its subsidiaries or its or their representatives prior to December 22, 2023 and (c) promptly (and in any event within 24 hours) terminate all physical and electronic data access previously granted to such persons. Notwithstanding anything to the contrary in the merger agreement, but subject to Karuna’s compliance with the non-solicitation and change of recommendation provisions of the merger agreement, Karuna may grant a waiver, amendment or release under any confidentiality or standstill agreement (or any confidentiality or standstill provision of any agreement) to the extent necessary to allow for a confidential acquisition proposal to be made to Karuna or the Karuna Board so long as (i) Karuna promptly notifies Bristol-Myers Squibb thereof (but not the identity of such counterparty) after granting any such waiver, amendment or release and (ii) the Karuna Board has determined in good faith after consultation with its financial advisors and outside legal counsel that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.
The parties agreed that any violation of the foregoing restrictions by any subsidiary of Karuna or by any representative of Karuna or any subsidiary of Karuna acting in their authorized capacities on behalf of Karuna or any of its subsidiaries will be deemed to be a breach of the merger agreement by Karuna.
For purposes of the merger agreement, “acquisition proposal” means: any proposal or offer from any person or group of persons (other than Bristol-Myers Squibb, Merger Sub or their respective affiliates) relating to, in a single transaction or series of related transactions, (a) any direct or indirect acquisition, purchase, exclusive license from Karuna, joint venture, partnership, collaboration, revenue-sharing arrangement or similar transaction by any person or group (as defined under Section 13 of the Exchange Act) of KarXT or assets that constitute 20% or more of the net revenues, net income or enterprise value of the consolidated total assets (it being understood that total assets include equity securities of subsidiaries of Karuna) of Karuna and its subsidiaries, taken as a whole, (b) any direct or indirect acquisition or purchase or issuance resulting in any person or group (as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the total voting power of the equity securities of Karuna, (c) any tender offer or exchange offer that, if consummated, would result in any person or group (as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the total voting power of the equity securities of Karuna, or (d) any merger (including a reverse merger in which Karuna is the surviving corporation), reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Karuna or any subsidiary of Karuna whose business constitutes 20% or more of the net revenues, net income or enterprise value of the consolidated total assets (it being understood that total assets include equity securities of subsidiaries of Karuna) of Karuna and its subsidiaries, taken as a whole; in each case of clauses (a) through (d), other than the transactions contemplated by the merger agreement.
For purposes of the merger agreement, “intervening event” means: any event, development, change, effect or occurrence (but specifically excluding any acquisition proposal or superior proposal or any event, development, change, effect or occurrence resulting from or arising out of a breach of the merger agreement by Karuna) occurring after December 22, 2023, that has a material positive effect on the business, financial condition or results of operations of Karuna and its subsidiaries, taken as a whole, and that was not known by the Karuna Board on December 22, 2023 (or, if known, the consequences of which were not reasonably foreseeable by the Karuna Board as of December 22, 2023), which becomes known to Karuna or to the Karuna Board after December 22, 2023; provided that in no event shall (a) changes in the market price or trading volume of any securities of Karuna in and of itself or (b) Karuna exceeding any internal or published industry analyst projections or forecasts or estimates or revenues or earnings, in and of itself, constitute an intervening event (it being understood that, for purposes of clauses (a) and (b), the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “intervening event,” be taken into account in determining whether an intervening event has occurred).
For purposes of the merger agreement, “superior proposal” means: a bona fide and written acquisition proposal (except that (a) for purposes of the definition of “superior proposal,” the references to “20%” in the definition of acquisition proposal shall be deemed to be references to “80% or more” and (b) the references to “license,” “partnership,” “joint venture,” “collaboration” and “revenue-sharing arrangement” in the definition of acquisition proposal shall be disregarded and deemed deleted), that the Karuna Board, after consultation with its outside legal counsel and its financial advisor(s), in good faith determines (i) is reasonably likely to be consummated in accordance with its terms without undue delay and (ii) would, if consummated, result in a transaction that is more favorable from a financial point of view to Karuna stockholders than the transactions contemplated in the merger agreement, in each case (clauses (i) and (ii)) after taking into account all such factors and matters deemed relevant in good faith by the Karuna Board and all legal, financial (including the financing terms of any such proposal), regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of any financing contingency, the likelihood of termination, the likely timing of closing, the identity of and any prior dealings with the person or persons making the proposal, timing or other aspects of such proposal and the transactions contemplated thereby and any other aspects considered relevant in good faith by the Karuna Board and after taking into account any changes to the terms of the merger agreement irrevocably offered in writing by Bristol-Myers Squibb in response to such superior proposal pursuant to, and in accordance with, the merger agreement.
For purposes of the merger agreement, “change of recommendation” means any of the following actions by the Karuna Board: (a) failure to include the recommendation that the merger agreement be adopted by Karuna stockholders in this proxy statement (the “recommendation”), (b) withdrawing, modifying, amending, qualifying or changing the recommendation, (c) failing to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of Karuna common stock (other than by Bristol-Myers Squibb or an affiliate of Bristol-Myers Squibb), in each case, within 10 business days after the commencement thereof, it being understood and agreed that, for all purposes of the merger agreement, a communication by the Karuna Board to Karuna stockholders in accordance with Rule 14d-9(f) of the Exchange Act shall not, in and of itself, be deemed to constitute a change of recommendation (so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a change of recommendation), (d) adopting, approving, recommending, submitting to Karuna stockholders or declaring advisable or making a recommendation other than a rejection of (or publicly proposing to adopt, approve, recommend, submit to Karuna stockholders or declare advisable or make any recommendation other than a rejection of) any acquisition proposal, (e) with respect to a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of Karuna common stock, failing to publicly reaffirm the recommendation within 10 business days of receiving a request from Bristol-Myers Squibb to provide such reaffirmation following a publicly announced acquisition proposal; provided that Bristol-Myers Squibb may deliver only three such requests with respect to any such acquisition proposal or (f) formally resolving to effect or publicly announce an intention or resolution to effect any of the foregoing.

For the avoidance of doubt, none of (a) the determination by the Karuna Board that an acquisition proposal constitutes a superior proposal, (b) the taking of any action by Karuna, the Karuna Board or any of its representatives permitted by the applicable provisions of the merger agreement relating to Karuna’s non-solicitation obligations (c) the delivery by Karuna to Bristol-Myers Squibb of any notice contemplated by the applicable change of recommendation provisions, or (d) the public disclosure, in and of itself, of the items in clauses (a) through (c) if required by applicable law, will in and of itself constitute a change of recommendation.
For purposes of the merger agreement, “company requisite vote” means: the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of common stock at the special meeting, or any adjournment or postponement thereof, to adopt the merger agreement.
Company Stockholder Meeting and Related Actions
Karuna, acting through the Karuna Board (or a committee thereof), shall, as promptly as reasonably practicable following the date on which Karuna is made aware that the SEC will not review this proxy statement or has no further comments on this proxy statement, take all action required under the DGCL, Karuna’s certificate of incorporation, Karuna’s bylaws and the applicable requirements of Nasdaq to promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable a meeting of its stockholders for the sole purpose of (a) approving and adopting the merger agreement and (b) if and only if required by the DGCL, Karuna’s certificate of incorporation, Karuna’s bylaws, and the applicable requirements of Nasdaq or otherwise mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger or the transaction contemplated by a merger agreement (and not any other matters, including any acquisition proposal) (including any adjournment or postponement thereof); except that Karuna may postpone, recess or adjourn such meeting (and shall postpone, recess or adjourn if requested by Bristol-Myers Squibb (but in such case Karuna shall not be required to postpone, recess or adjourn the special meeting more than twice or more than twenty business days in the aggregate)) (i) to the extent required by law or fiduciary duty, (ii) to allow reasonable additional time to solicit additional proxies to the extent Karuna reasonably believes necessary in order to obtain company requisite vote, (iii) if as of the time for which the special meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of Karuna common stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the special meeting or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Karuna Board has determined in good faith after consultation with outside counsel is necessary under applicable law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by Karuna stockholders prior to the special meeting. Karuna may not, however, without the prior written consent of Bristol-Myers Squibb (such consent not to be unreasonably withheld, conditioned or delayed), postpone, recess or adjourn the special meeting more than a total of three times pursuant to clauses (ii) or (iii) of the immediately preceding sentence, and no such postponement, recess or adjournment pursuant to clauses (ii) or (iii) of the immediately preceding sentence shall be, without the prior written consent of Bristol-Myers Squibb (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding 20 business days.
Karuna, acting through the Karuna Board (or a committee thereof), is required to (a) include in the proxy statement the recommendation, and, subject to the consent of Goldman Sachs, the written opinion of Goldman Sachs and (b) use its reasonable best efforts to obtain the company requisite vote (it being understood that the Karuna Board will not be required to recommend in favor of the adoption of the merger agreement if a change of recommendation has been effected in accordance with the terms of the merger agreement); provided that the Karuna Board may make a change of recommendation in accordance with the terms and conditions of the merger agreement and, following such change of recommendation, may fail to use such reasonable efforts. Karuna will, upon the reasonable request of Bristol-Myers Squibb, provide Bristol-Myers Squibb with regular updates, and use commercially reasonable best efforts to provide updates at least on a daily basis on each of the last five business days prior to the date of the special meeting, with respect to the aggregate tally of the proxies received by Karuna with respect to the company requisite vote.
Employee Matters
For a period of at least 12 months following the effective time, Bristol-Myers Squibb has agreed to provide, or cause the surviving corporation to provide, to each continuing employee: (a) a salary, wage, target bonus opportunity and commissions opportunity that, in the aggregate, are no less favorable than the salary, wage, target bonus opportunity and commissions opportunity that were provided, in the aggregate, to such continuing employee immediately prior to the effective time; provided, however, that in no event shall any continuing employee’s salary be reduced from such continuing employee’s salary in effect immediately prior to the effective time and provided, further, subject to the Karuna disclosure letter, (b) employee benefits (other than severance and termination benefits) that are substantially comparable in the aggregate to, in the discretion of Bristol-Myers Squibb, (i) those provided to such continuing employee by Karuna (or, if applicable, any of its subsidiaries) immediately prior to the effective time under a Karuna plan (other than under any specified arrangements), (ii) those provided to such similarly situated employees of Bristol-Myers Squibb or its affiliates (other than any specified arrangements), or (iii) a combination of (i) and (ii), and (c) severance and termination benefits that are no less favorable than the severance and termination benefits set forth on the Karuna disclosure letter.
In addition, to the extent that Bristol-Myers Squibb modifies any coverage or benefit plan in which continuing employees participate, Bristol-Myers Squibb or its affiliates will use reasonable best efforts to (a) with respect to any group health plan of Bristol-Myers Squibb or its affiliates, waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of Bristol-Myers Squibb or its affiliates with respect to continuing employees and their eligible dependents, (b) with respect to any group health plan of Bristol-Myers Squibb or its affiliates, give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made and (c) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Karuna plan, give each continuing employee service credit for such continuing employee’s employment with Karuna for purposes of eligibility to participate and vesting credit (but excluding eligibility for any defined benefit pension plan or any post-employment welfare benefits or benefit accrual under any defined benefit pension plan) under each applicable Bristol-Myers Squibb benefit plan as if such service had been performed with Bristol-Myers Squibb.
The Karuna disclosure letter provides that:
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Karuna may make annual grants of Karuna equity awards for fiscal year 2024 in the ordinary course of business, in the form of time-based Karuna RSUs (the “2024 Karuna RSUs”). The 2024 Karuna RSUs will vest 25% on the first four anniversaries of the grant date, subject to continued employment on the vesting date; provided, however, in the event of a termination without cause or a resignation for good reason prior to the second anniversary of the closing date, 50% of the 2024 Karuna RSUs will become vested (including any portion that had previously vested). Notwithstanding the terms of the merger agreement, the 2024 Karuna RSUs will be converted at the effective time into cash awards equal to the product of (a) the total number of shares of Karuna common stock subject to the 2024 Karuna RSU immediately prior to the effective time and (b) $330.00, and such converted cash award will be subject to the same terms and conditions (including vesting) applicable to the 2024 Karuna RSUs, other than the form of settlement. The 2024 Karuna RSUs may have a grant date fair value of up to $88 million in the aggregate, and awards to any individual are also subject to a cap. Karuna may also make grants of Karuna equity awards to newly hired or promoted employees or to the extent necessary to retain other employees in the ordinary course of business. Any such awards will have the same terms and conditions as the 2024 Karuna RSUs and may have a grant date fair value of up to $37 million in the aggregate.

•
Karuna may establish a cash-based success bonus program in the aggregate amount of up to $5 million to promote retention and to incentivize efforts to consummate the closing of the merger, pursuant to which executive officers could, but are not expected to, participate. Any payments relating to the success bonus program will be payable immediately prior to the effective time or upon an earlier qualifying termination of employment. Allocations will be determined pursuant to terms mutually agreed to by and between Mr. Meury (or his designee) and the CEO of Bristol-Myers Squibb (or their designee), including reallocating any retention award (or unpaid portion thereof) that is forfeited by a participant to existing employees or new hires of Karuna or any of its subsidiaries.

•	Karuna may grant cash-based integration awards not to exceed $15 million in the aggregate and $200,000 with respect to any individual under a non-executive integration program to employees below the executive officer level. Fifty percent of any award will be paid at the effective time and 50% will be paid six months thereafter, subject to continued employment on such dates, provided that, any unpaid portion will be payable upon a termination without cause or a resignation for good reason.
•
With respect to Karuna’s fiscal year during which the effective time occurs, Bristol-Myers Squibb agreed to honor and assume, or cause the surviving corporation to honor and assume, all annual cash bonus plans of Karuna (and any cash incentive opportunities granted thereunder) in accordance with their terms as in effect immediately prior to the effective time (on a pro-rated basis for the portion of the fiscal year prior to the effective time). With respect to any performance metrics applicable to such annual cash bonus plans for the portion of the fiscal year prior to the effective time, Bristol-Myers Squibb agreed to calculate, or cause the surviving corporation to calculate, performance based on the greater of (x) actual performance, calculated in a manner substantially consistent with the past practice of Karuna, and (y) target level performance. Following the effective time, continuing employees will participate in an annual cash bonus program sponsored by Bristol-Myers Squibb, and such bonuses will be paid to the continuing employees in accordance with the terms of Bristol-Myers Squibb’s cash bonus program, provided that amounts paid to such continuing employees will be no less than target level (on a pro-rated basis for the portion of Bristol-Myers Squibb's fiscal year following the effective time).

Efforts to Consummate the Merger
Karuna, Bristol-Myers Squibb and Merger Sub will (and, in the case of Bristol-Myers Squibb, will cause each of its subsidiaries and controlled affiliates (collectively, the “Bristol-Myers Squibb group”) to) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or pursuant to any contract or agreement to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the end date) and consummate the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, and obtaining as promptly as reasonably practicable (and in any event no later than the end date) all actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions contemplated by the merger agreement and executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement. In furtherance and not in limitation of the foregoing, each party to the merger agreement agrees to file, or cause to be filed, all appropriate Notification and Report forms pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable and in any event within 10 business days of December 22, 2023 (unless otherwise agreed to by the parties to the merger agreement), and to file, or cause to be filed, any filing (or, for jurisdictions where submission of a draft prior to formal notification is appropriate, a draft thereof) required under any other applicable antitrust law, including any such filing or draft thereof listed in the Karuna disclosure letter with respect to the transactions contemplated by the merger agreement as promptly as practicable and in any event within thirty business days of December 22, 2023 (unless otherwise agreed to by the parties to the merger agreement), and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such other antitrust law and to take any and all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or such other antitrust law as soon as practicable. Bristol-Myers Squibb will be solely responsible for and pay all filing fees payable to governmental entities under any antitrust law.
In connection with the efforts and obligations referenced in the paragraph above, each of Bristol-Myers Squibb and Merger Sub, on the one hand, and Karuna, on the other hand, will (a) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) subject to applicable law, furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement; (c) promptly notify the other party of any substantive communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign governmental entity and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ or any other governmental entity with respect to the transactions contemplated by the merger agreement; (d) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the DOJ or by any other governmental entity in respect of such registrations, declarations and filings or such transactions contemplated by the merger agreement; and (e) permit the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with the FTC, the DOJ or any other governmental entity or, in connection with any proceeding by a private party, with any other person. None of Karuna, Bristol-Myers Squibb or Merger Sub shall independently participate in any substantive meeting or communication with any governmental entity in respect of any such filings, investigation or other inquiry relating to the above without giving the other parties sufficient prior notice of the meeting and, to the extent permitted by such governmental entity, the opportunity to attend or participate in such substantive meeting or communication. Without limiting the foregoing, neither Bristol-Myers Squibb nor any member of the Bristol-Myers Squibb group shall withdraw any filing made under the HSR Act or other applicable antitrust law or refile such filing, in each case, except with the prior written consent of Karuna (such consent not to be unreasonably withheld, conditioned or delayed).
Notwithstanding anything to the contrary set forth in the merger agreement, in no event will Bristol-Myers Squibb or any other member of the Bristol-Myers Squibb group be required to, and Karuna, without the prior written consent of Bristol-Myers Squibb, will not and will not agree to, take steps to (a) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or (b) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, including (i) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divesture, disposition, or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Bristol-Myers Squibb or any member of the Bristol-Myers Squibb group, or Karuna or its subsidiaries or any interest therein, (ii) otherwise taking or committing or agreeing to restrictions or actions that after the effective time would limit Bristol-Myers Squibb’s, any member of the Bristol-Myers Squibb group’s, or Karuna’s or its subsidiaries’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Bristol-Myers Squibb, the Bristol-Myers Squibb group or Karuna or its subsidiaries or any interest or interests therein or (iii) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal, and holding separate of assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Bristol-Myers Squibb, the Bristol-Myers Squibb group, or Karuna or its subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto or to such restrictions or actions.
In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the merger or any other transaction contemplated by the merger agreement, or any other agreement contemplated by the merger agreement, (a) each party to the merger agreement shall, and Bristol-Myers Squibb shall cause each member of the Bristol-Myers Squibb group to, cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, modified, suspended, eliminated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prevents, restrains, enjoins, prohibits, makes unlawful, restricts or delays consummation of the transactions contemplated by the merger agreement and (b) Bristol-Myers Squibb and Merger Sub shall, and Bristol-Myers Squibb shall cause each member of the Bristol-Myers Squibb group to defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by the merger agreement. Notwithstanding the foregoing, none of Karuna, Bristol-Myers Squibb or any other member of the Bristol-Myers Squibb group shall be required to agree to any term or take any action in connection with its foregoing obligations in the merger agreement that is not conditioned upon consummation of the merger. Except as set forth in the provisions of the merger agreement relating to closing conditions, obtaining any approval or consent from any Person pursuant to the merger agreement shall not be a condition to the obligations of the parties to consummate the transactions contemplated by the merger agreement.
Subject to the terms of the merger agreement, and subject to Bristol-Myers Squibb consulting with and considering in good faith the views and comments of Karuna, Bristol-Myers Squibb shall have the right to (a) direct, devise and implement the strategy for obtaining any necessary approval of, and for responding to any request from, or inquiry or investigation by (including directing the nature and substance of all such responses), and lead all meetings and communications (including any negotiations) with, any governmental entity in connection with any regulatory filings made under any applicable Law in connection with the transactions contemplated by the merger agreement and (b) control the defense and settlement of any investigation or proceeding relating to the transactions contemplated by the merger agreement.
Notwithstanding the foregoing, commercially or competitively sensitive information and materials of a party to the merger agreement will be provided to the other party on an outside counsel-only basis, while, to the extent feasible, making a version in which the commercial or competitively sensitive information has been redacted available to the other party. Materials provided to the other party or its counsel may be redacted to remove references (a) concerning the valuation of Karuna, (b) as necessary to comply with contractual arrangements, (c) as necessary to address reasonable attorney-client privilege or confidentiality concerns or (d) other competitively sensitive material.
Indemnification of Directors and Officers; Insurance
From and after the effective time through the sixth anniversary of the date on which the effective time occurs, each of Bristol-Myers Squibb and the surviving corporation agrees that it will indemnify and hold harmless each present (as of the effective time) and former director and officer of Karuna or any of its subsidiaries (in each case, when acting in such capacity), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal, arising out of, relating to or in connection with the fact that such person is or was a director or officer of Karuna or any of its subsidiaries or serving in such capacity at the request thereof or any acts or omissions occurring or alleged to occur prior to the effective time in such person’s capacity as a director or officer of Karuna or any of its subsidiaries or serving in such capacity at the request thereof, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that Karuna would have been permitted under Delaware law and its certificate of incorporation and bylaws in effect on December 22, 2023 to indemnify such person (and Bristol-Myers Squibb or the surviving corporation will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any proceeding, including any expenses incurred in enforcing such person’s rights under the indemnification section of the merger agreement, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the certificate of incorporation, the bylaws, or equivalent organizational documents, of Karuna or any of its subsidiaries; provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to this provision); provided further that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Delaware law and Karuna’s certificate of incorporation and bylaws will be made by independent counsel selected by the surviving corporation. In the event of any such proceeding (a) neither Bristol-Myers Squibb nor the surviving corporation will settle, compromise or consent to the entry of any judgment in any proceeding in which indemnification could be sought by such indemnified party hereunder, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such proceeding or such indemnified party otherwise consents and (b) the surviving corporation will reasonably cooperate in the defense of any such matter. In the event any proceeding is brought against any indemnified party and in which indemnification could be sought by such indemnified party, (a) the surviving corporation will have the right to control the defense thereof after the effective time, (b) each indemnified party will be entitled to retain his or her own counsel, whether or not the surviving corporation will elect to control the defense of any such proceeding, (c) the surviving corporation will pay all reasonable fees and expenses of any counsel retained by an indemnified party promptly after statements therefor are received, whether or not the surviving corporation elects to control the defense of any such proceeding and (d) no indemnified party will be liable for any settlement effected without his or her prior express written consent. Any indemnified party wishing to claim indemnification under the merger agreement, upon learning of any proceeding, will promptly notify Bristol-Myers Squibb thereof; but the failure of such indemnified party to so notify will not relieve Bristol-Myers Squibb or the surviving corporation of any liability it may have to such indemnified party except to the extent such failure materially prejudices the indemnifying party. The provisions in the surviving corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be no less favorable to such directors and officers than such provisions contained in Karuna’s certificate of incorporation and bylaws in effect as of December 22, 2023, which provisions will not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals.
Karuna will purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Karuna and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated by the merger agreement, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that after the effective time, Bristol-Myers Squibb and the surviving corporation will not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by Karuna prior to December 22, 2023 in respect of the coverage required to be obtained pursuant thereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. In the event Karuna elects to purchase such a “tail policy,” the surviving corporation will (and Bristol-Myers Squibb will cause the surviving corporation to) maintain such “tail policy” in full force and effect for at least six years from the effective time and continue to honor their respective obligations thereunder. If Karuna elects not to purchase such a “tail policy,” then Bristol-Myers Squibb shall maintain, or shall cause the surviving corporation to maintain, at no expense to the beneficiaries, in effect for at least six years from the effective time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Karuna (provided that Bristol-Myers Squibb may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that after the effective time, Bristol-Myers Squibb and the surviving corporation will not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by Karuna prior to December 22, 2023 in respect of the coverage required to be obtained pursuant thereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. Bristol-Myers Squibb agrees to honor and perform under, and to cause the surviving corporation to honor and perform under, all indemnification agreements entered into by Karuna or any of its subsidiaries with any indemnified party that are set forth in the disclosure letter.
Miscellaneous Covenants
The merger agreement contains additional agreements among Karuna, Bristol-Myers Squibb and Merger Sub relating to, among other matters:
•	the filing by Karuna of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;
•	notification upon the occurrence of certain matters;
•	the coordination of and with respect to press releases and other public announcements or filings relating to the transactions;
•	actions necessary to cause Merger Sub and the surviving corporation to perform its obligations under the merger agreement;
•	the delisting of Karuna and of the shares of Karuna common stock from Nasdaq and the deregistration of Karuna common stock under the Exchange Act;

•	anti-takeover statutes that become applicable to the transactions;
•
any stockholder transaction litigation brought against Karuna and/or its directors or its officers after December 22, 2023 and prior to the effective time relating to the merger agreement, the merger or any other transactions contemplated by the merger agreement;

•
dispositions prior to the effective time of Karuna common stock (including derivative securities with respect thereto) pursuant to the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Karuna to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
Karuna’s obligations to take certain actions to terminate the Equity Distribution Agreement, by and between Karuna, Goldman Sachs and SVB Securities LLC, dated as of June 21, 2023, prior to or at the effective time; and

•	other matters and actions set forth in the disclosure letter.
Conditions to the Closing of the Merger
The respective obligations of each of Karuna, Bristol-Myers Squibb and Merger Sub to consummate the merger are subject to the satisfaction (or written waiver by Karuna and Bristol-Myers Squibb (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•	Karuna shall have obtained the company requisite vote;
•
no governmental entity of competent jurisdiction shall have enacted or promulgated any law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect; and

•
the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained, any voluntary agreement with a governmental entity entered into by the parties to the merger agreement in accordance with the merger agreement not to consummate the merger shall have expired or been terminated, and each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any antitrust laws with respect to the merger as specified in the disclosure letter shall have been obtained, shall have been received or deemed to have been received or shall have terminated or expired, as the case may be.

The respective obligations of Bristol-Myers Squibb and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by Bristol-Myers Squibb (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•
certain representations and warranties of Karuna in the merger agreement made with respect to organization and qualification, organizational documents, capitalization, authority, opinions of financial advisor, brokers and takeover statutes must be true and correct (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties) in all material respects as of December 22, 2023 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date); certain other representations and warranties of Karuna in the merger agreement made with respect to capitalization must be true and correct in all respects as of December 22, 2023 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) other than for issuances expressly permitted pursuant to the merger agreement and other than for inaccuracies that, in the aggregate, do not increase the aggregate consideration payable by Bristol-Myers Squibb pursuant to the merger agreement in more than a de minimis respect; certain representations and warranties of Karuna in the merger agreement made with respect to the absence of certain changes or events in respect of a material adverse effect must be true and correct in all respects as of December 22, 2023 and as of the effective time as though made on and as of such date; all other representations and warranties of Karuna in the merger agreement must be true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties) in each case as of December 22, 2023 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect;
•
Karuna must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time;

•	since December 22, 2023, no Material Adverse Effect shall have occurred; and
•
Bristol-Myers Squibb must have received a certificate signed by an executive officer of Karuna certifying that each of the conditions set forth in the preceding three bullet points have been satisfied.

The obligation of Karuna to effect the merger is also subject to the satisfaction (or written waiver by Karuna (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•
certain representations and warranties of Bristol-Myers Squibb and Merger Sub in the merger agreement made with respect to organization and authority must be true and correct (without giving effect to any “materiality,” “Parent material adverse effect” or similar qualifiers contained in any such representations and warranties) in all material respects as of December 22, 2023 and as of the effective time as though made on and as of such date (except to the extent that such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) and the other representations and warranties in the merger agreement must be true and correct (without giving effect to any “materiality,” “Parent material adverse effect” or similar qualifiers contained in any such representations and warranties), in each case as of December 22, 2023 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or have a material adverse effect on the ability of Bristol-Myers Squibb or Merger Sub to consummate the transactions contemplated by the merger agreement (a “Parent material adverse effect”);

•
each of Bristol-Myers Squibb and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the effective time; and

•	Karuna must have received a certificate signed by an executive officer of Bristol-Myers Squibb, certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.
Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after the company requisite vote is obtained (except as otherwise expressly noted), as follows:
•	by mutual written consent of Karuna and Bristol-Myers Squibb;
•
by Karuna or Bristol-Myers Squibb if any court or other governmental entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “restraint”); provided that the right to terminate the merger agreement pursuant to this provision shall not be available to the party seeking to terminate if any action of such party (or, in the case of Bristol-Myers Squibb, of Merger Sub) or the failure of such party (or, in the case of Bristol-Myers Squibb, of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of or primarily resulted in such restraint;
•
by either Karuna or Bristol-Myers Squibb if the effective time shall not have occurred on or before 5:00 p.m. (New York time) on December 23, 2024 (as such date may be extended as described below, the “end date”); provided, however, that if any of the certain conditions set forth in the merger agreement relating to antitrust laws and required consents have not been satisfied or waived on or prior to such date but all other conditions to closing set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at closing, so long as such conditions are reasonably capable of being satisfied if the closing were to occur on the end date) or waived, the end date shall automatically and without the need for any further action by any person become 5:00 p.m. (New York Time) on June 23, 2025 (and all references to the end date in the merger agreement shall be as so extended); provided that the right to terminate the merger agreement pursuant to this provision shall not be available to the party seeking to terminate if any action of such party (or, in the case of Bristol-Myers Squibb, of Merger Sub) or the failure of such party (or, in the case of Bristol-Myers Squibb, of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of or primarily resulted in the failure of the effective time to occur on or before the end date; or

•
by either Karuna or Bristol-Myers Squibb if the company requisite vote shall not have been obtained at the special meeting duly or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of the merger agreement was taken;

by written notice from Karuna:
•
if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Bristol-Myers Squibb or Merger Sub contained in the merger agreement, such that certain of Karuna’s closing conditions to consummate the merger would not be satisfied and such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by Karuna to Bristol-Myers Squibb or (b) the end date; provided that Karuna shall not have the right to terminate the merger agreement pursuant to this provision if Karuna is then in breach of any of its covenants or agreements contained in the merger agreement such that certain of Bristol-Myers Squibb or Merger Sub’s closing conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•
prior to obtaining the company requisite vote, in order to enter into a definitive agreement providing for a superior proposal substantially concurrently with such termination, subject to Karuna and the Karuna Board having complied with the provisions of the merger agreement related to non-solicitation, acquisition proposals and change of recommendation with respect to such superior proposal and acquisition proposal that was a precursor thereto; provided that Karuna pays the company termination payment at or prior to the time of such termination in accordance with the merger agreement (it being understood that Karuna may enter into such definitive agreement simultaneously with such termination of the merger agreement);

by written notice from Bristol-Myers Squibb if:
•
there shall have been a breach of any representation, warranty, covenant or agreement on the part of Karuna contained in the merger agreement, such that certain of Bristol-Myers Squibb’s and Merger Sub’s closing conditions to consummate the merger would not be satisfied and such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by Bristol-Myers Squibb to Karuna or (b) the end date; provided that Bristol-Myers Squibb shall not have the right to terminate the merger agreement pursuant to this provision if Bristol-Myers Squibb or Merger Sub is then in breach of any of its covenants or agreements contained in the merger agreement such that certain of Karuna’s closing conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•	prior to obtaining the company requisite vote, if the Karuna Board shall have made, prior to obtaining the company requisite vote, a change of recommendation.
Termination Fees
Karuna must pay to Bristol-Myers Squibb a termination fee of $490 million in the event that:
•	the merger agreement is terminated by Karuna to accept a superior proposal;
•	the merger agreement is terminated by Bristol-Myers Squibb in response to a change of recommendation; or
•
the merger agreement is terminated by either Bristol-Myers Squibb or Karuna because the merger has not been consummated by the end date or the company requisite vote has not been obtained upon a vote taken at the special meeting or any postponement or adjournment thereof at which a vote on the adoption of the merger agreement was taken, or by Bristol-Myers Squibb because Karuna breaches certain of the representations, warranties, covenants or agreements of the merger agreement such that Bristol-Myers Squibb’s closing conditions would not be satisfied and, if curable, Karuna fails to timely cure such breach, and in each case, (a) an acquisition proposal shall have been made to Karuna, an acquisition proposal shall have been made directly to Karuna’s stockholders, or an acquisition proposal shall have otherwise become publicly known, in each case, after December 22, 2023 and prior to the taking of a vote to approve the merger agreement at the special meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of the merger agreement), and, in each case, such acquisition proposal shall have not been withdrawn prior to such termination (in the case of termination for failure to consummate the merger by the end date or breach by Karuna of certain representations, warranties, covenants) or prior to the taking of a vote to approve the merger agreement (in the case of termination for failure to obtain the company requisite vote) and (b) within 12 months after such termination, Karuna enters into a definitive agreement with respect to such acquisition proposal (which is subsequently consummated) or shall have consummated such acquisition proposal (with references to “20% or more” in the definition of acquisition proposal deemed to be references to “ more than 50%” for purposes of this paragraph).

Bristol-Myers Squibb must pay to Karuna a termination fee of $600 million in the event that:
•
the merger agreement is terminated (a) due to a restraint arising in connection with any antitrust laws, or (b) due to failure to close by the end date and, at the time of such termination, (i) any of the conditions to closing relating to antitrust laws or consents has not been satisfied or waived and (ii) all other conditions to closing set forth in the merger agreement have been satisfied or waived.

If either Karuna or Bristol-Myers Squibb fails to pay any termination fee described above, as applicable, within the specified time period, Karuna or Bristol-Myers Squibb, as applicable, will be required to reimburse the other party’s reasonable out-of-pocket costs and expenses incurred in connection with any suit taken to collect payment of such amounts in which the other party prevails. Neither Karuna or Bristol-Myers Squibb will be required to pay the applicable termination fee on more than one occasion.
Effect of Termination
If the merger agreement is terminated in accordance with its terms, the merger agreement will become void and there shall be no liability or obligation on the part of any party thereto, except as provided by certain provisions of the merger agreement, including but not limited to those related to confidentiality, publicity, the payment of any termination fee as described above, payment of costs and expenses as described below and certain other obligations which will survive the termination in accordance with the terms and conditions of the merger agreement; provided that the termination of the merger agreement will not relieve any party thereto of any liability for damages resulting from such party’s common law fraud or willful breach, in each case, prior to the termination of the merger agreement by any party thereto.
Expenses Generally
Except as provided in the merger agreement, each party will bear its own expenses in connection with the merger and the transactions contemplated by the merger agreement. Filing fees incurred in connection with obtaining any consents or making any filings under any antitrust laws will be borne by Bristol-Myers Squibb. Out-of-pocket expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by Bristol-Myers Squibb and Karuna.
Amendments; Waiver
Subject to the provisions of applicable law, at any time before the effective time, the parties to the merger agreement may modify or amend the merger agreement only by written agreement, executed and delivered by duly authorized officers of the respective parties.
At any time before the effective time, any party to the merger agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto and (c) subject to the requirements of applicable law, waive compliance with any of the covenants, agreements or conditions contained in the merger agreement. Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing the merger agreement. For the purposes relating to this provision, Bristol-Myers Squibb and Merger Sub will be treated as a single party.
Specific Performance
The parties to the merger agreement acknowledge and agree that they are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.
Governing Law and Jurisdiction
The merger agreement and any disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).
Each of the parties to the merger agreement irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of the merger agreement or any of the transactions contemplated by the merger agreement or the actions of Bristol-Myers Squibb, Merger Sub or Karuna in the negotiation, administration, performance and enforcement thereof and (b) agrees that it will not bring any action relating to the merger agreement or any of the transactions contemplated by the merger agreement in any court other than the courts of the State of Delaware.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED
COMPENSATION PROPOSAL
(PROPOSAL 2)
In accordance with Section 14A of the Exchange Act, Karuna is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of Karuna in connection with the merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger” beginning on page 52. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, Karuna is asking its stockholders to vote on the adoption of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to Karuna’s named executive officers in connection with the merger, as disclosed under “The Merger Proposal (Proposal 1)—Interests of Karuna’s Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Karuna, Bristol-Myers Squibb or the surviving corporation. Accordingly, because Karuna is contractually obligated to pay such merger-related compensation, the compensation will be paid or payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Karuna common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstention and broker non-votes, if any, will have no effect on the outcome of the named executive officer merger-related compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the executive officer merger-related compensation proposal, your shares will be voted in favor of the proposal.
The Karuna Board unanimously recommends that Karuna stockholders vote “FOR” the named executive officer merger-related compensation proposal.

ADJOURNMENT PROPOSAL
(PROPOSAL 3)
Karuna stockholders are being asked to approve a proposal that will give Karuna the authority to adjourn the special meeting from time to time, if necessary or appropriate, as determined in good faith by the Karuna Board, including for the purpose of soliciting additional proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.
Approval of the adjournment proposal requires the vote of the holders of a majority of the outstanding shares of Karuna common stock present in person or represented by proxy at the online special meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. Karuna does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.
The Karuna Board unanimously recommends that Karuna stockholders vote “FOR” the adjournment proposal.

MARKET PRICES OF KARUNA COMMON STOCK
Market Information
Karuna common stock trades on Nasdaq under the symbol “KRTX”. The following table shows the high and low closing sales price of Karuna common stock for Karuna’s first fiscal quarter of 2024 (through February 2, 2024, the latest practicable date before the printing of this proxy statement) and each of Karuna’s preceding fiscal quarters in 2023, 2022 and 2021.
Fiscal Year	High	Low
2024
First Quarter (through February 2, 2024)	$317.29	$313.42
2023
First Quarter	$204.36	$161.33
Second Quarter	$240.22	$176.32
Third Quarter	$218.08	$164.66
Fourth Quarter	$317.85	$161.01
2022
First Quarter	$132.37	$98.90
Second Quarter	$143.33	$93.97
Third Quarter	$277.42	$123.79
Fourth Quarter	$236.82	$191.53
2021
First Quarter	$133.08	$95.46
Second Quarter	$135.95	$107.45
Third Quarter	$125.87	$101.20
Fourth Quarter	$159.40	$110.64
The closing sales price of Karuna common stock on February 2, 2024, the latest practicable date before the printing of this proxy statement, was $314.88 per share. The closing sales price of Karuna common stock on Nasdaq on December 21, 2023, the last trading day prior to the announcement of the execution of the merger agreement, was $215.19 per share. You are urged to obtain current market quotations for Karuna common stock when considering whether to approve the merger proposal.
Holders
At the close of business on January 26, 2024, the record date for the special meeting, 38,119,463 shares of Karuna common stock were issued and outstanding, held by approximately five holders of record.
Dividends
In 2021, 2022 and 2023, Karuna did not pay any shareholder dividends. Karuna does not intend to pay cash dividends to Karuna stockholders for the foreseeable future and intends to retain earnings, if any, for future operation and expansion of Karuna’s business. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the valid termination of the merger agreement, Karuna may not declare or pay dividends to Karuna stockholders without Bristol-Myers Squibb’s written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of Karuna common stock as of January 17, 2024 by (a) each person known to Karuna to beneficially own more than 5% of the outstanding Karuna common stock, (b) each of Karuna’s directors and named executive officers and (c) all of Karuna’s directors and executive officers as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
The percentage of beneficial ownership of our shares of common stock is calculated based on 38,117,091 shares of common stock outstanding as of January 17, 2024.
Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to Karuna’s knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is c/o Karuna Therapeutics, Inc. 99 High Street, 26th Floor, Boston, Massachusetts 02110.
Name of Beneficial Owner	Number of Shares	Percent (%)
Significant Stockholders
Capital International Investors(1)	3,838,740	10.1
FMR LLC and affiliates(2)	2,865,994	7.5
The Vanguard Group(3)	2,753,543	7.2
T. Rowe Price Associates, Inc.(4)	2,363,304	6.2
Blackrock, Inc. and subsidiaries(5)	2,015,374	5.3
Directors and Named Executive Officers
Bill Meury(6)	26,019	*
Steven Paul, M.D.(7)	2,612,872	6.4
Jason Brown(8)	24,967	*
Troy Ignelzi	77,855	*
Andrew Miller, Ph.D.(9)	469,450	1.2
Stephen Brannan, M.D.(10)	123,203	*
Charmaine Lykins	6	*
Christopher J. Coughlin(11)	39,476	*
James Healy, M.D., Ph.D.(12)	1,439,649	3.8
Jeffrey Jonas, M.D.(13)	62,143	*
Laurie Olson(14)	26,500	*
Atul Pande, M.D.(15)	26,000	*
Denice Torres(16)	38,500	*
David Wheadon, M.D.(17)	38,500	*
All executive officers and directors as a group (13 persons)(18)	4,939,854	11.9
*	Represents holdings of less than 1%.
(1)
This information is based on disclosure contained in a Schedule 13G filed with the SEC by Capital International Investors on June 9, 2023, reporting beneficial ownership as of May 31, 2023. Capital International Investors has sole voting power with respect to 3,835,926 shares of Karuna’s common stock and sole dispositive power with respect to 3,838,740 shares of Karuna’s common stock. The address of Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(2)
This information is based on disclosure contained in a Schedule 13G/A jointly filed with the SEC by FMR LLC and Abigail P. Johnson on January 10, 2024, reporting beneficial ownership as of December 29, 2023. FMR LLC has sole voting power with respect to

2,865,170 shares of Karuna’s common stock and sole dispositive power with respect to 2,865,994 shares of Karuna’s common stock. Ms. Johnson is a director, the chair and the chief executive officer of FMR LLC and may be deemed to beneficially own the shares beneficially owned by FMR LLC. The address of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.
(3)
This information is based on disclosure contained in Schedule 13G/A filed with the SEC by The Vanguard Group, on February 9, 2023, reporting ownership as of December 30, 2022. The Vanguard Group has shared voting power with respect to 51,462 shares of Karuna’s common stock, sole dispositive power with respect to 2,674,453 shares of Karuna’s common stock and shared dispositive power with respect to 79,090 shares of Karuna’s common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)
This information is based on disclosure contained in Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2023, reporting ownership as of December 31, 2022. T. Rowe Price Associates, Inc. has sole voting power with respect to 372,601 shares of Karuna’s common stock and sole dispositive power with respect to 2,363,304 shares of Karuna’s common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)
This information is based on disclosure contained in Schedule 13G/A filed with the SEC by Blackrock, Inc. on January 31, 2024, reporting beneficial ownership as of December 31, 2023 for Blackrock, Inc. and its subsidiaries. Blackrock, Inc. has sole voting power with respect to 1,917,599 shares of Karuna’s common stock, and sole dispositive power with respect to 2,015,374 shares of Karuna’s common stock. The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)	Consists of (a) 10,342 shares of common stock held by Mr. Meury, and (b) 15,767 shares of common stock underlying options exercisable within 60 days of January 17, 2024.
(7)
Consists of (a) 2,364 shares of common stock held by the Steven Paul Revocable Trust, a family trust of which Dr. Paul is a trustee, (b) 23,230 shares of common stock held by the Jann E Paul Revocable Trust, a family trust of which Dr. Paul’s spouse is a trustee, (c) 83,255 shares of common stock held by the Jann E. Paul GRAT III, a grantor retained annuity trust of which Dr. Paul is a trustee, (d) 2,501,173 shares of common stock underlying options exercisable within 60 days of January 17, 2024, and (e) 2,850 shares of common stock underlying restricted stock units that vest within 60 days of January 17, 2024.

(8)
Consists of (a) 13,399 shares of common stock held by Mr. Brown, (b) 10,680 shares of common stock underlying options exercisable within 60 days of January 17, 2024, and (c) 888 shares of common stock underlying restricted stock units that vest within 60 days of January 17, 2024.

(9)
Consists of (a) 11,850 shares of common stock held by Dr. Miller, (b) 454,462 shares of common stock underlying options exercisable within 60 days of January 17, 2024, and (c) 3,138 shares of common stock underlying restricted stock units that vest within 60 days of January 17, 2024.

(10)
Consists of (a) 30,000 shares of common stock held by Dr. Brannan, (b) 91,040 shares of common stock underlying options exercisable within 60 days of January 17, 2024, and (c) 2,163 shares of common stock underlying restricted stock units that vest within 60 days of January 17, 2024.

(11)	Consists of 39,476 shares of common stock underlying options exercisable within 60 days of January 17, 2024.
(12)
Consists of (a) 32,500 shares of common stock held by Dr. Healy, (b) 26,000 shares of common stock underlying options exercisable within 60 days of January 17, 2024, (c) 1,372,441 shares of Karuna’s common stock held by Sofinnova Venture Partners X, L.P. (“SVP X”), (d) 8,025 of Karuna’s common stock held by Sofinnova Management X, L.P. (“SM X LP”), and (e) 683 shares of Karuna’s common stock held by Sofinnova Synergy Master Fund, L.P. (the “Fund”). Dr. Healy is a managing member of Sofinnova Management X-A, L.L.C., (“SM X LLC”), the general partner of SM X LP, which is the general partner of SVP X. SM X LLC may be deemed to have sole voting and dispositive power over the shares held by SM X LP, each of SM X LLC and SM X LP may be deemed to have sole voting and dispositive power over the shares held by SVP X, and, together with the other managing member of SM X LLC, Dr. Healy may be deemed to have shared power to vote and dispose of the shares held by SM X LP and SVP X. Dr. Healy is a managing member of Sofinnova Synergy Fund GP, LLC, or the GP, the general partner of the Fund. The GP may be deemed to have sole voting and dispositive power over the shares held by the Fund, and, together with the other managing member of the GP, Dr. Healy may be deemed to have shared power to vote and dispose of the shares held by the Fund. Dr. Healy disclaims beneficial ownership of the shares held by SVP X, SM X LP and the Fund except to the extent of his pecuniary interest therein. The address of Dr. Healy and Sofinnova Investments, Inc. is 3000 Sand Hill Road, Bldg 4, Suite 250, Menlo Park, CA 94025.

(13)	Consists of 62,143 shares of common stock underlying options exercisable within 60 days of January 17, 2024.
(14)	Consists of 26,500 shares of common stock underlying options exercisable within 60 days of January 17, 2024.
(15)	Consists of 26,000 shares of common stock underlying options exercisable within 60 days of January 17, 2024.
(16)	Consists of 38,500 shares of common stock underlying options exercisable within 60 days of January 17, 2024.
(17)	Consists of 38,500 shares of common stock underlying options exercisable within 60 days of January 17, 2024.
(18)
Consists of (a) 1,593,089 shares of common stock, (b) 3,337,726 shares of common stock underlying options exercisable within 60 days of January 17, 2024, and (c) 9,039 shares of common stock underlying restricted stock units that vest within 60 days of January 17, 2024, in each case held or beneficially owned by all of Karuna’s current executive officers and directors serving as of January 17, 2024 as a group. The beneficial ownership of Mr. Ignelzi and Ms. Lykins was not included in this calculation as they were not executive officers as of January 17, 2024.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Karuna common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the provisions of the Code, applicable Treasury regulations, judicial authority, administrative interpretations, and administrative rulings in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger.
This discussion addresses only the consequences of the exchange of shares of Karuna common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not consider the effect of the Medicare tax on net investment income or any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	a bank, insurance company, or other financial institution;
•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);
•	a real estate investment trust or regulated investment company;
•	a dealer or broker in stocks and securities or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of shares subject to the alternative minimum tax provisions of the Code;
•	a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;
•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;
•	a holder of shares that exercises appraisal rights;
•	a foreign pension fund and its affiliates;
•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	a United States expatriate; or
•
a holder of shares that is required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Karuna common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding Karuna common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Karuna common stock that is:
•	an individual citizen or resident, for U.S. federal income tax purposes, of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of Karuna common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes).
U.S. Holders
General. The exchange of Karuna common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Karuna common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Karuna common stock (i.e., shares of Karuna common stock acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares of Karuna common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Karuna common stock that it holds.
Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of Karuna common stock for more than one year at the time of the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding. Information reporting and backup withholding (currently at a rate of 24%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a U.S. holder of Karuna common stock who (a) furnishes a correct taxpayer identification number (“TIN”), certifies that such U.S. holder is not subject to backup withholding on the Internal Revenue Service (“IRS”) Form W-9 included in the transmittal materials that such U.S. holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (b) provides proof that such U.S. holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.
Non-U.S. Holders
General. A non-U.S. holder’s receipt of cash in exchange for shares of Karuna common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Karuna common stock for cash pursuant to the merger and certain other conditions are met; or

•	Karuna is and has been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). An individual non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Karuna believes it is not and has not during the five years preceding the merger been a “United States real property holding corporation” for U.S. federal income tax purposes.
Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Bristol-Myers Squibb has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS and the required information is furnished to the IRS in a timely manner.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. KARUNA URGES YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE KARUNA STOCKHOLDER PROPOSALS
If the merger is not completed, Karuna stockholders will continue to be entitled to attend and participate in Karuna’s annual meeting of stockholders. Stockholders who intend to have a proposal considered for inclusion in Karuna’s proxy materials for presentation at Karuna’s annual meeting of stockholders to be held in 2024 pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to the Secretary of Karuna at our offices at 99 High Street, 26th Floor, Boston, Massachusetts 02110 in writing not later than December 29, 2023, which is 120 days prior to the one-year anniversary of the mailing date of Karuna’s proxy statement for its annual meeting of stockholders held on June 20, 2023, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of Karuna’s 2023 annual meeting, in which case the deadline for such proposals will be a reasonable time before Karuna begins to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.
Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in Karuna’s bylaws. Accordingly, for a proposal or nomination to be timely under Karuna’s bylaws, written notice must be delivered to the Secretary of Karuna at Karuna’s principal executive offices no earlier than February 21, 2024 and no later than March 22, 2024; provided, however, that in the event that the date of the 2024 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from June 20, 2024, such written notice must be so delivered not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the 10th day following the date on which Karuna first publicly announces the date of such meeting. Failure to deliver a proposal or nomination in accordance with this procedure may result in it not being timely received. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Karuna’s Secretary at 99 High Street, 26th Floor, Boston, Massachusetts 02110.
In addition to satisfying the foregoing requirements under Karuna’s bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Karuna’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 21, 2024, unless the date of the 2024 annual meeting of stockholders changes by more than 30 calendar from the anniversary of the 2023 annual meeting of stockholders, in which case such notice must instead be provided by the later of (a) 60 calendar days prior to the date of the 2024 annual meeting and (b) the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by Karuna.
Any stockholder suggestions for director nominations must be submitted by the dates by which other stockholder proposals are required to be submitted as set forth above.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. Karuna has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless Karuna has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, Karuna will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which Karuna delivered a single copy of any of these materials. This request may be submitted by contacting Karuna Therapeutics, Inc., 99 High Street, 26th Floor, Boston, Massachusetts 02110, (857) 449-2244, Attention: Mia Kelley, General Counsel and Secretary. Karuna will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary. A number of brokerage firms with account holders who are Karuna stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows Karuna to “incorporate by reference” documents it files with the SEC into this proxy statement, which means that Karuna may disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that Karuna files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):
•	Karuna’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 23, 2023 (File No. 001-38958);
•
Karuna’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 4, 2023; the fiscal quarter ended June 30, 2023, filed on August 3, 2023; and the fiscal quarter ended September 30, 2023, filed on November 2, 2023 (File No. 001-38958); and

•
Karuna’s Current Reports on Form 8-K filed on January 5, 2023, February 2, 2023, March 20, 2023, March 22, 2023, June 21, 2023, August 3, 2023, December 22, 2023, December 22, 2023 and January 16, 2024 (File No. 001-38958).

Any additional documents that Karuna may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting, are also incorporated by reference into this proxy statement (other than any additional documents or information furnished and not filed with the SEC).
Karuna, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of Karuna is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 27, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in this proxy statement.
You can obtain any of the filings incorporated by reference into this proxy statement from Karuna or from the SEC through the SEC’s website at http://www.sec.gov. Karuna will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Karuna Therapeutics, Inc.
99 High Street, 26th Floor
Boston, Massachusetts 02110
Attention: Mia Kelley, General Counsel and Secretary
Tel. (857) 449-2244
Karuna maintains an internet site at www.karunatx.com. Such website and the information contained on or connected to it shall not be deemed to be incorporated into this proxy statement.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. KARUNA HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 5, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER

among

KARUNA THERAPEUTICS, INC.,

BRISTOL-MYERS SQUIBB COMPANY

and

MIRAMAR MERGER SUB INC.

Dated as of December 22, 2023

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2023 (this “Agreement”), is entered into by and among Karuna Therapeutics, Inc., a Delaware corporation (the “Company”), Bristol-Myers Squibb Company, a Delaware (“Parent”), and Miramar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).
RECITALS
WHEREAS, the respective boards of directors (the “Boards of Directors”) of Parent and Merger Sub have unanimously approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;
WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby and thereby, including the Merger, are in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (ii) approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and (iii) adopted a resolution recommending this Agreement be adopted by the stockholders of the Company; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I

THE MERGER
SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a wholly owned subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.
SECTION 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, or remotely by exchange of documents and signatures (or their electronic counterparts), at 9:00 a.m., New York City time, on the third (3rd) Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.
SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing a certificate of merger with respect to the Merger (the “Certificate of Merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the Merger. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

SECTION 1.4 Certificate of Incorporation; Bylaws.
(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein and in accordance with applicable Law, in each case consistent with the obligations set forth in Section 6.10.
(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), until thereafter amended or restated as provided therein or by the certificate of incorporation of the Surviving Corporation and in accordance with applicable Law, in each case consistent with the obligations set forth in Section 6.10.
SECTION 1.5 Directors and Officers.
(a) The board of directors of the Surviving Corporation immediately following the Effective Time shall consist of the members of the board of directors of Merger Sub at the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable Law.
(b) The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS
SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:
(a) Merger Consideration. Each share of Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time (each such share, a “Share”) (other than (i) Shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the Effective Time and Shares owned by the Company immediately prior the Effective Time, including Shares held in treasury by the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”) and (ii) the Dissenting Shares (as defined below)) shall be converted automatically into and shall thereafter represent the right to receive $330.00 per share in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration as provided in this Section 2.1(a) shall no longer be outstanding, shall be cancelled and extinguished automatically and shall cease to exist, and each former holder of such Shares that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Merger Consideration to be paid in consideration therefor in accordance with this Article II.
(b) Cancellation of Cancelled Shares. Each Cancelled Share shall cease to be outstanding, shall be cancelled without any conversion thereof or payment of any consideration therefor and shall cease to exist.
(c) Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

SECTION 2.2 Treatment of Company Equity Awards and Company ESPP.
(a) Treatment of Options. Immediately prior to the Effective Time, each outstanding and unexercised option to purchase Shares (an “Option”), whether granted under a Company Stock Plan or otherwise, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such Option to receive (without interest), at or promptly after the Effective Time, a one-time lump sum payment in an amount in cash equal to (i) the total number of Shares subject to such Option multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Option which has a per Share exercise price that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration or payment and shall have no further force or effect.
(b) Treatment of Company RSUs. Immediately prior to the Effective Time, each outstanding Company RSU, whether granted under a Company Stock Plan or otherwise, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such Company RSU to receive (without interest), at or promptly after the Effective Time, a one-time lump sum payment in an amount in cash equal to (i) the total number of Shares subject to such Company RSU immediately prior to the Effective Time multiplied by (ii) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.
(c) Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company, as applicable, shall unanimously adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.2 and shall take all actions necessary to terminate each Company Stock Plan and the Company ESPP as of the Effective Time without any ongoing liability to Parent.
(d) Required Payments. As promptly as reasonably practicable following the Closing Date, but in no event later than the second regularly scheduled payroll date following the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the applicable former holders of Options and Company RSUs to receive a payment from the Surviving Corporation, through its payroll system or payroll provider (to the extent applicable), of all amounts required to be paid to such former holders as of the Effective Time in respect of Options and Company RSUs that were cancelled and converted pursuant to Sections 2.2(a) or 2.2(b), as applicable (after giving effect to any required Tax withholdings as provided in Section 2.3(f)). Notwithstanding the foregoing, if any payment owed to a holder of Options or Company RSUs as of the Effective Time pursuant to Sections 2.2(a) or 2.2(b), as applicable, cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation shall issue a check for such payment to such holder (less applicable withholding taxes), as soon as practicable following the Closing Date.
SECTION 2.3 Surrender of Shares.
(a) Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent with the Company’s prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed, to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to Section 2.1(a); provided that the Paying Agent, in its capacity as Paying Agent, shall not act as agent with respect to the Per Share Merger Consideration payable to the holders of the Options or Company RSUs pursuant to Section 2.2(a) or Section 2.2(b) that will be paid on behalf of the Surviving Corporation pursuant to Section 2.2(d). At or promptly following the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration pursuant to Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a). With respect to any Dissenting Shares, Parent shall not be required to deposit or cause to be deposited with the Paying Agent funds sufficient to pay the Per Share Merger Consideration that would be payable in respect of such Dissenting

Shares if such Dissenting Shares were not Dissenting Shares. The Paying Agent shall invest the Exchange Fund solely as reasonably directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be the sole property of Parent and promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a).
(b) Exchange Procedures.
(i) Transmittal Materials. Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any (“Certificates”), and each former holder of record of Shares held in book-entry form (“Book-Entry Shares”) (other than holders of Cancelled Shares and Dissenting Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or effective affidavits in lieu thereof in accordance with Section 2.3(e)) and a duly completed and validly executed letter of transmittal with respect to such Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the book-entry transfer of Book-Entry Shares as the Paying Agent may reasonably request), such transmittal materials to be in such form and to have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Per Share Merger Consideration.
(ii) Certificates. Following the Effective Time, upon surrender of one or more Certificates (or effective affidavits in lieu thereof in accordance with Section 2.3(e)) to the Paying Agent in accordance with the terms of such transmittal materials and instructions as contemplated in Section 2.3(b)(i), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, each holder of record of one or more Certificates, if any, shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after such surrender following the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificates by (B) the Per Share Merger Consideration, and the Certificates so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.
(iii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to receive the Per Share Merger Consideration that such holder is entitled to pursuant to this Article II. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) shall upon receipt by the Paying Agent following the Closing of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after such receipt following the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.
(iv) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates or Book-Entry Shares, as applicable, are registered, a check for any cash to be exchanged upon due surrender of the Certificates or Book-Entry Shares, as applicable, may be issued to such transferee or other Person if the Certificates or Book-Entry Shares, as applicable, formerly representing such Shares are properly presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.
(v) Until surrendered as contemplated by this Section 2.3(b), each Certificate and Book-Entry Share (other than Cancelled Shares and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together, if applicable, with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. The Surviving Corporation shall pay all charges and expenses of the Paying Agent in connection with the exchange of Shares for the Per Share Merger Consideration.
(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for 12 months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Certificates or Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look to the Surviving Corporation only as general creditors thereof for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) upon due surrender of Certificates or Book-Entry Shares acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and the Surviving Corporation shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of such holder’s claim for the Per Share Merger Consideration payable upon such due surrender of its Certificates or Book-Entry Shares. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.
(d) Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article II, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Section 2.1(a) (without interest and after giving effect to any required Tax withholdings as provided in Section 2.3(f)). The Per Share Merger Consideration paid upon surrender of Certificates or receipt by the Paying Agent of an “agent’s message”, if applicable, in the case of Book-Entry Shares, in each case in accordance with the terms of this Article II, shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable.

(e) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in customary amount and upon such customary terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate and, subject to such Person’s compliance with the exchange provisions set forth in Section 2.3(b)(iii) (other than the surrender of a Certificate), the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the amount the holder of such Certificate is entitled to as set forth in this Article II.
(f) Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, the Company and the Surviving Corporation (and any agent or Affiliates thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any recipient of payments hereunder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by Parent, the Paying Agent, Merger Sub, the Company or the Surviving Corporation (or any agent or Affiliate thereof), as the case may be, such deducted or withheld amounts (i) shall be remitted by the Paying Agent, Parent, Merger Sub, the Company or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made by the Paying Agent, Parent, Merger Sub, the Company or the Surviving Corporation, as the case may be.
SECTION 2.4 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby) any Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted such Shares in favor of the adoption of this Agreement and who are entitled to and have properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL, at which time such Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(f), and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. Each Dissenting Share shall no longer be outstanding, shall automatically be cancelled and extinguished and shall cease to exist at the Effective Time, and each holder of Dissenting Shares shall be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the provisions of, and as provided by, Section 262 of the DGCL with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL. The Company shall give Parent (a) prompt written notice of any written demands for appraisal, any withdrawals of such demands, and any other demand, notice, withdrawal or instrument pursuant to applicable Law that are received by or delivered to the Company relating to stockholders’ rights of appraisal or to such demands or withdrawals and (b) the opportunity to participate in all negotiations and proceedings with respect thereto. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or propose or agree to do any of the foregoing.
SECTION 2.5 Adjustments. Notwithstanding anything to the contrary herein, in the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted to provide to

Parent and the holders of Shares, Options and Company RSUs the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.5 shall be construed to permit the Company, any subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.
SECTION 2.6 Further Assurances. If at any time after the Effective Time, Parent or the Surviving Corporation reasonably believes or is advised that any further instruments, deeds, assignments, actions or assurances are reasonably necessary or desirable to consummate the Merger and the transactions contemplated hereby or to carry out the purposes and intent of this Agreement, then Parent and the Surviving Corporation and their respective officers and directors shall be authorized to execute and deliver, following the Effective Time, all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and the transactions contemplated hereby and to carry out the purposes and intent of this Agreement.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after the Applicable Date and prior to the Business Day preceding the date of this Agreement (excluding any disclosures set forth in the SEC Reports (x) under the captions “Risk Factors” or “Forward-Looking Statements” and (y) in any other section to the extent they are cautionary, predictive or forward-looking in nature) or (ii) as set forth on the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to the extent the relevance of such item is reasonably apparent on the face of such disclosure; provided that clause (i) of this paragraph shall not apply to any representations and warranties set forth in Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.2 (Certificate of Incorporation and Bylaws), Section 3.3 (Capitalization), Section 3.4 (Authority), Section 3.5 (No Conflict; Required Filing and Consents), Section 3.20 (Opinions of Financial Advisor), Section 3.21 (Brokers) and Section 3.22 (Takeover Statutes).
SECTION 3.1 Organization and Qualification; Subsidiaries.
(a) Each of the Company and each subsidiary of the Company is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.
(b) Each of the Company and each subsidiary of the Company is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case, to the extent such concept is applicable, where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c) Section 3.1(c) of the Company Disclosure Letter sets forth (x) each of the Company’s subsidiaries and the ownership interest of the Company in each such subsidiary and (y) the jurisdiction of organization of each such subsidiary. Except for shares of capital stock of the Company’s subsidiaries listed on Section 3.1(c) of the Company Disclosure Letter, neither the Company nor its any of its subsidiaries owns, directly or indirectly, any capital stock or equity interests of any nature in, or subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities of any Person.
SECTION 3.2 Certificate of Incorporation and Bylaws.
(a) The Company has made available to Parent, prior to the date hereof, a true, correct and complete copy of the amended and restated certificate of incorporation, as amended to date (the “Certificate of

Incorporation”), and the amended and restated bylaws, as amended to date (the “Bylaws”), of the Company as currently in effect. The Certificate of Incorporation and the Bylaws are in full force and effect, and the Company is not in violation of the foregoing documents.
(b) The Company has made available to Parent, prior to the date hereof, a true, correct and complete copy of the current organizational documents of each subsidiary of the Company. Such organizational documents are in full force and effect. No subsidiary of the Company is in violation of any provision of its organizational documents in any material respect.
SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of (i) one hundred fifty million (150,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
(a) As of the close of business on December 20, 2023 (the “Capitalization Date”):
(i) 37,893,579 shares of Common Stock were issued and outstanding;
(ii) no shares of Preferred Stock were issued or outstanding;
(iii) no shares of Common Stock were held by the Company in its treasury; and
(iv) there were (A) 5,409,287 Shares underlying outstanding Options, and (B) 346,824 Shares underlying outstanding Company RSUs, in each such case as granted or provided for under the Company Stock Plan, along with the applicable award agreements with respect to which any Company Equity Awards have been issued thereunder, and pursuant to which any Company Equity Awards are outstanding.
(b) From the close of business on the Capitalization Date until the date of this Agreement, no Company Equity Awards have been granted and no Shares have been issued, and no securities convertible into or exchangeable or exercisable for Shares have been issued, except for Shares issued pursuant to the exercise or vesting of Options or the settlement of Company RSUs, in each case, in accordance with the terms of the applicable Company Stock Plan. No offering period has ever commenced under the Company ESPP. Except as set forth in Section 3.3(a) or as disclosed in Section 3.3(c) of the Company Disclosure Letter, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or (C) options, warrants, calls, phantom stock, rights of first refusal, equity or equity-based compensation awards, profit participations, stock appreciations, or other equity or equity based interests or rights, or other rights to acquire from the Company, or obligations or contractual commitments of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company (collectively, “Company Securities”), (ii) there are no outstanding contractual obligations requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and (iii) there are no stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts pursuant to which the Company or any of its subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. All outstanding Shares, and all Shares reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of pre-emptive rights and were or will be issued in compliance in all material respects with applicable Law. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. No subsidiary of the Company owns any Company securities.
(c) Section 3.3(c) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, a list of all outstanding Options, and Company RSUs, the number of Shares subject to each such Company Equity Award, the grant date, the exercise price per share (to the extent applicable), the expiration date (to the extent applicable) and the name of the holder thereof. The Company has delivered or made available to Parent copies of all Company Stock Plans covering the Options and Company RSUs outstanding as of the date of this Agreement and the forms of all stock option agreements evidencing such Options and forms of restricted stock unit agreements evidencing such Company RSUs, and no stock option agreement or restricted stock unit agreement materially deviates from such forms. Each Option has an exercise price that is no less than the fair market value of the underlying Shares on the date of grant, as determined in accordance with Section 409A of the Code, and is otherwise exempt from Section 409A of the Code. The Options and Company RSUs were granted in compliance with the terms of the Company Stock Plan pursuant to which they were issued.
(d) All dividends and distributions (including dividend equivalents) on shares of the capital stock of the Company that have been declared or authorized prior to the date hereof have been paid in full.
(e) There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting or registration of, capital stock of the Company. All outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.
(f) Each of the outstanding shares of capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of pre-emptive rights, all such shares were issued in compliance in all material respects with applicable Law and all such shares are owned by the Company or a subsidiary of the Company and are owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for transfer restrictions of general applicability arising under securities laws. No subsidiary of the Company has authorized or outstanding any (i) securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of such subsidiary or (ii) options, warrants, calls, phantom stock, rights of first refusal, equity or equity-based compensation awards, profit participations, stock appreciations, or other equity or equity based interests or rights, or other rights to acquire from any of the Company’s subsidiaries, or obligations or contractual commitments of any of the Company’s subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of any of the Company’s subsidiaries, in each case, that is not held by the Company or a wholly-owned subsidiary thereof. There are no outstanding contractual obligations requiring any of the Company’s subsidiaries to repurchase, redeem or otherwise acquire any of their respective securities. No subsidiary of Company has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equity holders of such subsidiary on any matter.
SECTION 3.4 Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject only to the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding Shares at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the “Company Requisite Vote”) and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a duly called and held meeting, has unanimously (i) determined that this Agreement and the transactions contemplated hereby and thereby, including the Merger, are advisable and in the best interests of the Company and the stockholders of the Company and declared it advisable to enter into this Agreement, in each case, in accordance with the DGCL, (ii) approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and (iii) adopted a resolution recommending that this Agreement be adopted by the stockholders of the Company (the “Recommendation”) and, as of the date of this Agreement, the Recommendation has not been withdrawn, rescinded or modified. The only vote or approval of the holders of any class or series of capital stock of the Company which is required to adopt and approve this Agreement and the transactions contemplated hereby and thereby, including the Merger, is the Company Requisite Vote.

SECTION 3.5 No Conflict; Required Filings and Consents.
(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach, violate or conflict with the Certificate of Incorporation or Bylaws or the organizational documents of any subsidiary of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, all filings described in such clauses have been made and the Company Requisite Vote has been obtained, contravene, conflict with, breach or violate any Law, rule, regulation, order, judgment or decree or Privacy and Security Requirement applicable to the Company or any of its subsidiaries or by which its or any of their respective properties or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default or result in a breach or violation), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment, approval, notice, payment, modification or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of the Company pursuant to, any Material Contract, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental, quasi-governmental or regulatory (including stock exchange) authority, agency, court, commission, arbitrator or arbitral body (public or private) or other governmental body, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities Laws, Takeover Laws and “blue sky” Laws, (ii) applicable filings and approvals under any applicable Antitrust Law, including the filing of a premerger notification and report form by the Company under the HSR Act and the consents, authorizations, permits, actions, filings or approvals of, or notifications to, any Governmental Entity as set forth in Section 3.5(b)(ii) of the Company Disclosure Letter, (iii) compliance with the applicable requirements of the NASDAQ Global Market, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) as set forth in Section 3.5(b)(v) of the Company Disclosure Letter and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
SECTION 3.6 Compliance.
(a) (i) The Company and its subsidiaries are not, and since the Applicable Date have not been, in violation of any Law or Privacy and Security Requirement applicable to the Company or any of its subsidiaries in any material respect, and (ii) the Company and its subsidiaries have all material permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities required to conduct their respective businesses and own, lease and operate their respective assets and properties in all material respects as being conducted as of the date hereof and as of the Effective Time (“Licenses”), (iii) neither the Company nor any of its subsidiaries is, or since the Applicable Date has been, in material conflict with, or in material default or violation of any of, the Company’s Licenses and (iv) since the Applicable Date, neither the Company nor any of its subsidiaries has been given written notice of, or been charged with, any material violation of any Law or Privacy and Security Requirement.
(b) For the preceding six years, none of the Company or any of its subsidiaries or any director, officer or employee of any of the Company or its subsidiaries, or, to the knowledge of the Company, any third party agent or other representative of the Company or any of its subsidiaries acting on behalf of the Company or any of its subsidiaries is or has been in material violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, any Laws enacted in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions, or any

similar applicable Law in a jurisdiction where the Company or its subsidiaries operate (collectively, “Anti-Corruption Laws”). The Company has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Anti-Corruption Laws.
(c) For the preceding five years none of the Company or any of its subsidiaries or any director, officer or employee of the Company or any of its subsidiaries, or, to the knowledge of the Company, any third party agent or other representative of the Company or any of its subsidiaries acting on behalf of the Company or any of its subsidiaries, is or has been in material violation of any applicable Sanctions Laws or Export Control Laws.
(d) Since the Applicable Date, the Company and its subsidiaries have not (i) received from any Governmental Entity any written notice of an investigation or inquiry regarding an actual or alleged violation of Anti-Corruption Laws, Export Control Laws, or Sanctions Laws or (ii) made any voluntary or involuntary disclosure to a Governmental Entity regarding an actual or alleged violation of Anti-Corruption Laws, Export Control Laws or Sanctions Laws.
SECTION 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities.
(a) The Company has filed or furnished on a timely basis all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments, schedules and supplements thereto) in each case required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2022 (the “Applicable Date”) (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, including all exhibits and other information incorporated therein, amendments, schedules and supplements thereto, collectively, the “SEC Reports”). No subsidiary of the Company is required to file any SEC Report. As of their respective SEC filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended, as of the date of such amendment), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed prior to the date of this Agreement; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Global Market and has not, from the Applicable Date to the date hereof, received any notice from Nasdaq asserting any material noncompliance with such rules and regulations.
(b) The audited consolidated financial statements of the Company and its consolidated subsidiaries (including all notes and schedules thereto) included in the Company’s Annual Report on Form 10-K included in the SEC Reports filed with the SEC have complied as to form in all material respects with the published rule and regulations of the SEC applicable thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company and its consolidated subsidiaries (including any related notes and schedules thereto) for all interim periods included in the Company’s quarterly reports on Form 10-Q filed with the SEC and included in the SEC Reports have complied as to form in all material respects with the published rule and regulations of the SEC applicable thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for normal period-end adjustments as permitted by GAAP and the rules and regulations of the SEC) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof (taking into account the notes and schedules thereto) and the consolidated statements of operations and cash flows for the periods indicated (subject to normal period-end adjustments as permitted by GAAP and the rules and regulations of the SEC).
(c) Since the Applicable Date, the Company has established and maintained disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents under the Exchange Act. Since the Applicable Date, the Company has maintained internal control over financial reporting (as defined in Rule 13a-5 or 15d-5, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and, except as set forth in the SEC Reports filed prior to the date of this Agreement, that assessment did not identify any material weakness. To the knowledge of the Company, since the Applicable Date, neither the Company nor any of its subsidiaries nor the Company’s independent registered accountant has identified or been made aware of: (i) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company or any of its subsidiaries; (ii) any illegal act or fraud, whether or not material, that involves the management or other Company Employees; or (iii) any claim or allegation of the foregoing.
(d) Except (i) as disclosed, reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company contained in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2023; (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2023; (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement, (iv) for liabilities or obligations expressly permitted by this Agreement or incurred pursuant to the transactions contemplated by this Agreement and (v) for liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its subsidiaries has any liabilities or obligations (whether or not accrued, contingent or otherwise, known or unknown, or due or to become due) of a nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto.
(e) Neither the Company nor any of its subsidiaries a party to, nor does it have any other contractual commitment to become a party to, any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or such subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the SEC Reports.
(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. None of the SEC Reports is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened (in writing), in each case regarding any accounting practices of the Company and its subsidiaries.

SECTION 3.8 Contracts.
(a) Except (i) for this Agreement and (ii) for the Company Plans, Section 3.8(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of any note, bond, mortgage, indenture, contract, agreement, lease or other similar instrument (each, a “Contract”) which is in effect as of the date hereof (or pursuant to which the Company or any of its subsidiaries has any continuing obligations thereunder) and under which the Company or any of its subsidiaries is party or by which the Company or any of its subsidiaries is bound, that:
(i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;
(ii) involves aggregate payments by the Company and its subsidiaries or aggregate payments payable to the Company and its subsidiaries under such Contract of more than $2,500,000 in any one year (including by means of royalty, milestone or similar payments), other than any Contract described in clause (viii) below;
(iii) contains covenants that (A) limit in any material respect the freedom of the Company or any of its subsidiaries (or, following the Closing, Parent or any of its Affiliates) to compete or engage in any line of business, drug discovery or any development program, therapeutic area or geographic area, or with respect to any class of products, or with any Person, (B) contain any “most favored nations” or similar preferential pricing terms and conditions (including with respect to pricing) granted by the Company or any of its subsidiaries, or (C) contain exclusivity obligations with respect to KarXT or contain other material exclusivity obligations or otherwise limit in any material respect the freedom or right of the Company or any of its subsidiaries (or, following the Closing, Parent or any of its Affiliates) to research, develop, sell, market, distribute, promote, commercialize or manufacture any products or services or any technology or other assets to or for any other Person;
(iv) grants any third party rights of first refusal, rights of first negotiation, rights of first option or similar rights or options to purchase or otherwise acquire any interest in any of the equity interests of, or material properties or assets owned by, the Company or any of its subsidiaries (or, following the Closing, Parent or any of its Affiliates);
(v) other than with respect to any partnership that is wholly owned by the Company or any of its subsidiaries, provides for or governs the formation, creation, operation, management or control of (A) any partnership, joint venture, strategic alliance, collaboration, co-promotion, co-commercialization, co-development, profit-sharing arrangement or other similar arrangement or (B) any research and development arrangement that is material to the Company and its subsidiaries, taken as a whole;
(vi) under which the Company or any of its subsidiaries grants to a third party (or is granted from a third party) a license (including a sublicense) in, or covenant not to sue with respect to, Intellectual Property, other than Incidental Contracts;
(vii) relates to manufacturing, supply, distribution, marketing, contract research or clinical trials and provides for minimum payment obligations of the Company or any of its subsidiaries of at least $2,500,000 in any prospective twelve (12) month period or that is with a sole-source supplier (A) relating to KarXT or (B) for which no other supplier is reasonably available;
(viii) other than solely among wholly owned subsidiaries of the Company, relates to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company or any of its subsidiaries having an outstanding principal amount in excess of $150,000 or the granting of Liens (other than Permitted Liens) over the property or assets of the Company or any of its subsidiaries;
(ix) constitutes any acquisition or divestiture Contract (whether by merger, consolidation, purchase or sale of stock or otherwise) of any interest in any Person or any business, line of business or division thereof, or a portion of the assets of any Person pursuant to which the Company or any of its subsidiaries has potential outstanding obligations in respect of any milestones, royalties or other “earnout” or similar contingent or deferred payments involving more than $2,500,000 potentially payable by the Company or its subsidiaries in the aggregate over the term of the Contract from and after the date of this Agreement;
(x) involves the settlement of any pending or threatened in writing claim, action or proceeding which (1) requires payment obligations after the date hereof, in excess of $2,500,000, (2) relates to the Company’s product candidate known as KarXT or (3) imposes any continuing material non-monetary obligations on the Company (which obligations shall include any monitoring or material reporting obligations to any other Person or any obligations that limit in any material respect the ability of the Company or any of its subsidiaries to operate its business);
(xi) has been entered into between the Company or any of its subsidiaries, on the one hand, and any officer, director or affiliate (other than a wholly owned subsidiary of the Company) of the Company or any of its subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its subsidiaries has an obligation to indemnify such officer, director, affiliate or family member (but for the avoidance of doubt not including any Company Plans);
(xii) has been entered into with a Governmental Entity, university or other academic institution (which shall include any such Contracts with a Governmental Entity, university or other academic institution that relate to the research, development, sale, distribution or manufacture of any products to which the Company or its subsidiaries are party, but shall exclude any clinical trial agreement entered into in the ordinary course consistent with past practice with respect to any existing clinical research or studies);
(xiii) requires the Company or any of its subsidiaries or Affiliates to make any payment to another Person as a result of a change of control of the Company or any of its subsidiaries or gives another Person the right to receive or elect to receive a payment as a result of a change of control of the Company or any of its subsidiaries;
(xiv) requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its subsidiaries after the date hereof in an amount in excess of $2,500,000 in the aggregate;
(xv) relates to the voting, disposition or registration of any securities of the Company or any of its subsidiaries or provides any Person the right to elect, or to designate or nominate for election, a director of the Company or any of its subsidiaries and any stockholders’, investor rights, tax receivables or similar Contracts with respect to any securities;
(xvi) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its subsidiaries or prohibits the pledging of the capital stock of the Company or any subsidiary of the Company; and
(xvii) is a Contract described in Section 3.8(a)(xvii) of the Company Disclosure Letter (provided that such Contract shall not be required to be set forth in Section 3.8(a) of the Company Disclosure Letter).
Each Contract required to be set forth in Section 3.8(a) of the Company Disclosure Letter or filed as an exhibit to the SEC Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (in each case, excluding any Company Plan) is referred to herein as a “Material Contract”.
(b) As of the date of this Agreement, the Company has either delivered or made available to Parent a true and complete copy of each Material Contract in effect as of the date of this Agreement or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires or terminates after the date hereof in accordance with its terms and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to be material to the Company and its subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries has received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respect the terms of, or alleging any breach of, any such Material Contract. There is no material breach or default under any Material Contract by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto.
SECTION 3.9 Absence of Certain Changes or Events.
(a) Since December 31, 2022 through the date of this Agreement, except as expressly contemplated by this Agreement, the Company and its subsidiaries have not taken any action that, if taken after the date hereof, would require the consent of Parent pursuant to the terms of Section 5.1(b)(i), (vi), (vii), (ix), (xi), (xiii), or (xiv) hereof;
(b) Since December 31, 2022 through the date of this Agreement, there has not occurred any event, development, change, effect or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and
(c) Since December 31, 2022 through the date of this Agreement, the Company and its subsidiaries have conducted their respective businesses in the ordinary course in all material respects (except with respect to this Agreement and the discussions, negotiations and transactions related thereto).
SECTION 3.10 Absence of Litigation. There are no suits, claims, charges, actions, audits, investigations, Governmental Entity examinations or inquiries, litigations, arbitrations or other proceedings, whether civil, criminal, administrative or investigative (each, an “Action”) pending or, to the knowledge of the Company, threatened in writing (including “cease and desist” letters or requests to take a patent license) against the Company or any of its subsidiaries or any of their respective assets or properties, other than any such Action that would not reasonably be expected, individually or in the aggregate, to (a) be material to the Company and its subsidiaries or (b) prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries or any of their respective properties or assets is or are subject to any order, writ, ruling, settlement, judgment, injunction, decree or award of a Governmental Entity except for those that would not reasonably be expected, individually or in the aggregate, to (i) be material to the Company and its subsidiaries or (ii) prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.
SECTION 3.11 Employee Benefit Plans.
(a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other material employee benefit plan, policy, program or arrangement providing compensation or benefits, including bonus plans, deferred compensation, employment, severance, fringe benefits, welfare benefits (including medical, dental, death and disability), change in control, and incentive equity or equity-based compensation arrangements, in each case, contributed to or sponsored or maintained by the Company or any of its subsidiaries or pursuant to which the Company or any of its subsidiaries has, or would reasonably be expected to have, an obligation to contribute, other than a plan maintained by a Governmental Entity (such plans, programs, policies, agreements and arrangements, collectively “Company Plans”).
(b) With respect to each Company Plan, the Company has made available to Parent a true and complete copy thereof (or, with respect to any Company Plan not in writing, a description of the material terms thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter or opinion letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required and any subsequent summaries of material modifications, (iv) for the most recently completed fiscal year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any, and (v) all material non-routine correspondence with any Governmental Entity.
(c) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable Laws, rules and regulations and (ii) with respect to each Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened. Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification. Each Company Plan and each Contract relating to a Company Plan may be terminated as of or after the Closing without resulting in any material liability to any member of the Company, Parent or any of their respective affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes, or any other charges or liabilities. All assets of each Company Plan, if any, consist of cash or actively traded securities.
(d) There has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan that would result in material liability to the Company or any of its subsidiaries. All contributions, distributions and premium payments have been timely made or paid, in all material respects, in accordance with the terms of the Company Plan and in compliance with applicable Laws, or properly accrued in accordance with GAAP.
(e) No Company Plan provides for post-employment or retiree health benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or similar Laws.
(f) No Company Plan is (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code (ii) a “multiemployer plan,” (within the meaning of Section 3(37) of ERISA), or (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code). Neither the Company nor any of its subsidiaries has any current or contingent liability or obligation on account of an affiliate that is treated as a single employer with the Company under Section 414 of the Code. No Company Plan covers employees or other service providers outside the United States.
(g) The consummation of the transactions contemplated by this Agreement (either alone or in combination with other events) will not (i) accelerate the time of payment, vesting, or funding, or increase the amount, of any compensation, equity award, or other benefit due or payable to any current or former officer or employee of the Company or any its subsidiaries (collectively, “Company Employees”) or other service provider to the Company or any subsidiary, except as expressly provided in this Agreement, (ii) result in any payments or benefits which would not reasonably be expected to be deductible under Section 280G of the Code, (iii) restrict the ability of the Company or any of its subsidiaries to merge, amend, or terminate any Company Plan, (iv) directly or indirectly cause the Company to transfer or set aside any material assets to fund any benefits under any Company Plan, or (v) result in the forgiveness of any employee or service provider loan.
(h) Neither the Company nor any of its subsidiaries has any current or contingent obligation under any Contract, plan or arrangement to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).
(i) Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Taxes, interest or penalties under Section 409A of the Code.

SECTION 3.12 Labor and Employment Matters.
(a) Section 3.12 of the Company Disclosure Letter sets forth a true and complete list of each current Company Employee, and any future employee for whom the Company or any of its subsidiaries has made an offer of employment, including for each such current Company Employee: (i) name, (ii) job title, (iii) department, (iv) date of hire or expected start date, (v) classification as exempt or non-exempt under the Fair Labor Standards Act, (vi) full-time or part-time status, (vii) immigration status (whether on a visa), (viii) work location, (ix) annual base salary or wages, (x) annual target incentive or bonus compensation for the current fiscal year (or other applicable bonus period), (xi) the annual incentive or bonus compensation paid for the prior calendar year (or prior bonus period), (xii) employing entity and (xiii) leave status. To the knowledge of the Company, no current Company Employee is a party to, or is otherwise bound by, any agreement or arrangement with any third party, including any confidentiality or non-competition agreement, that in any way materially adversely affects or restricts the performance of such Company Employee’s duties for the Company and its subsidiaries. No current Company Employee has a principal place of employment outside the United States, or, to the knowledge of the Company, is subject to the labor and employment laws of any country other than the United States.
(b) Neither the Company nor any subsidiary is a party to any collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement being negotiated by the Company. Since the Applicable Date, there have been no strikes, work stoppages, slowdowns, lockouts or similar material labor disputes pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.
(c) There are no (i) unfair labor practice complaints pending against the Company or any subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority, (ii) to the knowledge of the Company, union organizing efforts regarding any Company Employees, or (iii) liabilities or obligations under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law (collectively, the “WARN Act”) that remain unsatisfied.
(d) The Company is, and since the Applicable Date, has been, in compliance in all material respects with all laws regarding labor, employment and employment practices, including health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), and workers’ compensation. There are no pending or, to the knowledge of the Company, threatened actions or proceedings relating to employees or employment practices.
(e) Since the Applicable Date: (i) to the knowledge of the Company, no allegations of sexual harassment or unlawful discrimination have been made against any management-level employee or officer of the Company or any of its subsidiaries; and (ii) neither the Company nor its subsidiaries have entered into any settlement agreements related to such allegations.
SECTION 3.13 Insurance. The Company has delivered or made available to Parent a true and complete copy of all material insurance policies (the “insurance policies”) and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in the industries in which the Company and its subsidiaries operate, (b) all premiums due with respect to such insurance policies have been paid in accordance with the terms thereof, (c) neither the Company nor any of its subsidiaries has received any written notice of termination, cancellation or non-renewal with respect to any such insurance policy and (d) there has been no written threat of termination of, cancelation or non-renewal with respect to, any insurance policy.
SECTION 3.14 Properties.
(a) Section 3.14(a) of the Company Disclosure Letter contains a true and complete list of all real property leased or subleased by the Company or its subsidiaries pursuant to Leases (the “Leased Real Property”), including the address of each Leased Real Property, and has provided a copy of each Lease for such Leased Real Property, including all amendments and modifications thereto. With respect to each Lease, (i) such Lease is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception; (ii) neither the Company nor any subsidiary nor, to the knowledge of the Company, any other party to such Lease is in material breach or default under any such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iii) the Company and each of its subsidiaries has a good and valid leasehold interest in each parcel of Leased Real Property free and clear of all Liens, except Permitted Liens, (iv) neither the Company or any of its subsidiaries has received any written notice from any landlord under any Lease that such landlord intends to terminate such Lease, (v) neither the Company nor any of its subsidiaries has received written notice of any pending and, to the Company’s knowledge, there is no threatened in writing, condemnation with respect any property leased pursuant to any of the Leases and (vi) the Company or its applicable subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof.
(b) Neither the Company nor any of its subsidiaries own any real property, nor have they ever owned any real property. Neither the Company nor any of its subsidiaries is party to any option to purchase any real property.
(c) Notwithstanding the foregoing, no representation is made under this Section 3.14 with respect to any Intellectual Property.
SECTION 3.15 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a) The Company and each of its subsidiaries (A) have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects, (B) have paid all Taxes (as defined below) due and owing (whether or not shown as due on such filed Tax Returns) and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. All Taxes required to be withheld by the Company or its subsidiaries have been withheld and paid to the relevant Governmental Entity.
(b) No Tax audits, examinations, investigations or other proceedings with respect to the Company or any of its subsidiaries are currently pending or ongoing or have been proposed in writing which has been received by the Company or any of its subsidiaries. No deficiency of Taxes has been asserted in writing which has been received by the Company or any of its subsidiaries against any the Company or any of its subsidiaries that has not been paid, settled or withdrawn.
(c) There are no Liens for Taxes on any of the assets of the Company other than Liens described in clause (iv) of the definition of Permitted Liens.
(d) Neither the Company nor any of its subsidiaries has participated in any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4.
(e) Neither the Company nor any of its subsidiaries (A) has been a member of an affiliated group of corporations filing a consolidated U.S. federal income Tax return (other than (i) a group the common parent of which is the Company or (ii) prior to August 1, 2018, a group the common parent of which was PureTech Health LLC), (B) has any liability for the Taxes of any Person (other than the Company or its subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Law, as a transferee or successor (other than any liability with respect to its being a member of an affiliated group of corporations (i) the common parent of which is the Company or (ii) prior to August 1, 2018, a group the common parent of which was PureTech Health LLC), (C) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company or any of its subsidiaries), (D) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code in the two-year period ending on the date of this Agreement or (E) is a partner in a partnership or a party to any arrangement treated as a partnership for U.S. federal income tax purposes.

(f) No written claim that has not been previously resolved has been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns such that the Company or such subsidiary (as applicable) is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
(g) Neither the Company nor any of its subsidiaries will be required to include any item of income in, or exclude any item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting occurring prior to the Closing, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing or (iii) installment sale or open transaction disposition made prior to the Closing.
SECTION 3.16 Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.
SECTION 3.17 Intellectual Property.
(a) (i) The Company and its subsidiaries exclusively own, or have an exclusive license (or sublicense) to, all the Company Registered IP and all other (1) owned Company IP or (2) Intellectual Property that is exclusively licensed to the Company or its subsidiaries, free and clear of all Liens, except Permitted Liens, and all Persons who created, invented or developed any material Intellectual Property for or on behalf of the Company or one of its subsidiaries have assigned to the Company or its applicable subsidiary all of their rights, title and interest therein that do not initially vest in the Company or such subsidiary by operation of Law and (ii) the Company and its subsidiaries own or have the valid right to use and practice all material Intellectual Property used in, practiced by or necessary for the current conduct of their respective businesses. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, there is no Action pending or, to the knowledge of the Company, threatened in writing, challenging the legality, validity, enforceability, registration, use or ownership of any (1) owned Company IP or (2) Intellectual Property that is exclusively licensed to the Company or its subsidiaries.
(b) Section 3.17(b) of the Company Disclosure Letter sets forth a true and complete list of all (w) issued Patents, pending Patent applications related to KarXT and all other material pending Patent applications; (x) material trademark registrations and applications; (y) material domain name registrations and (z) material copyright registrations and applications that, in each case, are either exclusively licensed or exclusively sublicensed or owned or purported to be owned (wholly or jointly with others) by the Company or any of its subsidiaries (collectively, “Company Registered IP”). Each item of the Company Registered IP is subsisting, unexpired, and to the knowledge of the Company, valid and enforceable, and, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries is not subject to any order, ruling or determination of any Governmental Entity that impairs or limits the validity, scope, registrability, duration, or enforceability of, or the Company’s or its subsidiaries’ ownership of or ability to use or exploit, any such Company Registered IP; provided however, the foregoing representation and warranty with respect to any order, ruling or determination as to any non-owned Company Registered IP is made to the knowledge of the Company.
(c) Since the Applicable Date, to the knowledge of the Company, the conduct of the businesses of the Company and its subsidiaries has not infringed, misappropriated or otherwise violated (collectively, “Infringed”) the Intellectual Property of any third party and, to the knowledge of the Company, the material Intellectual Property of the Company and its subsidiaries is not being Infringed by any third party.

(d) No funding, facilities, Intellectual Property or personnel or other resources of any Governmental Entity or any university, college, research institute or other educational institute is being or has been used to create any material Intellectual Property owned or, to the knowledge of the Company, exclusively licensed (or exclusively sublicensed) by the Company or any of its subsidiaries, except for any of same that does not or did not result in the foregoing Persons obtaining ownership or any other rights, title or interest in or to or licenses to use such Intellectual Property or receive royalties with respect to same.
(e) The Company and its subsidiaries have taken reasonable steps to protect, preserve and maintain the confidentiality of all trade secrets and all other material confidential and non-public data and information included within the Company IP.
SECTION 3.18 IT Systems and Security; Data Privacy
(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, the IT Systems owned or controlled by the Company and its subsidiaries are (A) sufficient to operate their businesses as currently conducted; (B) functional and maintained properly; and (C) free from (and designed to prevent the insertion of) harmful code, viruses, worms, malware and other corruptants. To the knowledge of the Company, since the Applicable Date, there have been no material failures or breakdowns that have not been remedied in all material respects, with respect to the IT Systems (including any which resulted in the unauthorized access to, or loss, corruption or alteration of any material data or information contained therein).
(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, the Company and its subsidiaries have implemented and maintained reasonable administrative, technical, and physical measures for the industry in which the Company operates to protect the integrity, continuous operation and security of their IT Systems and all data (including Personal Data) processed thereby, including implementation and maintenance of documented policies and procedures to ensure compliance with Privacy and Security Requirements.
(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, (i) since the Applicable Date, there have not been any Security Incidents or actual claims related to Security Incidents and (ii) since the Applicable Date, neither the Company nor any of its subsidiaries has received, or to the knowledge of the Company, otherwise been subject to, any written notices or complaints, audits, proceedings, investigations or claims conducted or asserted in writing by any other Person (including any Governmental Entity) regarding any unauthorized or unlawful processing of Personal Data or violation of any Privacy and Security Requirement. To the Company’s knowledge, there are no data security, information security, or other technological vulnerabilities with respect to the Company’s IT Systems that could materially adversely impact the operations of the Company and its subsidiaries or cause a Security Incident.
(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, pre-clinical, clinical and other similar material data and information, including any databases containing any such data and information processed by or, to the knowledge of the Company, on behalf of the Company or any of its subsidiaries is stored and backed-up on a regular basis.
(e) Neither the Company nor any of its subsidiaries has conducted business as a “covered entity” or “business associate,” as those terms are defined in 45 C.F.R. 160.103.
SECTION 3.19 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the business of the Company and its subsidiaries is not, and since the Applicable Date has not been, in violation of any applicable Environmental Law; (b) the Company and its subsidiaries have all Licenses required under any applicable Environmental Laws for the operation of its respective businesses as currently conducted, and is not, and since the Applicable Date has not been, in violation of such Licenses; (c) there are no Actions pending or, to the knowledge of the Company, threatened in writing under any applicable Environmental Law against the Company or any of its subsidiaries; (d) neither the Company nor any of its subsidiaries has released or disposed of any Hazardous Materials in violation of any applicable Environmental Law; and (e) neither the Company nor any of its subsidiaries, has assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws.

SECTION 3.20 Healthcare Regulatory.
(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, the Company and its subsidiaries and, to the knowledge of the Company and to the extent related to any product candidate of the Company, their Collaboration Partners, are, and since the Applicable Date, have been, in material compliance with all Healthcare Laws. Neither the Company nor its subsidiaries, nor any of their respective officers or directors: (i) is a party to any individual or corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, or similar agreements imposed by any Governmental Entity relating to any noncompliance with Healthcare Laws; (ii) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder or any other fine or penalty by any other Governmental Entity; or (iii) has been charged with, convicted of or entered a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of any item or service under a Governmental Health Program. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and to the extent related to any product candidate of the Company, any of any of their Collaboration Partners, is or, since the Applicable Date, has been, subject to any ongoing enforcement, regulatory or administrative proceedings against such Company or subsidiary alleging material non-compliance with any Healthcare Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and to the extent related to any product candidate of the Company, any of any of their Collaboration Partners has received any notification or communication from any Governmental Entity alleging any material non-compliance with any Healthcare Law, including any FDA Form 483, warning letter, or similar notice from any Governmental Entity.
(b) The Company and its subsidiaries and, to the knowledge of the Company and to the extent related to any product candidate of the Company, their Collaboration Partners hold all material Regulatory Permits required for their business as currently conducted, and each such Regulatory Permit is valid and in full force and effect. The Company and its subsidiaries and, to the knowledge of the Company and to the extent related to any product candidate of the Company, their Collaboration Partners are and since the Applicable Date, have been in compliance in all material respects with the terms and requirements of such Regulatory Permits. Since the Applicable Date, no deficiencies, revocations or impairments have been received or asserted in writing, or to the knowledge of the Company otherwise, by any Governmental Entity with respect to any material Regulatory Permits of the Company or its subsidiaries. The Company has made available to Parent accurate and complete copies of all such material Regulatory Permits held by the Company or any of its subsidiaries.
(c) All preclinical and clinical investigations sponsored by the Company or its subsidiaries have been and are being conducted in material compliance with applicable Healthcare Laws, and federal and state laws, rules, regulations and binding guidance restricting the use and disclosure of “individually identifiable health information”, as defined in 45 C.F.R. § 160.103. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and to the extent related to any product candidate of the Company, any of their Collaboration Partners, has received any written, or to the knowledge of the Company, oral notice or other communication from any Governmental Entity with respect to any ongoing clinical or pre-clinical studies or tests requiring or recommending a clinical hold or the termination, suspension or material adverse modification of such studies or tests.
(d) The Company and its subsidiaries have filed with the FDA and any other applicable Governmental Entities with jurisdiction over the research, development, commercialization, manufacture or other exploitation of the Company’s product candidates, all required material filings, declarations, listings, registrations, reports or submissions, including adverse event reports. All such material filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Healthcare Laws when filed (or were corrected or supplemented by a subsequent submission), and no deficiencies have been asserted in writing, or, to the knowledge of the Company, orally, by any Governmental Entity with respect to any such filings, declarations, listings, registrations, reports, submissions, corrections or subsequent submissions.
(e) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and to the extent related to any product candidate of the Company, any of their Collaboration Partners, has (i) made an untrue statement of a material fact or fraudulent statement to FDA or any other applicable Governmental

Entity, (ii) failed to disclose a material fact required to be disclosed to FDA or any other applicable Governmental Entity or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy, or for any other applicable Governmental Entity to invoke any equivalent policy. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any entity acting on the Company’s or any of its subsidiaries’ behalf with respect to any preclinical or clinical investigation sponsored by the Company or any of its subsidiaries, is subject to any pending or threatened, investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. None of the Company or any of its subsidiaries or any officers or employees of the Company or any of its subsidiaries or, to the knowledge of the Company, any entity or individual acting on the Company’s or any of its subsidiaries’ behalf with respect to any preclinical or clinical investigation sponsored by the Company or any of its subsidiaries has been suspended, debarred, excluded from participation in a Governmental Health Program or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment or suspension under 21 U.S.C. § 335a or (B) exclusion or suspension under 42 U.S.C. § 1320a-7.
(f) The Company and its subsidiaries maintain, and since the Applicable Date, have maintained, a compliance program designed to address compliance with Healthcare Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, with respect to compliance with applicable Healthcare Laws by the Company and its subsidiaries, there are no outstanding compliance-related complaints or reports, ongoing internal compliance investigations, or compliance-related corrective actions.
(g) To the knowledge of the Company, there is no adverse event in preclinical testing and clinical trials that was required to have been reported but has not yet been reported to the applicable Governmental Entity with respect to the safety or efficacy any of the Company’s or any of its subsidiaries’ product candidates. The Company has made available to Parent all material information about any material “serious adverse events” (as defined in 21 C.F.R. § 312.32(a)) and all other material safety and quality information, in each case, in the possession or control of the Company and its subsidiaries relating to any of the Company’s or any of its subsidiaries’ product candidates.
(h) None of the Company, any of the Company’s subsidiaries, or any of the Company’s or its subsidiaries’ respective officers or employees or, to the knowledge of the Company, none of their Collaboration Partners, has engaged in any conduct that is not compliant in any material respect with applicable Healthcare Laws relating to the integrity of data generated or used in any clinical trials or other studies related to the development, use, handling, safety, efficacy, quality, reliability or manufacturing of any of the Company’s or any of its subsidiaries’ product candidates. Since the Applicable Date, the Company, its subsidiaries, and, to the knowledge of the Company, their Collaboration Partners, have instituted, maintained, and materially complied with policies and procedures reasonably designed to ensure the integrity of data generated in developing and manufacturing all such product candidates and reasonably designed to encourage employees to report any compliance issues related thereto. The Company and its subsidiaries and, to the knowledge of the Company and to the extent related to any product candidate of the Company, their Collaboration Partners, have ensured that the integrity of such data is preserved in all material respects in connection with any transfer of such data from one Person to another. To the knowledge of the Company, there is no fact or circumstance that reasonably would be expected to cause FDA or any other applicable Governmental Entity to either refuse to accept or limit the ability of an applicant to rely upon such data in support of an application for a material Regulatory Permit due to a lack of data integrity. For purposes of this Section 3.20(h) “integrity of data” or “data integrity” includes the attributes of lineage, traceability, and reliability that FDA or any other applicable Governmental Entity reasonably can be expected to require for data submitted in support of an application for a Regulatory Permit.
(i) None of the Company, any of its subsidiaries or any Person acting on behalf of the Company or any of its subsidiaries has ever enrolled any patients in any clinical study in Germany for any of the Company’s or any of its subsidiaries’ product candidates.
SECTION 3.21 Opinion of Financial Advisor. The Company Board of Directors has received the opinion of its financial advisor, Goldman Sachs & Co. LLC (the “Financial Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth therein, the

Per Share Merger Consideration is fair, from a financial point of view, to the holders of the outstanding Shares (other than Parent and its Affiliates). The Company will make available to Parent, solely for informational purposes and on a non-reliance basis, a signed copy of such opinion as soon as possible following the date of this Agreement.
SECTION 3.22 Brokers. Other than the Financial Advisor, no broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries. On or prior to the date of this Agreement, the Company has made available to Parent a true and complete copy of the engagement letter between the Company and the Financial Advisor relating to the transactions contemplated by this Agreement.
SECTION 3.23 Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 4.9, no “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States (including Section 203 of the DGCL) applicable to the Company (each, a “Takeover Law”) or similar provisions under the organizational documents of the Company, is applicable to this Agreement or the transactions contemplated hereby and thereby, including the Merger.
SECTION 3.24 Affiliate Transactions. As of the date hereof, there are not any related party transactions, agreements, arrangements or understandings between the Company or its subsidiaries, on the one hand, and the Company’s Affiliates (other than wholly owned subsidiaries of the Company), any director or officer of the Company or any of its subsidiaries or any Person beneficially owning 5% or more of the outstanding Shares, on the other hand, in each case, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act that has not been so disclosed.
SECTION 3.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or in any Transaction Document, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information (other than any representations and warranties contained in this Article III or in any Transaction Document), including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.
SECTION 3.26 Disclaimer. The Company acknowledges and agrees that it has not relied on any representation, warranty or other statement by any Person on behalf of Parent or Merger Sub, other than the representations and warranties of Parent and Merger Sub expressly contained in Article IV of this Agreement, any Transaction Document or any certificate delivered pursuant hereto and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except as set forth in Article IV of this Agreement or any Transaction Document or any certificate delivered pursuant hereto, the Company further acknowledges and agrees that none of Parent, Merger Sub nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty regarding Parent, Merger Sub or their respective businesses and operations.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB
Parent and Merger Sub each hereby represents and warrants to the Company that:
SECTION 4.1 Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below).
SECTION 4.2 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors of Parent and Merger Sub and, immediately following the execution of this Agreement, Parent will approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, in its capacity as sole stockholder of Merger Sub and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
SECTION 4.3 No Conflict; Required Filings and Consents.
(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not (i) breach, violate or conflict with the certificate of incorporation, bylaws or other governing documents of Parent, the certificate of incorporation or bylaws of Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, and all filings described in such clauses have been made, contravene, conflict with, breach or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any Affiliate thereof, is a party or by which Parent or Merger Sub or any of their Affiliates or its or their respective properties or assets are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party), except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities Laws, Takeover Laws and “blue sky” Laws, (ii) applicable filings and approvals under any applicable Antitrust Law, including the filing of a premerger notification and report form by the Company under the HSR Act and the consents, authorizations, permits, actions, filings or approvals of, or notifications to, any Governmental Entity as set forth in Section 7.1(c)(iii) of the Company Disclosure Letter, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
SECTION 4.4 Absence of Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their respective subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Parent

Material Adverse Effect. Neither Parent nor any of its subsidiaries nor any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
SECTION 4.5 Operations and Ownership of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned, directly or indirectly, by Parent. Prior to the Effective Time, Merger Sub will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than (i) as expressly contemplated herein or in any other Transaction Document or in connection with the transactions contemplated hereby or thereby and (ii) liabilities and obligations incidental to its formation and the transactions contemplated hereby or thereby and the maintenance of its existence.
SECTION 4.6 Proxy Statement. None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.
SECTION 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company will be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.
SECTION 4.8 Sufficient Funds. Parent will have available to it (and will make available to Merger Sub in a timely manner), sufficient funds to (a) make all payments contemplated by this Agreement to be made by Parent, Merger Sub or the Surviving Corporation as of the Effective Time, including the aggregate Per Share Merger Consideration and the other payments under Article II, and (b) pay all fees and expenses incurred in connection with the transactions contemplated hereby that are payable by Parent or Merger Sub in accordance with the terms of this Agreement. In no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their Affiliates or any other financing transaction be a condition to the Closing or of any of the obligations of Parent or Merger Sub hereunder.
SECTION 4.9 Ownership of Shares. Neither Parent nor any of its subsidiaries is or has been at any time during the period commencing three (3) years prior to the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. Except as contemplated by this Agreement, none of Parent, Merger Sub or any of their respective controlled Affiliates beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub, or any of their respective controlled Affiliates with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person or such Person’s controlled Affiliates, (ii) such derivative is required to be, or capable of being, settled through delivery of securities or (iii) such Person or such Person’s controlled Affiliates may have entered into other transactions that hedge the economic effect of such derivative, excluding investments made in the ordinary course of business in connection with retirement plans, 401(k) plans, mutual funds, pension plans, or similar arrangements, in each case, not specifically targeted to an investment in Shares and not resulting in record or beneficial ownership of any Shares by Parent, Merger Sub or any of their respective subsidiaries.
SECTION 4.10 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.
SECTION 4.11 No Other Information. Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub.
SECTION 4.12 Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement or any Transaction Document or any certificate delivered pursuant to this Agreement and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except as set forth in Article III of this Agreement or any Transaction Document, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement or any Transaction Document or any certificate delivered pursuant to this Agreement.
ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 5.1 Conduct of Business of the Company Pending the Merger. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, except as required or expressly provided by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, as required by applicable Laws, as required by or to the extent commercially reasonable in response to any COVID-19 Measures (so long as the Company keeps Parent reasonably informed of, and to the extent reasonably practicable, consults with Parent prior to the taking of any material action with respect to such COVID-19 Measures) or as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed):
(a) the Company shall, and shall cause its subsidiaries to, conduct the business of the Company and its subsidiaries in the ordinary and usual course of business consistent in all material respects with past practice and use commercially reasonable efforts to preserve substantially intact its business organization and material business relationships, to preserve existing relationships with employees, Governmental Entities, customers, suppliers, licensors, licensees, creditors, lessors and other Persons with whom the Company and its subsidiaries have material business relationships, and

(b) without limiting the foregoing (it being agreed that no action by the Company or any of its subsidiaries with respect to the matters specifically addressed by any provision of this clause (b) will be deemed a breach of clause (a) unless such action would constitute a breach of such relevant provision of this clause (b)), the Company shall not and shall cause each of its subsidiaries not to:
(i) amend or otherwise change the Certificate of Incorporation or Bylaws or the applicable governing instruments of any subsidiary of the Company;
(ii) (A) form any subsidiary, (B) make any acquisition of any Person (whether by merger, consolidation or acquisition of stock or substantially all of the assets) or of any rights or assets material to the Company and its subsidiaries, (C) make any investment in any interest in, any Person, corporation, partnership or other business organization or division thereof, except, in each case of (B) and (C), (w) purchases of inventory, components, raw materials, ingredients, drug products or supplies and other assets, in each case, in the ordinary course of business, (y) any investments in wholly owned subsidiaries of the Company and (z) Incidental Contracts, or (D) enter into any joint venture, collaboration, partnership, limited liability company or similar arrangement;
(iii) grant, issue, sell, encumber, pledge or dispose of (or authorize the grant, issuance, sale or disposition of), any shares of capital stock, voting securities or other ownership interest, or any puts, calls, options, warrants, convertible securities or other rights or commitments of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except (a) for the issuance of Shares upon the exercise, vesting or settlement of Options and Company RSUs outstanding as of the date of this Agreement as required by the terms thereof (as in effect as of the date hereof) or (b) for any issuance, sale or disposition to the Company or a wholly owned subsidiary of the Company by any wholly owned subsidiary of the Company);
(iv) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except for (a) the acquisition of Shares tendered by directors or employees in connection with a cashless exercise of Options or in order to pay Taxes in connection with the exercise of Options or (b) the settlement of any Company RSUs pursuant to the terms of the applicable Company Stock Plan (as in effect as of the date hereof)), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s wholly owned subsidiaries;
(v) create or incur any Lien, other than Permitted Liens, on any material assets of the Company or its subsidiaries or on any Company IP, in the case of Company IP, other than the grant of any Incidental Contract;
(vi) make any loans, advances or capital contributions to, or investments in, any Person (other than (A) to or in the Company or any of its wholly owned subsidiaries (B) advances to directors, employees and consultants for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with the Company’s policies related thereto, (C) advances of expenses as required under the Certificate of Incorporation or the Bylaws or (D) upfront payments for services to be provided or products to be supplied to the extent required under any Material Contract as of the date of this Agreement);
(vii) sell, assign, spin-off, transfer or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any Person, corporation, partnership or other business organization or division thereof or otherwise sell, assign, spin-off, (sub)license, lease, allow to expire, transfer or dispose of any material assets, rights or properties or any material Company IP to any Person other than the Company or any of its wholly owned subsidiaries other than (A) with respect to material Company IP, grants of Incidental Contracts, (B) sales, dispositions or licensing of equipment or inventory and other tangible assets that are obsolete or no longer useful on the conduct of the business of the Company and its subsidiaries in the ordinary course of business consistent with past practice or pursuant to existing Contracts made available to Parent, (C) assignments of leases or sub-leases, in each case, in the ordinary course of business, (D) sales of marketable securities for cash management purposes in the ordinary course of business consistent with past practice, or (E) transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;
(viii) declare, set aside, make or pay, or set a record date for, any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a wholly owned subsidiary of the Company to the Company or any wholly owned subsidiary of the Company);
(ix) make or authorize any payment of, or accrual or commitment for, capital expenditures, except any such expenditure (A) within the thresholds set forth in Section 5.1(b)(ix)(A) of the Company Disclosure Letter, (B) paid by any wholly owned subsidiary of the Company to the Company or to any other wholly owned subsidiary of the Company or (C) as set forth in Section 5.1(b)(ix)(C) of the Company Disclosure Letter;
(x) other than in connection with any other transaction permitted under this Section 5.1(b), enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement, materially amend, materially modify, or terminate any Material Contract or waive, release, compromise or assign any material rights or claims thereunder other than (A) expirations and renewals of any such Contract in the ordinary course of business consistent with past practice in accordance with the terms thereof, (B) the entry in the ordinary course of business consistent with past practice into Contracts (1) that are Incidental Contracts or (2) for the acquisition of supplies, raw materials or inventory or (C) any agreement among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;
(xi) except for intercompany loans between the Company and any of its wholly owned subsidiaries or between any wholly owned subsidiaries of the Company, incur, amend, refinance or prepay any Indebtedness, or assume, guarantee, become liable for or endorse the obligations of any Person (other than a subsidiary of the Company), in each case, other than (A) indebtedness for borrowed money incurred in the ordinary course of business under lines of credit existing as of the date of this Agreement, (B) guarantees by the Company or any wholly owned subsidiary of the Company of indebtedness of the Company or any other wholly owned subsidiary of the Company, (C) indebtedness incurred in connection with a refinancing or replacement of existing indebtedness (but in all cases which refinancing or replacement shall not increase the aggregate amount of indebtedness permitted to be outstanding thereunder and in each case on customary commercial terms consistent in all material respects with or more beneficial than the indebtedness being refinanced or replaced), (D) indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements in the ordinary course of business consistent with past practice, (E) interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging Contracts (1) not entered for speculative purposes, (2) entered into in the ordinary course and (3) which can be terminated on 90 days or less notice without penalty or (F) indebtedness incurred among the Company and its subsidiaries or among the Company’s subsidiaries;
(xii) except as contemplated by Section 6.9, as permitted under Section 5.1(b)(xii) of the Company Disclosure Letter, as required under the written terms of a Company Plan in effect as of the date of this Agreement or as otherwise required by applicable Law, (A) establish, adopt, enter into, terminate or amend any Company Plan (or any plan, program, policy, contract, arrangement or agreement that would be a Company Plan if it were in existence on the date hereof) or waive any of its rights to terminate or amend any of the foregoing, (B) increase the compensation or benefits of any of its directors or any Company Employee, (C) accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any Company Plan (or any plan, program, policy, contract, arrangement or agreement that would be an Company Plan if it were in existence on the date hereof) or reduce any exercise or purchase price of Options, (D) grant any severance or termination pay to any Company Employee not provided for under any Company Plan, (E) establish, adopt, enter into, amend or terminate any employment, consulting or severance agreement or arrangement with any of its present or former directors, or Company Employee, except for offers of employment or promotions in the ordinary course of business consistent with past practice or in connection with a replacement hiring, to the extent permitted pursuant to Section 5.1(b)(xvii), (F) grant any equity or equity-based awards, or (G) loan or advance any money or any other property to any present or former director, or Company Employee;
(xiii) make any material change in any accounting principles, except as required to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;
(xiv) other than as required by applicable Law, (A) make any change to any method of Tax accounting or change any annual Tax accounting period, (B) make (other than in the ordinary course of business), revoke or change any Tax election, (C) file an amended Tax Return, (D) surrender any claim for a refund of Taxes, (E) enter into any closing agreement with respect to any Taxes, (F) waive or extend the statute of limitations with respect to any Tax claim or assessment (other than automatic waivers or extensions obtained in the ordinary course of business) or (G) settle or compromise any Tax liability, in each case which would be considered material to the Company and its subsidiaries taken as a whole;
(xv) other than as required by applicable Law, (A) enter into any collective bargaining agreement with any labor organization or other representative of any Company Employees or (B) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or its subsidiaries;
(xvi) implement any employee layoffs, plant closings or other actions which would trigger the notification requirements of the WARN Act;
(xvii) hire or terminate (other than for cause) any Company Employee or independent contractor with an annual base salary or annual base compensation (as applicable) in excess of $400,000 or waive or release any noncompetition, nonsolicitation, noninterference, nondisparagement, nondisclosure or other material restrictive covenant obligation of any current or former Company Employee or independent contractor of the Company or its subsidiaries;
(xviii) commence any offering or offering period under the Company ESPP;
(xix) other than any Transaction Litigation settled or compromised in accordance with Section 6.12, commence, settle or compromise any Action (or any threatened Action), other than the commencement of any Action or settlements or compromises that (A) involve solely the payment of monetary damages by the Company and its subsidiaries of not more than $500,000 individually or $2,000,000 in the aggregate (assuming the payment in full of all future fixed or contingent payments), (B) do not involve the imposition of any material non-monetary obligation on the Company or any of its subsidiaries and (C) do not relate to any actual or potential violation of any criminal Law; provided that any settlement or compromise in respect of Dissenting Shares shall be subject to Section 2.4;
(xx) make any material and adverse change to any publicly posted privacy policy or privacy notice of the Company or any of its subsidiaries, except as required to comply with applicable Law;
(xxi) adopt or implement any stockholder rights plan or similar arrangement;
(xxii) fail to maintain in full force and effect in any material respect the existing insurance policies of the Company unless such insurance policies are renewed or replaced with comparable insurance policies;
(xxiii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Company or any of its subsidiaries;
(xxiv) (A) extend, amend, condition, restrict, waive, cancel, abandon, withdraw, fail to renew, permit to lapse (other than statutory lapses at the end of the applicable statutory term), modify or otherwise alter any rights in or to any material Company IP in a manner that is adverse to the Company or any of its subsidiaries; (B) fail to diligently prosecute any material patent application or to maintain any issued patent, in each case, owned by the Company or any of its subsidiaries or fail to diligently prosecute or maintain any material Company IP as to which the Company or any of its subsidiaries controls the prosecution or maintenance thereof, as applicable; (C) fail to renew (to the extent renewable at the option of the Company) or to terminate any Contract under which any materially in-licensed Intellectual Property is licensed to the Company or any of its subsidiaries or (D) disclose to any Person other than a wholly owned subsidiary of the Company or Parent or any of its Affiliates or representatives, other than under a confidentiality agreement or other legally binding confidentiality undertaking, any trade secrets or other material confidential information of the Company or any of its subsidiaries relating to the Company’s products or business or that is included in the Company IP in a way that results in loss of confidentiality or trade secret protection thereon, except for any such disclosures made as a result of publication of a patent application filed by the Company or any of its subsidiaries or in connection with any required regulatory filing; or
(xxv) agree, authorize or commit to do any of the foregoing actions described in Section 5.1(b)(i) through Section 5.1(b)(xxiv).
(c) If the Company desires to take an action that would be prohibited pursuant to clause (a) or clause (b) of this Section 5.1 without the prior approval of Parent, then prior to taking such action, the Company (in lieu of the procedure outlined in Section 9.4) may request consent by sending an email to all of the following individuals (which list of individuals may be updated by Parent from upon written notice (email being sufficient) to the Company) specifying, in reasonable detail, the action proposed to be taken (or omitted from being taken).
Catherine Dargan - cdargan@cov.com; Michael Riella - mriella@cov.com; Andrew Fischer - afischer@cov.com; and Paul Bryant – pbryant@cov.com
(d) Subject to Section 6.6, from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, the Company shall, in each case to the extent reasonably practicable and permissible under applicable Law, (i) provide Parent with a reasonable opportunity to review the material portions of any applications or filings to be made with the FDA or any other Governmental Entity, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Governmental Entity or any of its subsidiaries, in any case, with respect to the Company’s product candidates or clinical activities, (ii) consult with Parent in connection with any proposed meeting with the FDA or any other Governmental Entity relating to the Company’s product candidates or clinical activities, and (iii) keep Parent reasonably informed of any material communication (written or oral) with or from the FDA or any other Governmental Entity regarding the Company’s product candidates or clinical activities.
SECTION 5.2 No Control of Other Party’s Business. Without in any way limiting any Party’s rights or obligations under this Agreement (including Section 5.1), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.
ARTICLE VI

ADDITIONAL AGREEMENTS
SECTION 6.1 Non-Solicitation; Acquisition Proposals; Change of Recommendation.
(a) No Solicitation. From the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company shall not, shall cause its subsidiaries not to and shall direct its and their respective directors, officers, employees, agents, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate any inquiry, proposal, indication of interest or offer regarding, or that constitutes or could reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions with or negotiations relating to, or furnish any non-public information to any Person (other than Parent, Merger Sub or their Representatives) in connection with, any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that could reasonably be expected to lead to any Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions or negotiations), (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) negotiate, execute or enter into, any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any Acquisition Proposal or that could reasonably be expected to lead to any Acquisition Proposal or any Contract or commitment requiring the Company to abandon, terminate or fail to consummate the Merger and the other transactions contemplated hereby (other than an Acceptable Confidentiality Agreement executed in accordance with Section 6.1(b)(ii)), (v) take any action to exempt any Person (other than Parent, Merger Sub or their Affiliates) from the restrictions on “business combinations” or similar provision contained in any Takeover Law, the Certificate of Incorporation or the Bylaws or grant a waiver under Section 203 of the DGCL or (vi) resolve, propose or agree to do any of the foregoing; provided that it is understood and agreed that any determination or action by the Board of Directors of the Company that is permitted under Section 6.1(b) or Section 6.1(c) shall not be deemed to be a breach or violation of this Section 6.1(a).
(b) Exceptions. Notwithstanding anything to the contrary in Section 6.1 or Section 6.3, but subject to compliance with the remainder of this Article VI, nothing contained in this Agreement shall prevent the Company or its Board of Directors from:
(i) complying with its disclosure obligations to its stockholders under applicable Law or the rules and policies of the NASDAQ Global Market, from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, making a “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal; provided, that this Section 6.1(b)(i) shall not be deemed to permit the Board of Directors of the Company to make a Change of Recommendation except to the extent otherwise permitted by this Section 6.1;
(ii) prior to (but not after) obtaining the Company Requisite Vote, (A) engaging in any communications, negotiations or discussions with any Person or group of Persons and their respective Representatives who has made an unsolicited bona fide Acquisition Proposal after the date hereof in circumstances not involving a breach of Section 6.1 (which negotiations or discussions need not be solely for clarification purposes) and (B) providing access to the Company’s or any of its subsidiaries’ properties, books and records and providing information or data in response to a request therefor by a Person who has made an unsolicited bona fide Acquisition Proposal after the date hereof in circumstances not involving a breach of Section 6.1, in each case, if the Board of Directors of the Company (I) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such Acquisition Proposal constitutes or would reasonably be expected to constitute, result in or lead to a Superior Proposal and that failure to engage in such communications, negotiations or discussions or failure to provide such access would be inconsistent with the directors’ fiduciary duties under applicable Law and (II) has received from the Person who has made such Acquisition Proposal an executed Acceptable Confidentiality Agreement; provided that (x) the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person, (y) the Company shall promptly (and in any event within twenty four (24) hours) provide to Parent a copy of any such Acceptable Confidentiality Agreement and shall not terminate, waive, amend, release or fail to enforce any such Acceptable Confidentiality Agreement and (z) the Company shall promptly (and in any event within twenty four (24) hours) notify Parent of making any determination described in the foregoing clause (I) or taking any initial actions set forth in the foregoing clauses (A) or (B);
(iii) prior to (but not after) obtaining the Company Requisite Vote, making a Change of Recommendation (only to the extent permitted by Section 6.1(c)(ii) or Section 6.1(c)(iii)); or
(iv) resolving, authorizing, committing or agreeing to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing clauses (i) through (iv).

(c) Change of Recommendation.
(i) From the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, except to the extent permitted by Section 6.1(c)(ii) or Section 6.1(c)(iii), neither the Board of Directors nor any committee thereof shall make a Change of Recommendation.
(ii) Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Company Requisite Vote is obtained, if an unsolicited bona fide Acquisition Proposal that did not result from a breach of Section 6.1 is received by the Company and that has not been withdrawn, and the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and its financial advisor(s) that such Acquisition Proposal would, if consummated, constitute a Superior Proposal, then the Board of Directors of the Company may, if the Board of Directors of the Company has determined in good faith after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, (x) effect a Change of Recommendation or (y) terminate this Agreement pursuant to Section 8.1(d)(ii) in order to enter into a definitive written agreement providing for such Superior Proposal; provided, however, that the Company pays to Parent any Company Termination Payment required to be paid pursuant to Section 8.2(b)(i); provided further, that, prior to taking such action described in clauses (x) or (y) above, (A) the Company shall give Parent written notice four (4) Business Days in advance (such period from the time the Company Notice is provided until the end of the fourth (4th) Business Day immediately following the day on which the Company delivered the Company Notice, the “Notice Period”), which notice shall set forth in writing that the Board of Directors of the Company intends to consider whether to take such action and including copies of or the material terms and conditions of the Acquisition Proposal that is the basis of the proposed action of the Board of Directors of the Company and the latest draft of any documentation being negotiated in connection with such Acquisition Proposal (such notice, the “Company Notice”), (B) after giving such Company Notice and prior to taking any action described in clauses (x) or (y) above, the Company shall, and shall direct its Representatives to, negotiate in good faith with Parent (to the extent requested by Parent), to enable Parent to propose such revisions to the terms of this Agreement as would cause such Acquisition Proposal to cease to be a Superior Proposal and (C) at the end of the Notice Period, prior to and as a condition to taking any action described in clauses (x) or (y) above, the Board of Directors of the Company shall take into account in good faith any changes to the terms of this Agreement proposed in writing by Parent in response to the Company Notice and any other information offered by Parent in response to the Company Notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that such Acquisition Proposal continues to constitute a Superior Proposal and the failure to take such action described in clauses (x) or (y) above would be inconsistent with the directors’ fiduciary duties under applicable Law, if such changes proposed in writing by Parent (if any) were to be given effect. Any amendment or revision to the financial terms or other material amendment, revision or supplement to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Section 6.1(d) and this Section 6.1(c)(ii) and require a new Company Notice, except that references in this Section 6.1(c)(ii) to “four (4) Business Days” shall be deemed to be references to “three (3) Business Days” and such three (3) Business Day period shall expire at end of the third (3rd) Business Day immediately following the day on which such new Company Notice is delivered (it being understood and agreed that in no event shall any such additional three (3) Business Day Notice Period be deemed to shorten the initial four (4) Business Day Notice Period).
(iii) Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Company Requisite Vote is obtained, other than as provided in Section 6.1(c)(ii), the Board of Directors of the Company may effect a Change of Recommendation if, and only if, (x) an Intervening Event has occurred, and (y) prior to taking such action, the Board of Directors of the Company has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that prior to effecting such Change of Recommendation, (A) the Company shall give Parent a Company Notice four (4) Business Days in advance, which notice shall include a reasonably detailed description of such Intervening Event,

(B) after giving such Company Notice and prior to effecting a Change of Recommendation, the Company shall, and shall direct its Representatives to, negotiate in good faith with Parent (to the extent requested by Parent), to enable Parent to propose revisions to the terms of this Agreement and (C) at the end of the Notice Period, prior to and as a condition to effecting a Change of Recommendation, the Board of Directors of the Company shall take into account in good faith any changes to the terms of this Agreement proposed in writing by Parent in response to the Company Notice and any other information offered by Parent in response to the Company Notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that (I) such Intervening Event remains in effect and (II) the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law if such changes proposed in writing by Parent (if any) were to be given effect. Any material change to the facts and circumstances relating to any Intervening Event for purposes of Section 6.1(d) and this Section 6.1(c)(iii) shall require a new Company Notice, except that references in this Section 6.1(c)(iii) to “four (4) Business Days” shall be deemed to be references to “three (3) Business Days” (it being understood and agreed that in no event shall any such additional three (3) Business Day Notice Period be deemed to shorten the initial four (4) Business Day Notice Period).
(d) Notice of Acquisition Proposals. The Company agrees that immediately following the date hereof it shall promptly (and in any event within twenty four (24) hours or, if first received on a Saturday, within forty eight (48) hours) give notice to Parent in writing of the receipt of any Acquisition Proposal or any inquiry, proposal, indication of interest or offer regarding, or that could reasonably be expected to lead to, any Acquisition Proposal, including a copy of any inquiry, proposal, indication of interest, offer or Acquisition Proposal that are provided in writing (including any proposed term sheet, letter of intent, acquisition agreement, financing commitment or similar agreement with respect thereto), which notice shall include a copy or a summary of the material terms and conditions of, and the identity of the Person making, such inquiry, proposal indication of interest, offer or Acquisition Proposal and thereafter shall keep Parent informed of the status and material terms of any such inquiries, proposals, indications of interest or offers (including any material amendments or proposed material amendments thereto) and the status of, or any material developments, discussions or negotiations regarding, any such discussions or negotiations, on a reasonably prompt basis (and, in any event within twenty four (24) hours of any such material developments, discussions or negotiations). The Company shall promptly upon receipt or delivery thereof (and in any event within twenty four (24) hours), provide Parent with copies of all drafts and final versions of definitive agreements, including schedules and exhibits thereto relating to any such inquiry, proposal indication of interest, offer or Acquisition Proposal, in each case, exchanged between the Company or any of its Representatives, on the one hand, and the Person making such Acquisition Proposal or any of its Representatives, on the other hand. The Company shall substantially concurrently provide to Parent any nonpublic information concerning the Company provided to any other Person in connection with inquiry, proposal, indication of interest, offer or any Acquisition Proposal that was not previously provided to Parent. The Company agrees that it shall not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing information to Parent in accordance with this Section 6.1.
(e) Existing Discussions. The Company agrees that following the date hereof it shall, and shall cause its subsidiaries and direct its and their respective Representatives to, (i) immediately cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with any inquiry, proposals, indications of interests or offers regarding, or that could reasonably be expected to lead to, an Acquisition Proposal, in each case that exist as of the date hereof, (ii) promptly (and in any event within two (2) Business Days) request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its subsidiaries or its or their Representatives prior to the date hereof and (iii) promptly (and in any event within twenty four (24) hours) terminate all physical and electronic data access previously granted to such Persons. Notwithstanding anything to the contrary herein, subject to compliance with this Section 6.1, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement (or any confidentiality or standstill provision of any agreement) to the extent necessary to allow for a confidential Acquisition Proposal to be made to the Company or the Board of Directors so long as (x) the Company promptly notifies Parent thereof (but not the identity of such counterparty) after granting any such waiver, amendment or release and (y) the Board of Directors of the Company has determined in good faith after consultation with its financial advisors and outside legal counsel that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.
(f) It is agreed that any violation of the foregoing restrictions of this Section 6.1 by any subsidiary of the Company or by any Representative of the Company or of any subsidiary of the Company acting in their authorized capacities on behalf of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.1 by the Company.
(g) For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i) “Acquisition Proposal” means any proposal or offer from any Person or group of Persons (other than Parent, Merger Sub or their respective Affiliates) relating to, in a single transaction or series of related transactions, (A) any direct or indirect acquisition, purchase, exclusive license from the Company, joint venture, partnership, collaboration, revenue-sharing arrangement or similar transaction by any Person or group (as defined under Section 13 of the Exchange Act) of KarXT or assets that constitute 20% or more of the net revenues, net income or enterprise value of the consolidated total assets (it being understood that total assets include equity securities of subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole, (B) any direct or indirect acquisition or purchase or issuance resulting in any Person or group (as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the total voting power of the equity securities of the Company, (C) any tender offer or exchange offer that if consummated would result in any Person or group (as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the total voting power of the equity securities of the Company, or (D) any merger (including a reverse merger in which the Company is the surviving corporation), reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or enterprise value of the consolidated total assets (it being understood that total assets include equity securities of subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole; in each case of clauses (A) through (D), other than the transactions contemplated by this Agreement.
(ii) “Intervening Event” means any event, development, change, effect or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal or any event, development, change, effect or occurrence resulting from or arising out of a breach of this Agreement by the Company) occurring after the date of this Agreement, that has a material positive effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and that was not known by the Board of Directors of the Company on the date of this Agreement (or, if known, the consequences of which were not reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement), which becomes known to the Company or to the Board of Directors of the Company after the date of this Agreement; provided that in no event shall (x) changes in the market price or trading volume of any securities of the Company in and of itself or (y) the Company exceeding any internal or published industry analyst projections or forecasts or estimates or revenues or earnings, in and of itself, constitute an Intervening Event (it being understood that, for purposes of clauses (x) and (y), the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred).
(iii) “Superior Proposal” means a bona fide and written Acquisition Proposal (except that (x) for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “80% or more” and (y) the references to “license”, “partnership”, “joint venture”, “collaboration” and “revenue-sharing arrangement” in the definition of Acquisition Proposal shall be disregarded and deemed deleted), that the Board of Directors of the Company, after consultation with its outside legal counsel and its financial advisor(s), in good faith determines (x) is reasonably likely to be consummated in accordance with its terms without undue delay and (y) would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby, in each case (clauses (x) and (y)) after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company and all legal, financial (including the financing terms of any such proposal), regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of any financing contingency, the likelihood of termination, the likely timing of closing, the identity of and any prior dealings with the Person or Persons making the proposal, timing or other aspects of such proposal and the transactions contemplated hereby and any other aspects considered relevant in good faith by the Board of Directors of the Company and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c)(ii).
SECTION 6.2 Proxy Statement.
(a) The Company shall, with the assistance of Parent, prepare and file with the SEC, as promptly as reasonably practicable (and in any event within twenty (20) Business Days) after the date of this Agreement, the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Unless the Board of Directors of the Company has made a Change of Recommendation in accordance with Section 6.1(b)(iii), Section 6.1(c)(ii) or Section 6.1(c)(iii), the Recommendation shall be included in the Proxy Statement.
(b) Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, or communicating substantively with the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response or communication, which the Company shall consider in good faith. Each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall use its reasonable best efforts to (with the assistance of, and after consultation with, Parent) resolve all SEC comments with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof, including filing any amendments or supplements as may be required. The Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to holders of Shares as of the record date established for the Stockholders Meeting promptly after the date on which the Company is made aware that the SEC will not review the Proxy Statement or has no further comments on the Proxy Statement; provided, that if the SEC has failed to affirmatively notify the Company on or prior to the date that is ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then such mailing shall occur reasonably promptly after such date and, in any event, no later than five (5) Business Days after such date.
(c) The Company agrees that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the holders of Shares, at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied by or on behalf of Parent specifically for inclusion or incorporation for reference therein. If at any time prior to the Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information would require any amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and the Company shall prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.
SECTION 6.3 Stockholders Meeting. The Company, acting through its Board of Directors (or a committee thereof), shall as promptly as reasonably practicable following the date on which the Company is made aware that the SEC will not review the Proxy Statement or has no further comments on the Proxy Statement, take all action required under the DGCL, the Certificate of Incorporation, the Bylaws and the applicable requirements of the NASDAQ Global Market necessary to promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable a meeting of its stockholders for the sole purpose of (a) approving and adopting this Agreement and (b) if and only if required by the DGCL, the Certificate of Incorporation, the Bylaws and the applicable requirements of the NASDAQ Global Market or otherwise mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger or the transactions contemplated by a merger agreement (and not any other matters, including any Acquisition Proposal) (including any adjournment or postponement thereof, the “Stockholders Meeting”); provided that the Company may postpone, recess or adjourn such meeting (and shall postpone, recess or adjourn if requested by Parent (but in such case the Company shall not be required to postpone, recess or adjourn the Stockholders Meeting more than twice or more than twenty (20) Business Days in the aggregate)) (i) to the extent required by Law or fiduciary duty, (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote, (iii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under applicable Law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting. Notwithstanding the foregoing, the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), postpone, recess or adjourn the Stockholder Meeting more than a total of three (3) times pursuant to clauses (ii) or (iii) of the immediately preceding sentence, and no such postponement, recess or adjournment pursuant to clauses (ii) or (iii) of the immediately preceding sentence shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding twenty (20) Business Days. The Stockholder Meeting shall in no event be scheduled for later than the fortieth (40th) day following the first mailing of the Proxy Statement to the Company’s stockholders without prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Promptly, (but in any case within five (5) Business Days) after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct “broker searches” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Stockholder Meeting to be held by such date. Once the Company has established a record date for the Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law. The Company, acting through its Board of Directors (or a committee thereof), shall (a) include in the Proxy Statement the Recommendation (subject to Section 6.1(b)(iii)), and, subject to the consent of such Financial Advisor, the written opinion of the Financial Advisor, and (b) subject to Section 6.1(b)(iii), use its reasonable best efforts to obtain the Company Requisite Vote (it being understood that the foregoing shall not require the Board of Directors of the Company to recommend in favor of the adoption of this Agreement if a Change of Recommendation has been effected in accordance with Section 6.1(c)(ii) or Section 6.1(c)(iii)); provided that the Board of Directors of the Company may (A) fail to include the Recommendation in the Proxy Statement, (B) withdraw, modify, amend, qualify or change the Recommendation, (C) fail to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding Shares (other than by Parent or an Affiliate of Parent), in each case, within ten (10) Business Days after the commencement thereof, it being understood and agreed that, for all purposes of this Agreement, a communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act shall not, in and of itself, be deemed to constitute a Change of Recommendation (so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation), (D) adopt, approve, recommend, submit to the stockholders of the Company or declare advisable or make a recommendation other than a rejection of (or publicly proposing to adopt, approve, recommend, submit to the stockholders of the Company or declare advisable or make any recommendation other than a rejection of) any Acquisition Proposal, (E) with respect to a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding Shares, fail to publicly reaffirm the Recommendation within ten (10) Business Days of receiving a request from Parent to provide such reaffirmation following a publicly announced Acquisition Proposal; provided, that, Parent may deliver only three (3) such requests with respect to any such Acquisition Proposal or (F) formally resolve to effect or publicly announce an intention or resolution to effect any of the foregoing (any of the actions described in the foregoing clauses (A) through F), a “Change of Recommendation”), in each case solely in accordance with the terms and conditions of Section 6.1(c)(ii) or Section 6.1(c)(iii) and, following such Change of Recommendation, may fail to use such reasonable best efforts; provided, however, that, for the avoidance of doubt, none of (I) the determination by the Board of Directors of the Company that an Acquisition Proposal constitutes a Superior Proposal, (II) the taking of any action by the Company, its Board of Directors or any of its Representatives permitted by Section 6.1(b), (III) the delivery by the Company to Parent of any notice contemplated by Section 6.1(c)(ii) or Section 6.1(c)(iii) or (IV) the public disclosure, in and of itself, of the items in clauses (I) through (III) if required by applicable Law, will in and of itself constitute a Change of Recommendation. The Company shall, upon the reasonable request of Parent, provide Parent with regular updates, and use commercially reasonable efforts to provide at least on a daily basis on each of the last five (5) Business Days prior to the date of the Stockholder Meeting, with respect to the aggregate tally of proxies received by the Company with respect to the Company Requisite Vote.
SECTION 6.4 Further Action; Efforts.
(a) Subject to the terms and conditions of this Agreement, each Party shall (and, in the case of Parent, cause each of its subsidiaries and controlled Affiliates (collectively, the “Parent Group”) to) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations or pursuant to any contract or agreement to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the End Date) and consummate the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, obtaining as promptly as reasonably practicable (and in any event no later than the End Date) all actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the transactions contemplated by this Agreement and executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each Party hereto agrees to file, or cause to be filed, all appropriate Notification and Report Forms pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten (10) Business Days of the date hereof (unless otherwise agreed to by the Parties) and to file, or cause to be filed, any filing (or, for jurisdictions where submission of a draft prior to formal notification is appropriate, a draft thereof) required under any other applicable Antitrust Law, including any such filing or draft thereof listed in Section 6.4(a) of the Company Disclosure Letter with respect to the transactions contemplated hereby as promptly as practicable and in any event within thirty (30) Business Days of the date hereof (unless otherwise agreed to by the Parties), and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such other Antitrust Law and to take any and all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or such other Antitrust Law as soon as practicable.
(b) In connection with the efforts and obligations referenced in Section 6.4(a) to obtain all requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Law, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall (i) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to applicable Law, furnish to the other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (iii) promptly notify the other Party of any substantive communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any substantive communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ or any other Governmental Entity with respect to the transactions contemplated by this Agreement; (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the DOJ or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions; and (v) permit the other Party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other Party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person. No Party shall independently participate in any substantive meeting or communication with any Governmental Entity in respect of any such filings, investigation or other inquiry relating to Section 6.4(a) or Section 6.4(b) without giving the other Parties sufficient prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend or participate in such substantive meeting or communication. Without limiting the foregoing, neither Parent nor any member of the Parent Group shall withdraw any filing made under the HSR Act or other applicable Antitrust Law or refile such filing, in each case, except with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).
(c) Notwithstanding anything to the contrary set forth in this Agreement, but subject to the obligations under Section 6.4(d), in no event shall Parent or any other member of the Parent Group be required to, and the Company, without the prior written consent of Parent, shall not and shall not agree to, take steps to (x) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or (y) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, including (i) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divesture, disposition, or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent or any member of the Parent Group, or the Company or its subsidiaries or any interest therein, (ii) otherwise taking or committing or agreeing to restrictions or actions that after the Effective Time would limit Parent’s, any member of the Parent Group’s, or the Company’s or its subsidiaries’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent, the Parent Group or the Company or its subsidiaries or any interest or interests therein or (iii) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent, the Parent Group, or the Company or its subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant Governmental Entity giving effect thereto or to such restrictions or actions.
(d) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall, and Parent shall cause each member of the Parent Group to, cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, modified, suspended, eliminated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prevents, restrains, enjoins, prohibits, makes unlawful, restricts or delays consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub shall, and Parent shall cause each member of the Parent Group to, defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, none of the Company, Parent or any other member of the Parent Group shall be required to agree to any term or take any action in connection with its obligations under this Section 6.4(d) that is not conditioned upon consummation of the Merger. Notwithstanding the foregoing, except as set forth in Article VII, obtaining any approval or consent from any Person pursuant to this Section 6.4 shall not be a condition to the obligations of the Parties to consummate the transactions contemplated by this Agreement. Subject to the terms of this Section 6.4, and subject to Parent consulting with and considering in good faith the views and comments of the Company, Parent shall have the right to (x) direct, devise and implement the strategy for obtaining any necessary approval of, and for responding to any request from, or inquiry or investigation by (including directing the nature and substance of all such responses), and lead all meetings and communications (including any negotiations) with, any Governmental Entity in connection with any regulatory filings made under any applicable Law in connection with the transactions contemplated by this Agreement and (y) control the defense and settlement of any investigation or Proceeding relating to the transactions contemplated by this Agreement.
(e) Notwithstanding the foregoing, commercially or competitively sensitive information and materials of a Party will be provided to the other Party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial or competitively sensitive information has been redacted available to the other Party. Materials provided to the other Party or its counsel may be redacted to remove references (i) concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements, (iii) as necessary to address reasonable attorney-client privilege or confidentiality concerns, or (iv) other competitively sensitive material.
(f) Parent will be solely responsible for and pay all filing fees payable to Governmental Entities under any Antitrust Law.
SECTION 6.5 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any Actions commenced or, to such Party’s knowledge, threatened in writing against, relating to or involving or otherwise affecting such Party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby and (c) any event, development, occurrence, circumstance, change or effect that has had or would reasonably be expected to have a Material Adverse Effect or Parent Material Adverse Effect, as applicable, or would reasonably be expected to make the satisfaction of any conditions set forth in Section 7.1, Section 7.2 or Section 7.3, as applicable, impossible on or prior to the End Date; provided that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, compliance or failure of compliance with this Section 6.5 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(b) or Section 7.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 6.5.
SECTION 6.6 Access to Information; Confidentiality.
(a) From the date hereof to the Effective Time or the earlier valid termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall cause its subsidiaries, officers, directors, employees and representatives to, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours to the Company’s and its subsidiaries’ officers, employees, Contracts, books and records and properties, offices and other facilities; provided, that such access may be limited to the extent the Company or any of its subsidiaries reasonably determines, in light of COVID-19 or applicable COVID-19 Measures, that such access would reasonably be expected to jeopardize the health and safety of any employee of the Company or any of its subsidiaries, it being understood that the Company shall use its commercially reasonable efforts to provide, or cause its subsidiaries to provide, such access in a manner that would not reasonably be expected to jeopardize the health and safety of the employees of the Company and its subsidiaries. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such officers, employees and other authorized Representatives of their normal duties and shall not include any sampling or testing of any environmental media or building materials or any other environmental sampling or testing.
(b) The foregoing provisions of Section 6.6(a) shall not require and shall not be construed to require the Company to permit any access to any of its officers, employees, agents, Contracts, books or records, or its properties, offices or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information that in the reasonable judgment of the Company would (i) result in the disclosure of any trade secrets of any third parties, competitively sensitive information, information concerning the valuation of the Company or any of its subsidiaries or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement, (ii) result in a violation of applicable Law, including any fiduciary duty, (iii) waive the protection of any attorney-client privilege or (iv) result in the disclosure of any Personal Data that would reasonably be expected to expose the Company to liability under applicable Laws. In the event that the Company objects to any request submitted pursuant to and in accordance with Section 6.6(a) and withholds information or properties on the basis of the foregoing clauses (i) through (iv), the Company shall inform Parent as to the general nature of what is being withheld and shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure or access that does not suffer from any of the foregoing impediments (including, if reasonably requested by Parent, entering into a joint defense agreement with Parent on customary and mutually acceptable terms if requested with respect to any such information). The Company may reasonably designate competitively sensitive material provided to Parent as “Outside Counsel Only Material” or with similar restrictions, which materials and the information contained therein shall be given only to the outside legal counsel of Parent, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All requests for information or access made pursuant to this Section 6.6 shall be directed to the Person designated by the Company and all information exchanged or made available shall be governed by the terms of the Confidentiality Agreement.
(c) Each of Parent and Merger Sub shall comply with the terms and conditions of the Confidentiality Agreement, dated as of December 14, 2023, between the Company and Parent (as it may be amended from time to time, the “Confidentiality Agreement”), and will hold and treat, and will cause their respective Representatives (as defined in the Confidentiality Agreement) to hold, treat and use, in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.
SECTION 6.7 Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the

NASDAQ Global Market to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ Global Market as promptly as reasonably practicable after the Effective Time and the deregistration of the Shares under the Exchange Act at the Effective Time.
SECTION 6.8 Publicity. The initial press release regarding the Merger shall be a joint press release in a form and substance mutually agreed by the Company and the Parent and, except in connection with the receipt or existence of an Acquisition Proposal and matters related thereto or a Change of Recommendation (in each case subject to the applicable terms of this Agreement) thereafter, the Company and Parent shall consult with each other prior to issuing, and give each other the reasonable opportunity to review, any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity (or, in the case of the Company, by the fiduciary duties of the Board of Directors of the Company as reasonably determined by the Board of Directors of the Company), in each case, as determined in the good faith judgment of the Party proposing to make such release or other public announcement (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party); provided, that (a) any such press release or public statement as may be required by applicable Law or any listing agreement with any national securities exchange may be issued prior to such consultation if the Party making the release or statement has used its reasonable best efforts to consult with the other Party on a timely basis and provide the other Party with an opportunity to review and comment on any such press release or public statement and (b) each Party may issue public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby that consist solely of information previously disclosed in press releases or public statements previously approved by either Party or made by either Party in compliance with this Section 6.8 to the extent such disclosure is consistent in all material respects with the information previously disclosed and still accurate at the time of such disclosure; provided, further, that the first sentence of this Section 6.8 shall not apply to (x) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement and (y) internal announcements to employees which are not made public. Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.
SECTION 6.9 Employee Benefits.
(a) For a period of at least 12 months following the Effective Time (or until the date of termination of the relevant Continuing Employee, if earlier), Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its subsidiaries who continues to be employed by the Surviving Corporation or any subsidiary (the “Continuing Employees”), (i) a salary, wage, target bonus opportunity and commissions opportunity that, in the aggregate, are no less favorable than the salary, wage, target bonus opportunity and commissions opportunity that were provided, in the aggregate, to such Continuing Employee immediately prior to the Effective Time; provided, however, that in no event shall any Continuing Employee’s salary be reduced from such Continuing Employee’s salary in effect immediately prior to the Effective Time and provided, further, subject to Section 6.9(a) of the Company Disclosure Letter, (ii) employee benefits (other than severance and termination benefits) that are substantially comparable in the aggregate to, in the discretion of Parent, (A) those provided to such Continuing Employee by the Company (or, if applicable, any of its subsidiaries) immediately prior to the Effective Time under Company Plans listed in Section 3.11(a) of the Company Disclosure Letter (other than under any defined benefit pension, post-employment welfare, nonqualified deferred compensation, severance and termination, retention, change in control, or similar compensation or benefits, equity or equity-based incentive plans or arrangements or employee stock purchase plans (the “Specified Arrangements”)), (B) those provided to such similarly situated employees of Parent or its Affiliates (other than the Specified Arrangements), or (C) a combination of (A) and (B), and (iii) severance and termination benefits that are no less favorable than the severance and termination benefits set forth on Section 6.9(a) of the Company Disclosure Letter.

(b) To the extent that Parent modifies any coverage or benefit plan in which Continuing Employees participate, Parent or any of its subsidiaries (including the Company and any subsidiaries thereof) shall use reasonable best efforts to (i) with respect to any group health plan of Parent or its Affiliates, waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its Affiliates with respect to Continuing Employees and their eligible dependents, (ii) with respect to any group health plan of Parent or its Affiliates, give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee’s employment with the Company for purposes of eligibility to participate and vesting credit (but excluding eligibility for any defined benefit pension plan or any post-employment welfare benefits or benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent.
(c) Unless otherwise requested by Parent at least five (5) days prior to the Closing Date, the Company shall, no later than one (1) Business Day prior to the Closing Date, cease contributions to, and adopt a written consent or resolution and take other necessary and appropriate action to terminate the Company’s 401(k) plan (the “Company 401(k) Plan”), with such termination to be effective no later than the Business Day immediately prior to the Closing Date (such Company 401(k) Plan cessation of contributions and termination may be made contingent upon the Closing). The Company shall provide Parent with an advance copy of such proposed consent or resolutions (and any related documents) and a reasonable opportunity to comment thereon prior to adoption or execution. In the event that the Company 401(k) Plan is terminated as set forth in this Section 6.9(c), with respect to each Continuing Employee who participated in the Company 401(k) Plan, Parent shall (i) cause any plan of Parent or its Affiliates that includes a cash or deferred arrangement qualified under Section 401(k) of the Code (the “Parent 401(k) Plan”) to permit and accept rollover contributions of the account balances of such Continuing Employee and (ii) use commercially reasonable efforts to cause the Parent 401(k) Plan to permit and accept as rollover contributions, a maximum of two outstanding loan notes made by such Continuing Employee that are held as assets of the Company 401(k) Plan immediately prior to the Closing, and if the Parent 401(k) Plan permits and accepts as a rollover contribution such loan notes, Parent will use commercially reasonable efforts to permit the Continuing Employee who made such loan note to continue to repay the underlying loan in accordance with its terms in effect immediately prior to Closing.
(d) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan or any other employee benefit plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans or any other employee benefit plan in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).
SECTION 6.10 Directors’ and Officers’ Indemnification and Insurance.
(a) From and after the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Corporation agrees that it will indemnify and hold harmless each present (as of the Effective Time) and former director and officer of the Company or any of its subsidiaries (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”), arising out of, relating to or in connection with the fact that such Person is or was a director or officer of the Company or any of its subsidiaries or serving in such capacity at the request thereof or any acts or omissions occurring or alleged to occur prior to the Effective Time in such person’s capacity as a director or officer of the Company or any of its subsidiaries or serving in such capacity at the request thereof, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware Law and its Certificate of Incorporation and Bylaws in effect on the date of this Agreement to indemnify such Person (and Parent or the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding, including any expenses incurred in enforcing such Person’s rights under this Section 6.10, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the Certificate of Incorporation, the Bylaws or the certificate of incorporation and bylaws, or equivalent organizational documents, of any subsidiary; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification pursuant to this Section 6.10); provided further that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Delaware Law and the Company’s Certificate of Incorporation and Bylaws shall be made by independent counsel selected by the Surviving Corporation. In the event of any such Proceeding (x) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents, and (y) the Surviving Corporation shall reasonably cooperate in the defense of any such matter. In the event any Proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.10, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time, (ii) each Indemnified Party shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (iii) the Surviving Corporation shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Party promptly after statements therefor are received, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, and (iv) no Indemnified Party shall be liable for any settlement effected without his or her prior express written consent.
(b) Any Indemnified Party wishing to claim indemnification under Section 6.10, upon learning of any such Proceeding, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying Party.
(c) The provisions in the Surviving Corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company’s Certificate of Incorporation and Bylaws in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.
(d) The Company shall purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. In the event the Company elects to purchase such a “tail policy”, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail policy” in full force and effect for at least six years from the Effective Time and continue to honor their respective obligations thereunder. If the Company elects not to purchase such a “tail policy”, then Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for at least six years from the Effective Time the current policies of the directors’ and officers’

liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. Parent agrees to honor and perform under, and to cause the Surviving Corporation to honor and perform under, all indemnification agreements entered into by the Company or any of its subsidiaries with any Indemnified Party that are set forth in Section 6.10(d) of the Company Disclosure Letter.
(e) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.
(f) The provisions of this Section 6.10 shall survive the Merger for a period of six (6) years following the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives.
(g) The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or the comparable governing instruments of any of its subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its subsidiaries or its or their respective officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.
SECTION 6.11 Takeover Statutes. If any Takeover Law is or becomes applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and shall use reasonably best efforts to take all such actions as are reasonably necessary so that such transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Law on such transactions. Nothing in this Section 6.11 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.
SECTION 6.12 Transaction Litigation. In the event that any stockholder litigation (including any class action or derivative litigation) related to this Agreement, the Merger or the other transactions contemplated by this Agreement or the, including disclosures made under securities laws and regulations related thereto, is brought against the Company, its officers or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in (but not control) the defense or settlement of any Transaction Litigation and to review and comment on all material filings and responses to be made by the Company in connection with such Transaction Litigation and shall consider in good faith Parent’s advice with respect to such Transaction Litigation and any such comments. The Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

SECTION 6.13 Obligations of Merger Sub; Obligations of Subsidiaries. Parent shall take all action necessary to cause Merger Sub and, from and after the Effective Time, the Surviving Corporation to perform their respective obligations under this Agreement. The Company shall take all actions necessary to cause its subsidiaries to perform their respective obligations under this Agreement.
SECTION 6.14 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
SECTION 6.15 ATM Agreement. The Company shall use reasonable best efforts to deliver all notices and take all other actions reasonably requested by Parent or Merger Sub that are required to facilitate, in accordance with the terms thereof, the termination of the Equity Distribution Agreement by and between the Company, Goldman Sachs & Co. and SVB Securities LLC, dated as of June 21, 2023, prior to or at the Effective Time.
SECTION 6.16 Other Matters. The Company shall take the actions set forth on Section 6.16 of the Company Disclosure Letter.
ARTICLE VII

CONDITIONS OF MERGER
SECTION 7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or written waiver by the Company and Parent (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:
(a) Stockholder Approval. The Company Requisite Vote shall have been obtained.
(b) Law or Governmental Orders. No Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Merger that remains in effect.
(c) Consents. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained, (ii) any voluntary agreement with a Governmental Entity entered into by the Parties in accordance with Section 6.4 not to consummate the Merger shall have expired or been terminated, and (iii) each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any Antitrust Laws with respect to the Merger as specified on Section 7.1(c)(iii) of the Company Disclosure Letter shall have been obtained, shall have been received or deemed to have been received or shall have terminated or expired, as the case may be.
SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Section 3.1 [Organization and Qualification; Subsidiaries], Section 3.2(a) [Certificate of Incorporation and Bylaws], Section 3.3 (other than Section 3.3(a) and the first three sentences of Section 3.3(b)) [Capitalization], Section 3.4 [Authority], Section 3.21 [Opinions of Financial Advisor], Section 3.22 [Brokers] and Section 3.23 [Takeover Statutes] shall be true and correct (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) in all material respects as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 3.3(a) and the first three sentences of Section 3.3(b) [Capitalization] shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), other than for issuances expressly permitted pursuant to this Agreement and other than for inaccuracies that, in the aggregate, do not increase the aggregate consideration payable by Parent pursuant to Article II in more than a de minimis respect, (iii) Section 3.9(b) [Absence of Certain Changes or Events] shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of such date and (iv) the other representations and warranties of Article III shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) in each case as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time;
(c) No Material Adverse Effect. Since the date of this Agreement no Material Adverse Effect shall have occurred; and
(d) Certificate. Parent shall have received a certificate signed by an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a) [Representations and Warranties], Section 7.2(b) [Performance of Obligations of the Company] and Section 7.2(c) [No Material Adverse Effect] have been satisfied.
SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or written waiver by the Company (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in (i) Section 4.1 [Organization] and Section 4.2 [Authority] shall be true and correct (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) in all material respects, as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), and (ii) the other representations and warranties of Article IV shall be true and correct (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), in each case as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement by the End Date (a “Parent Material Adverse Effect”);
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time; and
(c) Certificate. The Company shall have received a certificate signed by an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) [Representations and Warranties] and Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] have been satisfied.

ARTICLE VIII

TERMINATION
SECTION 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Company Requisite Vote having been obtained:
(a) by mutual written consent of Parent and the Company;
(b) by Parent or the Company if any court or other Governmental Entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “Restraint”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, of Merger Sub) or the failure of such Party (or, in the case of Parent, of Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of or primarily resulted in such Restraint;
(c) by either Parent or the Company if the Effective Time shall not have occurred on or before 5:00 p.m. (New York Time) on December 23, 2024 (as such date may be extended pursuant to this Agreement, the “End Date”); provided, however, that if any of the conditions to the Closing set forth in Section 7.1(b) [Law or Governmental Orders] (solely as it relates to any Antitrust Laws), or Section 7.1(c) [Consents] has not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the End Date) or waived, the End Date shall automatically and without the need for any further action by any Person become 5:00 p.m. (New York Time) on June 23, 2025 (and all references to the End Date herein shall be as so extended); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, of Merger Sub) or the failure of such Party (or, in the case of Parent, of Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of or primarily resulted in the failure of the Effective Time to occur on or before the End Date.
(d) by written notice from the Company:
(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, such that the conditions set forth in Section 7.3(a) [Representations and Warranties] or Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (A) 30 days after written notice thereof is given by the Company to Parent or (B) the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in breach of any of its covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.2(a) [Representations and Warranties] or Section 7.2(b) [Performance of Obligations of the Company] would not be satisfied; or
(ii) prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement providing for a Superior Proposal substantially concurrently with such termination, subject to the Company and the Board of Directors of the Company having complied with the terms and conditions of Section 6.1 [Non-Solicitation; Acquisition Proposals; Change of Recommendation] with respect to such Superior Proposal and Acquisition Proposal that was a precursor thereto; provided that the Company pays the Company Termination Payment at or prior to the time of such termination in accordance with Section 8.2(b)(i) (it being understood that the Company may enter into such definitive agreement simultaneously with such termination of this Agreement);

(e) by written notice from Parent if:
(i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, such that the conditions set forth in Section 7.2(a) [Representations and Warranties] or Section 7.2(b) [Performance of Obligations of the Company] would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (A) 30 days after written notice thereof is given by Parent to the Company or (B) the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in breach of any of its covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.3(a) [Representations and Warranties] or Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] would not be satisfied; or
(ii) prior to obtaining the Company Requisite Vote, if the Board of Directors of the Company shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation; or
(f) by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken.
SECTION 8.2 Effect of Termination.
(a) In the event of the valid termination of this Agreement pursuant to Section 8.1 [Termination], this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(c) [Access to Information; Confidentiality], Section 6.8 [Publicity], this Section 8.2, Section 8.3 [Expenses] and Article IX, which shall survive such termination in accordance with its terms and conditions; provided that nothing herein shall relieve any Party hereto of any liability for damages resulting from (i) such Party’s common law fraud or (ii) such Party’s Willful Breach, in each case, prior to such termination by any Party hereto. The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance in accordance with the terms and conditions set forth in Section 9.12.
(b) In the event that:
(i) this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(ii) [Superior Proposal] or by Parent pursuant to Section 8.1(e)(ii) [Change of Recommendation], then the Company shall pay the Company Termination Payment to Parent (or one or more of its designees), at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) [Superior Proposal] or as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii) [Change of Recommendation] (and, in any event, within two (2) Business Days following such termination), payable by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose.
(ii) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(c) [End Date] or Section 8.1(f) [Company Requisite Vote] or Parent pursuant to Section 8.1(e)(i) [Breach by the Company] and (A) at any time after the date of this Agreement and prior to the taking of a vote to approve this Agreement at the Stockholders Meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of this Agreement) an Acquisition Proposal shall have been made to the Company, an Acquisition Proposal shall have been made directly to the Company’s stockholders, or an Acquisition Proposal shall have otherwise become publicly known, and, in each case, such Acquisition Proposal shall have not been withdrawn prior to (x) such termination (with respect to a termination pursuant to Section 8.1(c) [End Date] or Section 8.1(e)(i) [Breach by the Company]) or (y) the taking of a vote to approve this Agreement (with respect to termination pursuant to Section 8.1(f) [Company Requisite Vote]) and (B) within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (which is subsequently consummated) or shall have consummated an Acquisition Proposal, then, in any such event, the Company shall pay to Parent the Company Termination Payment, such payment to be made within two (2) Business Days from the consummation of such Acquisition Proposal, by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose. For the purpose of this Section 8.2(b)(ii), all references in the definition of the term Acquisition Proposal to “20% or more” will be deemed to be references to “more than 50%”.
(iii) this Agreement is validly terminated (a) pursuant to Section 8.1(b) [Restraint] due to a Restraint arising in connection with any Antitrust Laws or (b) pursuant to Section 8.1(c) [Failure to Close by End Date] and, at the time of such termination, (A) any of the conditions to the Closing set forth in Section 7.1(b) [Law or Governmental Orders] (solely as it relates to any Antitrust Laws), or Section 7.1(c) [Consents] has not been satisfied or waived and (B) all other conditions to Closing set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions are reasonably capable of being satisfied at the Closing) or waived, then Parent shall pay to the Company a fee of $600,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to the account or accounts designated in writing by the Company to Parent for such purpose, such payment to be made within two (2) Business Days of the applicable termination.
(c) The Parties acknowledge and hereby agree that each of the Company Termination Payment and the Parent Termination Fee, as applicable, if, as and when required pursuant to this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Payment or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion.
(d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Section 8.2(b)(i) or Section 8.2(b)(ii), or Parent fails to timely pay an amount due pursuant to Section 8.2(b)(iii), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amount set forth in Section 8.2(b)(i) or Section 8.2(b)(ii), or any portion thereof, or a judgment against Parent for the amount set forth in Section 8.2(b)(iii), or any portion thereof, the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by the Company) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, plus 2%, as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Any amount payable pursuant to Section 8.2(b) shall be paid by the applicable Party by wire transfer of same day funds prior to or on the date such payment is required to be made under Section 8.2(b).
(e) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Parent is paid the Company Termination Payment from the Company pursuant to this Section 8.2, (i) the Company Termination Payment and, if applicable, the costs and expenses of Parent pursuant to Section 8.2(d) shall, subject to Section 9.12 [Specific Performance], be the sole and exclusive monetary remedy of Parent and Merger Sub against the Company, its subsidiaries or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) funds, representative, agent, assignee or successor of any of the foregoing (collectively, the “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith (collectively, the “Company Transaction Obligations”), and (ii) upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or any other Company Transaction Obligations or in respect of representations made or alleged to be made in connection herewith or in connection with any other Company Transaction Obligations, whether in equity or at law, in contract, in tort or otherwise, except, in the case of each of clauses (i) and (ii), that nothing shall relieve the Company of (x) its obligations under Section 6.6(c) [Access to Information; Confidentiality] and Section 6.8 [Publicity] and (y) any liability for damages resulting from or arising out of (A) the Company’s common law fraud or (B) the Company’s Willful Breach.
(f) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and the Company is paid the Parent Termination Fee from Parent pursuant to this Section 8.2, (i) the Parent Termination Fee and, if applicable, the costs and expenses of the Company pursuant to Section 8.2(d) shall, subject to Section 9.12 [Specific Performance], be the sole and exclusive monetary remedy of the Company against Parent, Merger Sub or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing (collectively, the “Parent Related Parties”) for any loss or damage suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith (collectively, the “Parent Transaction Obligations”) and (ii) upon payment of such amounts, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or any other Parent Transaction Obligations or in respect of representations made or alleged to be made in connection herewith or in connection with any other Parent Transaction Obligations, whether in equity or at law, in contract, in tort or otherwise, except, in case of each of clauses (i) and (ii), that nothing shall relieve Parent of (x) its obligations under Section 6.6(c) [Access to Information; Confidentiality], and Section 6.8 [Publicity] and (y) any liability for damages resulting from or arising out of (A) Parent’s common law fraud or (B) Parent’s Willful Breach.
SECTION 8.3 Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Filing fees incurred in connection with obtaining any consents or making any filings under any Antitrust Law shall be borne by Parent. Out-of-pocket expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company.
ARTICLE IX

GENERAL PROVISIONS
SECTION 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.
SECTION 9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement only by written agreement, executed and delivered by duly authorized officers of the respective Parties.
SECTION 9.3 Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure or delay of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder. For purposes of this Section 9.3, Parent and Merger Sub shall be treated collectively as a single Party.
SECTION 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by e-mail (so long as such transmission does not generate an error message or notice of non-delivery) or (iii) by nationally recognized overnight courier service, when delivered (with proof of delivery) or registered or certified mail (postage prepaid, return receipt requested), when delivered (with proof of delivery) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
(a)	if to Parent or Merger Sub:

Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08540
Attention: Executive Vice President, Strategy and Business Development

with a copy (which shall not constitute notice) to:

Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08540
Attention: Senior Vice President and Associate General Counsel, Transactions Law
Email: transactionslegal@bms.com

and

Covington & Burling LLP
One City Center
850 Tenth Street, NW
Washington, DC 20001-4956
	Attention:	Catherine Dargan
Michael Riella
Andrew Fischer
	Email:	cdargan@cov.com
mriella@cov.com
afischer@cov.com

(b)	if to the Company:

Karuna Therapeutics, Inc.
99 High Street, 26th Floor
Boston, Massachusetts 02110
	Attention:	Mia Kelley
	Email:	mkelley@karunatx.com

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
	Attention:	Alan M. Klein
Eric M. Swedenburg
Jakob Rendtorff
	Email:	aklein@stblaw.com
eswedenburg@stblaw.com
jrendtorff@stblaw.com

SECTION 9.5 Certain Definitions. For purposes of this Agreement, the term:
(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement (i) containing confidentiality and use provisions on terms no less favorable in the aggregate to the Company than the corresponding terms in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement) and (ii) that does not prohibit the Company from providing information to Parent in accordance with Section 6.1 or otherwise prohibit the Company from complying with its obligations under this Agreement, provided that such confidentiality agreement need not include any “standstill” or similar terms.
(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person;
(c) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the Federal Trade Commission Act of 1914 and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, and any Foreign Investment Law;
(d) “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York;
(e) “Collaboration Partners” means any of the Company’s or any its subsidiaries’ licensees or licensors or any third party with which the Company or any of its subsidiaries’ has entered into a Material Contract that relates to the research, development, supply, manufacturing, testing, import, export, distribution or commercialization of any of the Company’s product candidates;
(f) “Company Equity Award” means any Option or Company RSU issued and outstanding, or authorized to be issued, pursuant to the Company Stock Plans;
(g) “Company ESPP” means the Karuna Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as may be amended from time to time;
(h) “Company IP” means all Intellectual Property (i) owned or purported to be owned (wholly or jointly with others) by the Company or any of its subsidiaries; (ii) exclusively licensed or exclusively sublicensed to the Company or any of its subsidiaries; or (iii) used or intended for use by the Company or any of its subsidiaries and material to the business of the Company or any of its subsidiaries;
(i) “Company RSU” means each restricted stock unit payable in Shares, whether granted pursuant to the Company Stock Plans or otherwise;
(j) “Company Stock Plans” means the Karuna Therapeutics, Inc. 2019 Stock Option and Incentive Plan and Karuna Therapeutics, Inc. 2009 Stock Incentive Plan, as each may be amended from time to time;
(k) “Company Termination Payment” means an amount equal to $490,000,000;
(l) “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise;
(m) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof and any epidemics, pandemic or outbreaks thereof;
(n) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (including the Families First Coronavirus Response Act, Pub. L. No. 116-127, Coronavirus Aid,

Relief and Economic Security Act Pub. L. No. 116-136, Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster issued on August 8, 2020 by the President of the United States, and Consolidated Appropriations Act, 2021, Pub. L. 116-260, in each case, together with any administrative or other guidance published with respect thereto by any Governmental Entity);
(o) “Environmental Laws” shall mean all Laws regarding protection of human health and safety (to the extent relating to exposure to Hazardous Materials or employee health and safety) or protection of the environment, including any such Laws related to releases of Hazardous Materials, that are promulgated and in effect on or prior to the Closing Date;
(p) “Export Control Laws” means United States and applicable foreign export control Laws, including statutory and regulatory requirements under the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, U.S. International Traffic in Arms Regulations, and their respective implementing rules and regulations administered by the U.S. State Department, U.S. Commerce Department, and other similar export control Laws or restrictions applicable to the Company, its subsidiaries and its and their operations from time to time;
(q) “FDA” means the United States Food and Drug Administration;
(r) “Foreign Investment Law” means any federal, state, foreign, and transnational statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to screen, prohibit, restrict or regulate investments on cultural, public order or safety, privacy, or national or economic security grounds;
(s) “GAAP” means the generally accepted accounting principles as of the time of the relevant financial statements referred to herein;
(t) “Governmental Health Program” means any federal health program as defined in 42 U.S.C. §1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA, and state healthcare programs (as defined therein), and any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code, and any other healthcare program administered by a Governmental Entity;
(u) “Hazardous Materials” shall mean any substance, chemical, material or waste defined, regulated, or listed as hazardous or toxic or as a pollutant or contaminant, or words of similar meaning, by any applicable Environmental Law;
(v) “Healthcare Laws” shall mean: (i) Titles XVIII and XIX of the Social Security Act; (ii) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); (iii) the federal False Claims Act (31 U.S.C. § 3729 et seq.); (iv) the criminal False Statements Law (42 U.S.C. § 1320a-7b(a)); (v) the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); (vi) the federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); (vii) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (viii) the federal Open Payments Law (42 U.S.C. § 1320a-7h); and (ix) each of their state and foreign equivalents, in each case as amended, and the regulations that implement such Laws;
(w) “Incidental Contracts” shall mean (i) shrink-wrap, click-wrap and off-the-shelf Contracts for commercially available software or services, (ii) non-exclusive licenses, sublicenses or other rights granted to subcontractors or vendors of the Company or any of its subsidiaries solely for the purposes of performing the relevant services for and on behalf of the Company or its subsidiaries in the ordinary course of business consistent with past practice, and (iii) non-disclosure agreements granted by the Company or any of its subsidiaries to vendors, third party service providers and other similar contractors, in each case, entered into in the ordinary course of business consistent with past practice;
(x) “Indebtedness” means, without duplication, (i) any indebtedness for borrowed money (including the issuance of any debt security), including that portion of obligations with respect to any capital leases that is classified as a liability on a balance sheet in conformity with GAAP, owing to any Person other than the Company or its subsidiaries, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts for indebtedness for borrowed money owing to any Person other than the Company or its subsidiaries, (iii) any reimbursement obligations in respect of letters of credit and bankers’ acceptances (other than obligations in respect of letters of credit and bankers’ acceptances used as security for leases), (iv) all indebtedness created with respect to, or arising under, any deferred purchase price of real property, any conditional sale or other title retention agreement with respect to real property acquired or (v) any guaranty of any such obligations described in clauses (i) through (iv) of any Person other than a the Company or any of its subsidiaries (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice);
(y) “Intellectual Property” means all intellectual property and proprietary rights of any kind or nature, whether protected, created or arising under any Law, anywhere in the world, including: (i) (A) patents, patent applications and all related provisionals, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, extensions thereof, and registrations, renewals and foreign counterparts related to the foregoing (“Patents”); (B) copyrights, works of authorship and all registrations, applications, renewals, and foreign counterparts for the foregoing; (C) trademarks, service marks, domain names, trade names, corporate names, logos, social media identifiers, trade dress and other source indicators and the goodwill of the business symbolized thereby and all registrations, applications, renewals, and foreign counterparts for the foregoing; (D) know-how, trade secrets and similar proprietary rights in confidential information of any kind, including in inventions, discoveries, analytic models, improvements, processes, techniques, formulations and specifications; (E) rights in databases, data collection, data sets and aggregated data; and (F) all rights to sue for past, present and future infringements, misappropriations or other violations of any of the foregoing and to secure or recover the proceeds of the foregoing, including licenses, royalties, income, payments, claims and damage;
(z) “IT Systems” means all hardware, software, computer systems, databases, websites, applications, networks, telecommunications systems and other information technology assets, equipment and infrastructure;
(aa) “knowledge” (i) with respect to the Company means the actual knowledge of any of the individuals listed in Section 9.5(v) of the Company Disclosure Letter and all knowledge which would reasonably have been expected to be obtained by such individuals after making reasonable inquiry of their direct reports, and (ii) with respect to Parent or Merger Sub means the actual knowledge of the executive officers of Parent;
(bb) “Law” means any transnational, federal, state, local, municipal, foreign or other law, statute, act, constitution, principle of common law, ordinance, code, decree, order, judgment, writ, rule, regulation, ruling, determination or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order, ruling or decision of an applicable arbitrator or arbitration panel;
(cc) “Lease” means any lease or sublease for any Leased Real Property;
(dd) “Lien” shall mean any lien, encumbrance, license, sublicense, covenant not to sue, right of first refusal, security interest, pledge, charge, claim or defect or imperfection of title;
(ee) “Material Adverse Effect” means any event, development, change, effect or occurrence (“Effect”) that, individually or in the aggregate with all other Effects, has a material adverse effect on (x) or with respect to the assets, business, results of operation or financial condition of the Company and its subsidiaries taken as a whole or (y) the Company’s ability to consummate, or prevents the consummation of, the transactions contemplated by this Agreement, including the Merger, by the End Date, provided that, for purposes of the preceding clause (x), no Effects relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination with any of the following, to constitute or contribute to a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) general conditions, changes or developments in the economy or the financial, debt, capital, credit or securities markets or political, business, legislative or regulatory conditions in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, including changes in interest rates or exchange rates, supply chain disruptions, or any suspension of trading in securities on any securities exchange, (ii) general conditions, changes or developments in the industries in which the Company or its subsidiaries operate or where the Company’s products or services are researched, developed, tested, manufactured, labeled, packaged, distributed or sold, (iii) changes in any applicable Laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof after the date of this Agreement,

(iv) any epidemic, pandemic or other outbreak of illness or disease or public health event (including worsening of COVID-19 or any changes, after the date hereof, in COVID-19 Measures or changes, after the date hereof, in the interpretation, implementation or enforcement thereof), (v) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including any adverse impact thereof on relationships, contractual or otherwise, with customers, lessors, suppliers, vendors, investors, lenders, partners, distributors, financing sources, contractors, officers, directors or employees of the Company and its subsidiaries, any Transaction Litigation or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company at the written request of Parent or Merger Sub, (vi) any actions expressly required under this Agreement, including to obtain any approval or authorization under applicable antitrust or competition or other Laws for the consummation of the Merger, (vii) any action taken (or not taken) by the Company or any of its subsidiaries (A) that is required to be taken (or not to be taken) by this Agreement and for which the Company shall have requested in writing Parent’s consent to permit its non-compliance and Parent shall not have granted such consent or (B) at the written request of Parent, which action taken (or not taken) is not required under the terms of this Agreement, (viii) any hurricane, cyclone, tornado, earthquake, flood, tsunami, wildfire, natural or man-made disaster, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, civil unrest, civil disobedience, national emergency or national or international political or social conditions (including, in each case, any escalation or worsening of any of the foregoing), (ix) any decline in the market price or trading volume of the Shares or the credit rating of the Company (provided that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any Effects underlying such change has resulted in, or contributed to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (i) through (viii) and (x))), and (x) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the exception in this clause (x) shall not prevent or otherwise affect a determination that any Effects underlying such failure has resulted in, or contributed to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (i) through (ix))); except in the cases of clauses (i) through (iv) and clause (viii), to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected thereby as compared with other participants of comparable size in the industries in which the Company and its subsidiaries operate (in which case solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect);
(ff) “Permitted Liens” means (i) statutory liens securing payments not yet due, (ii) such imperfections or irregularities of title, Liens, charges, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially interfere with or impair business operations at such properties as currently conducted, (iii) easements, rights of way or other similar matters or restrictions or exclusions which are matters of public record or which would be shown by a current title report or other similar report and any condition or other matter that may be shown or disclosed by a current and accurate survey or physical inspection of the real property, in each case as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially interfere with or impair business operations at such properties as currently conducted, (iv) encumbrances for current Taxes or other governmental charges not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided in accordance with GAAP, (v) pledges or deposits made in the ordinary course of business consistent with past practice to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (vi) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice for amounts that are not yet due and payable, (vii) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company and (viii) nonexclusive and nonmaterial licenses granted by the Company or any of its subsidiaries in the ordinary course consistent with past practice;

(gg) “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, Governmental Entity, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including, for the avoidance of doubt, any group of Persons;
(hh) “Personal Data” means information or data that (i) identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with an individual or household or (ii) constitutes “personal information,” “personal data,” “protected health information,” “personally identifiable information” or similar term under applicable Law;
(ii) “Privacy and Security Requirements” means all applicable (i) Laws, (ii) industry standards, and (iii) posted policies, in each case, with respect to the collection, storage, use, processing, disclosure, retention or transfer of Personal Data or the security of information and IT Systems;
(jj) “Regulatory Permit” means any and all licenses, permits, certifications, authorizations, approvals, registrations and enrollments required for the operation of the business of the Company or any of its subsidiaries that are issued or enforced by a Governmental Entity with jurisdiction over any Healthcare Laws, including investigational new drug applications, new drug applications, supplemental new drug applications, abbreviated new drug applications, biologic license applications, as defined in 21 C.F.R. § 601.2, establishment registrations, as defined in 21 C.F.R. § 207, and product listings, as defined in 21 C.F.R. § 207, all supplements or amendments thereto, and all comparable Laws;
(kk) “Sanctions Laws” means any applicable trade, economic, or financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control or the United States Department of State) or (ii) any other applicable sanctions authority;
(ll) “Security Incident” means (i) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized processing of Personal Data or other data or information collected, used, or otherwise processed by or on behalf of the Company and its subsidiaries, or (ii) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the IT Systems;
(mm) “subsidiary” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity;
(nn) “Tax Return” means all returns, reports, statements, forms, or other documents (including any attached schedules or other attachments thereto or amendments thereof) filed or required to be filed with a Governmental Entity in connection with the determination, assessment, collection or payment of any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax;
(oo) “Taxes” means all federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments in the nature of taxes imposed by any Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions;
(pp) “Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement and any other agreement or document contemplated thereby or any document or instrument delivered in connection hereunder or thereunder; and

(qq) “Willful Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such Party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. For the avoidance of doubt, a Party’s failure to consummate the Closing when required pursuant to Section 1.2 shall be a Willful Breach of this Agreement.
SECTION 9.6 Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
SECTION 9.7 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto and the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void, except that Parent and Merger Sub may assign all or any of their rights under this Agreement to any controlled Affiliate of Parent; provided that no such assignment shall relieve the assigning party of its obligations under this Agreement.
SECTION 9.8 Parties in Interest. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (a) as set forth in or contemplated by the terms and provisions of Section 6.10 [Directors’ and Officers’ Indemnification and Insurance], which shall inure to the benefit of the Persons or entities benefitting therefrom who are intended to be third-party beneficiaries thereof, (b) from and after the Effective Time, the rights of (x) the holders of Shares to receive the Per Share Merger Consideration and (y) the holders of Options and Company RSUs to receive the payments contemplated by the applicable provisions of Section 2.2 [Treatment of Company Equity Awards and Company ESPP], in each case, at the Effective Time in accordance with the terms and conditions of this Agreement and (c) the Company Related Parties’ and the Parent Related Parties’ respective limitations on liability (and other protections arising from the covenants not to sue and related provisions) set forth in Section 8.2(e) through (f) [Effect of Termination].
SECTION 9.9 Governing Law. This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).
SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by email, “.pdf,” or other electronic transmission, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign)) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
SECTION 9.12 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach. The Parties hereby further acknowledge and agree that prior to the Closing, each Party shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement (for the avoidance of doubt, including Section 6.4 [Further Action; Efforts]) by the other Parties and to cause such other Parties to consummate the transactions contemplated hereby (for the avoidance of doubt, including to effect the Closing in accordance with Section 1.2 [Closing]), on the terms and subject to the conditions in this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
SECTION 9.13 Jurisdiction. Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America. To the extent any Party brings an Action, suit or proceeding to specifically enforce the performance of the terms and provisions of this Agreement (other than an action to specifically enforce any provision that expressly survives the termination of this Agreement), the End Date shall automatically be extended to (a) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (b) such other time period established by the court presiding over such Action, suit of proceeding.
SECTION 9.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

SECTION 9.15 Interpretation. When reference is made in this Agreement to an Article, Exhibit, Schedule or Section, such reference shall be to an Article, Exhibit, Schedule or Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall mean “and/or”. With respect to the determination of any period of time, “from” means “from and including”. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to “dollars” or “$” are to United States of America dollars. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) if any action (other than any action described in Section 6.4) must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; and (iv) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date, and if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. References to the date hereof shall mean the date of this Agreement. As used herein, the term “made available” means any document or other information that was (a) provided in writing by one Party or its Representatives to the other Party and its Representatives as of 6:00 a.m. New York City time on the date hereof, (b) included in the virtual data room of a Party as of 6:00 a.m. New York City time on the date hereof, or (c) filed by a Party with the SEC and publicly available on EDGAR at least one (1) day prior to the date hereof. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Entity, to any Person succeeding to its functions and capacities. It is agreed that a breach of this Agreement by Merger Sub will be deemed to be a breach of this Agreement by Parent. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
SECTION 9.16 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as Parties hereto and, pursuant to, and in accordance with the terms of, the Confidentiality Agreement, and no other Parent Related Party (other than, for the avoidance of doubt, the other Parent Related Parties party to the Confidentiality Agreement, pursuant to, and in accordance with the terms thereof) shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim against the Parties to this Agreement (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Merger or the other transactions contemplated by this Agreement or in respect of any oral representations made or alleged to be made in connection herewith.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
COMPANY:
KARUNA THERAPEUTICS, INC.

By:	/s/ William Meury
Name: William Meury
Title: Chief Executive Officer
[Signature Page—Merger Agreement]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PARENT:
BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ David V. Elkins
Name: David V. Elkins
Title: Executive Vice President and Chief Finacial Officer

MERGER SUB:
MIRAMAR MERGER SUB INC.

By:	/s/ Konstantina Katcheves
Name: Konstantina Katcheves
Title: President and Chief Executive Officer
[Signature Page—Merger Agreement]

EXHIBIT A
CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION
AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KARUNA THERAPEUTICS, INC.
ARTICLE ONE
The name of the corporation is Karuna Therapeutics, Inc. (hereinafter called the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).
ARTICLE FOUR
The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of $0.01 per share.
ARTICLE FIVE
The directors of the Corporation shall have the power to adopt, amend or repeal Bylaws, except as may be otherwise be provided in the Bylaws.
ARTICLE SIX
The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE SEVEN
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Any amendment, repeal or modification of this ARTICLE SEVEN by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this ARTICLE SEVEN.
ARTICLE EIGHT
The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.
* * * *

Annex B
200 West Street | New York, NY 10282-2198
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PERSONAL AND CONFIDENTIAL
December 22, 2023
Board of Directors
Karuna Therapeutics, Inc.
99 High Street, Floor 26
Boston, Massachusetts 02110
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Bristol-Myers Squibb Company (“BMS”) and its affiliates) of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Karuna Therapeutics, Inc. (the “Company”) of the $330.00 in cash per Share (the “Consideration”) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of December 22, 2023 (the “Agreement”), by and among BMS, Miramar Merger Sub Inc., a wholly owned subsidiary of BMS, and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, BMS, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner with respect to an offering of the Shares in August 2022 and March 2023. We also have provided certain financial advisory and/or underwriting services to BMS and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and/or may receive, compensation, including having acted as book runner with respect to an investment grade offering and tender offer of BMS in February 2022; acted as book runner with respect to an investment grade tender offer of BMS in March 2022; and acted as co-manager with respect to an investment grade bond offering of BMS in October 2023. We may also in the future provide financial advisory and/or underwriting services to the Company, BMS and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 2022; the Company’s Registration Statement on Form S-1, including the prospectus contained therein, dated November 18, 2019, relating to an offering of the Shares; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company and certain analyses related to the expected utilization by the Company of certain net operating loss carryforwards and tax credits, each as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial
B-1

Board of Directors
Karuna Therapeutics, Inc.
December 22, 2023

condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biotechnology industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than BMS and its affiliates) of Shares, as of the date hereof, of the Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Consideration to be paid to the holders (other than BMS and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, BMS, or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or BMS or the ability of the Company or BMS to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders (other than BMS and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.
Very truly yours,
/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)
B-2

Annex C
DELAWARE GENERAL CORPORATION LAW
Section 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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VIEW MATERIALS & VOTE

*KARUNA THERAPEUTICS, INC.*
*99 HIGH STREET, FLOOR 26*
*BOSTON, MA 02110*

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V28748-S81880 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**KARUNA THERAPEUTICS, INC.**

**The Karuna Therapeutics, Inc. board of directors unanimously recommends that you vote FOR proposals 1, 2 and 3:**

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Proxy Statement is available at www.proxyvote.com.

V28749-S81880

## KARUNA THERAPEUTICS, INC.

## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
## VIRTUAL SPECIAL MEETING OF STOCKHOLDERS
## March 12, 2024 at 9:00 a.m. Eastern Time

The stockholder(s) hereby appoint(s) Bill Meury, Mia Kelley and Jason Brown, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Karuna Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held online at 9:00 a.m., Eastern Time on March 12, 2024, and any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.**

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